AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

AMONG

AYALA PHARMACEUTICALS, INC.,

ADVAXIS ISRAEL LTD.,

AND

BIOSIGHT LTD.

DATED AS OF July 26, 2023

Table of Contents

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "***Agreement***") is made and entered into as of July 26, 2023, by and among Ayala Pharmaceuticals, Inc., a Delaware corporation ("***Parent***"), Advaxis Israel, Ltd., a company organized under the laws of the State of Israel and a wholly owned Subsidiary of Parent ("***Merger Sub***"), and Biosight, Ltd., a company organized under the laws of the State of Israel ("***Company***"). Parent, Merger Sub and Company are referred to individually as a "***Party***" and collectively as the "***Parties***". Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

WHEREAS, the Parties wish to effect a merger of Merger Sub with and into Company, with Company being the surviving entity (the "***Merger***" and, collectively with the other transactions contemplated by this Agreement, the "***Transactions***") on the terms and subject to the conditions set forth in this Agreement and in accordance with the provisions of Sections 314-327 of the Companies Law 5759-1999 of the State of Israel (together with the rules and regulations promulgated thereunder, the "***ICL***"), following which Merger Sub will cease to exist, and Company will become a wholly-owned Subsidiary of Parent;

WHEREAS, the Board of Directors of Parent has (i) unanimously determined that the Merger is fair to, and in the best interests of, Parent and its stockholders and (ii) unanimously approved, adopted and declared advisable this Agreement, the Merger, the issuance of shares of Parent Common Stock to the Company Shareholders pursuant to the terms of this Agreement (the "***Parent Stock Issuance***").

WHEREAS, the Board of Directors of Merger Sub has unanimously (i) determined that the Merger is fair to, and in the best interests of, Merger Sub and Parent, as the sole shareholder of Merger Sub, (ii) approved, adopted and declared advisable this Agreement, the Merger, and the other Transactions, and (iii) recommended adoption of this Agreement by Parent in its capacity as the sole shareholder of Merger Sub;

WHEREAS, the Board of Directors of Company has unanimously (i) determined that the Merger is advisable and fair to, and in the best interests of, Company and its shareholders, (ii) approved, adopted and declared advisable this Agreement, the Merger and the other Transactions, (iii) recommended that the Company Shareholders vote to adopt this Agreement and thereby approve the Merger and such other Transactions, and (iv) determined that, considering the financial position of the merging companies, no reasonable concern exists that the Surviving Company will be unable to fulfill its obligations to its creditors;

WHEREAS, in order to induce Parent to enter into this Agreement and to cause the Merger to be consummated, the Persons listed on Schedule A hereto are executing concurrently with the execution and delivery of this Agreement support agreements in favor of Parent in the form substantially attached hereto as Exhibit B (the "***Company Support Agreements***"); and

WHEREAS, the Parties intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Code, and to cause the Transactions, including the Merger, to qualify as a reorganization

under the provisions of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder.

NOW, THEREFORE, in consideration of the foregoing and their respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the Parties agree as follows:

SECTION 1. DESCRIPTION OF TRANSACTION

1.1 Structure of the Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the ICL, at the Effective Time, Merger Sub (as the target company (*Chevrat Ha'Ya'ad*) in the Merger) will be merged with and into Company (as the absorbing company (*HaChevra Ha'Koletet*) in the Merger), whereupon the separate existence of Merger Sub will cease, with Company surviving the Merger (Company, as the surviving entity in the Merger, sometimes being referred to herein as the "***Surviving Company***"), such that following the Merger, the Surviving Company will (a) be a wholly owned Subsidiary of Parent, (b) continue to be governed by the laws of the State of Israel, and (c) succeed to and assume all of the rights, properties and obligations of Merger Sub and Company in accordance with the ICL.

1.2 Effects of the Merger. The Merger shall have the effects set forth in the ICL and this Agreement. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, by virtue of, and simultaneously with, the Merger and without any further action on the part of Parent, Merger Sub, Company or any Company Shareholder, (a) Merger Sub shall be merged with and into Company, the separate existence of Merger Sub shall cease and Company shall continue as the Surviving Company, (b) all the properties, rights, privileges, powers and franchises of Company and Merger Sub shall vest in the Surviving Company, (c) all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Company, and (d) all the rights, privileges, immunities, powers and franchises of Company (as the Surviving Company) shall continue unaffected by the Merger in accordance with the ICL.

1.3 Closing; Effective Time. Unless this Agreement is earlier terminated pursuant to the provisions of Section 9.1, and subject to the satisfaction or waiver of the conditions set forth in Section 6, Section 7 and Section 8, the consummation of the Merger (the "***Closing***") shall take place telephonically and/or by electronic exchange of documents, as promptly as practicable (but in no event later than the second (2nd) Business Day following the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Section 6, Section 7 and Section 8, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of each of such conditions), or at such other time, date and place as Parent and Company may mutually agree in writing. The date on which the Closing actually takes place is referred to as the "***Closing Date***." As soon as practicable after the determination of the date on which the Closing is to take place, each of Company and Parent shall, and Parent shall cause Merger Sub to, in coordination with each other, deliver to the Companies Registrar of the Israeli Corporations Authority (the "***Companies Registrar***") a notice (the "***Merger Notice***") of the contemplated Merger and the proposed date on which the Companies Registrar is requested to issue a certificate evidencing the Merger in accordance with Section 323(5) of the ICL (the "***Certificate of Merger***") after notice that the Closing has

occurred is served to the Companies Registrar, which the Parties shall deliver promptly following the Closing. The Merger will become effective upon the issuance by the Companies Registrar of the Certificate of Merger in accordance with Section 323(5) of the ICL (the time at which the Merger becomes effective is referred to herein as the "***Effective Time***"). The Parties shall use reasonable best efforts to coordinate with the Companies Registrar the issuance of the Certificate of Merger as of the Closing Date. If the Certificate of Merger is not issued on the Closing Date, Parent shall provide Company with a new Certificate of Merger.

1.4 Articles of Association; Directors and Officers. At the Effective Time:

(a) the articles of association of Company, as in effect immediately prior to the Effective Time, shall be the articles of association of the Surviving Company, until such articles of association are thereafter duly changed or amended as provided therein or by applicable Legal Requirements; and

(b) the directors and officers of Merger Sub immediately prior to the Effective Time, shall be the directors and officers of the Surviving Company immediately after the Effective Time, and shall hold office in accordance with the articles of association of the Surviving Company, in each case until his or her successor is duly elected or appointed and qualified or until his earlier death, resignation or removal.

1.5 Conversion of Shares and Other Securities.

(a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, Company or the holders of any share capital or equity interests of Merger Sub or Company:

(i) any Company Share owned by any of Company's Subsidiaries, Parent, Merger Sub or by any of their respective Subsidiaries immediately prior to the Effective Time shall remain outstanding and any Company Share that is a dormant share (*'menayah redumah'*) under Israeli law immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, and, in each case, no consideration shall be delivered in exchange therefor; and

(ii) subject to Section 1.5(f) and Section 1.6, each Company Share issued and outstanding immediately prior to the Effective Time (excluding shares to be canceled pursuant to Section 1.5(a)(i)) shall by virtue of the Merger and without any action on the part of the holder thereof, be deemed to have been transferred to Company in exchange for the right to receive 1.82285 shares of Parent Common Stock (and, with respect to 102 Company Shares, in exchange for the right to receive 102 Parent Shares) (the "***Exchange Ratio***" and, such shares, the "***Merger Consideration***"), without interest; provided however, that since such Exchange Ratio has been determined on the date of this Agreement based on the respective total numbers of the issued and outstanding Company Shares and of the issued and outstanding shares of Parent Common Stock, in each case, on an as-converted but not fully diluted basis (the "***Total Company Share Number***" and the "***Total Parent Share Number***", respectively), as of the date of this Agreement, which equal 3,244,095 and 4,838,321, respectively, and then, accordingly, in the event that either the Total Company Share Number or the Total Parent Share Number, or both, shall have increased or decreased at any time prior to the Effective Time

(excluding, however, any shares of Parent Common Stock issued pursuant to this Agreement, any PIPE or other financing, or as a result of a conversion of outstanding SAFEs or other convertible debenture to which the Company or Parent is then a party provided that such are listed in Section 4.2 of Parent Disclosure Schedule or Section 4.3 of the Company Disclosure Schedule) and does no longer equal the aforesaid respective numbers (such as pursuant to the issuance of any shares, any redemption thereof, or otherwise, occurring after the date hereof and prior to the Effective Time, but in any event without derogating from any consent requirement under or other provision of this Agreement including Section 4.2 and Section 4.3 hereof), then the Exchange Ratio shall be adjusted to equal the quotient (rounded to the nearest hundredth) of (a) the Total Ayala Share Number as of immediately prior to the Effective Time, divided by 45% and multiplied by 55%, divided by (b) the Total Company Share Number as of immediately prior to the Effective Time.

As used herein, "***on an as-converted but not fully-diluted basis***" means the number of Company's Ordinary Shares (or shares of Parent Common Stock, as the case may be) issued and outstanding as of the time of the applicable calculation, treating for this purpose as outstanding the maximum number of Company's Ordinary Shares (or shares of Parent Common Stock, as the case may be) that would have been issued if all then issued and outstanding Company Shares (or shares of Parent, as the case may be) had been converted into Company's Ordinary Shares (or shares of Parent Common Stock, as the case may be) in accordance with the terms of the applicable Entity's Articles of Association or Certificate of Incorporation, as the case may be, yet without taking into account the exchange, conversion or exercise of any other equity security of such Entity that is not in fact an issued and outstanding share.

(b) At the Effective Time, each ordinary share, par value one (1) Israeli Agora (NIS 0.01) per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically and without further action converted into and become one (1) validly issued, fully paid and nonassessable ordinary share, par value one (1) Israeli Agora (NIS 0.01) per share, of the Surviving Company. Each certificate evidencing ownership of such shares of Merger Sub immediately prior to the Effective Time shall, as of the Effective Time, evidence ownership of such shares of Surviving Company.

(c) All 3(i) Company Options and 102 Company Options that shall be outstanding as of immediately prior to the Effective Time, shall be automatically and without further action cancelled and shall be of no further force and effect from the Effective Time and shall not be assumed nor converted into a right to receive any shares of Parent, Merger Sub or any other Entity, nor entitle their holders to any consideration whatsoever, in accordance with the Company's Employee Plan, the respective option agreements, and the necessary corporate resolutions by the administrator of the Company Employee Plan. Without derogating from the foregoing, two holders of Company Options, who hold together the majority of outstanding Company Options under Company Employee Plan, shall execute and deliver to Parent prior to Closing waivers of options under the Company's Employee Plan in the form attached hereto as Schedule 1.5(c).

(d) All outstanding Company Options, warrants or other rights to purchase, acquire or receive any Company Shares, which may or shall be outstanding as of immediately

prior to the Effective Time and are not otherwise covered by the provisions of Sections 1.5(c) or 1.5(d) above, shall be automatically and without further action cancelled and shall be of no further force and effect from the Effective Time and shall not be assumed nor converted into a right to receive any shares of Parent, Merger Sub or any other Entity, nor entitle their holders to any consideration whatsoever.

(e) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued, with no cash being paid for any fractional share eliminated by such rounding. Any fractional shares of Parent Common Stock a holder of Company Shares would otherwise be entitled to receive shall be aggregated together first prior to eliminating any remaining fractional share.

(f) If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares, or securities convertible or exchangeable into or exercisable for Company Shares or shares of Parent Common Stock shall occur as a result of any merger, business combination, reclassification, recapitalization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any share dividend or share distribution with a record date during such period, the Merger Consideration, the Exchange Ratio and any other similarly dependent items shall be equitably adjusted, without duplication, to reflect such change; *provided*, that nothing in this Section 1.5(f) shall be construed to permit Company or Parent to take any action with respect to its Securities that is prohibited by the terms of this Agreement.

1.6 Indemnity Escrow.

(a) From and after the Closing, until the earlier to occur: (i) the 1st anniversary of the Closing; or (ii) the delivery by the Company to the Parent of the PC Waiver (the "***Escrow Fund Release Date***"), subject to the provisions of this Section 1.6, Parent, Merger Sub and their respective Affiliates and Representatives, successors and assigns (collectively, the "***Parent Indemnified Parties***") shall be indemnified and held harmless from and against any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to the consideration paid, payable or due to the holders of the Company's issued and outstanding Series C Preferred Shares and/or outstanding warrants to purchase Series C Preferred Shares (the "***Indemnifiable Losses***").

(b) At the Closing, Parent shall deposit, or cause to be deposited, with Wilmington Trust National Association (the "***Escrow Agent***"), certificates or book entry shares representing a portion of the aggregate Merger Consideration equal to the Escrow Shares Amount, to be held in escrow pursuant to an escrow agreement, by and among Parent, the Company and the Escrow Agent, substantially in the form attached hereto as Exhibit E (the "***Escrow Agreement***").

(c) All dividends and distributions declared and paid by Parent on the Escrow Shares, if any (the "***Escrow Shares Dividends***") shall be paid by Parent to the Escrow Agent to be held on the terms and subject to the conditions of the Escrow Agreement and this Agreement. The Escrow Shares Dividends shall not be available for disbursement to Company

Shareholders unless and until such Escrow Shares Dividends are required to be released to the Exchange Agent for disbursement to the Company Shareholders in accordance with Section 1.6(c), at which point the Exchange Agent shall distribute the Escrow Shares Dividends actually released from escrow for the benefit of the Company Shareholders in accordance with their respective Pro Rata Portions as set forth in the Shareholder Listing (as defined below). The Escrow Shares Amount and the Escrow Share Dividends (are collectively referred to herein as the "***Escrow Fund***").

(d) Following the Escrow Fund Release Date, the Escrow Agent shall release the then-remaining portion of the Escrow Fund (if any) in excess of all claims for indemnification of the Parent Indemnitees in connection with Indemnifiable Losses that have been asserted prior to such date and remain pending, unresolved or resolved but undistributed to the applicable Parent Indemnitees on such date (collectively, the "***Pending Claims***"), for distribution by the Exchange Agent and issuance to the Company Shareholders in accordance with their respective Pro Rata Portions, and the Exchange Agent shall distribute and issue such portion of the Escrow Fund in certificated or book-entry form to the Company Shareholders in accordance with their respective Pro Rata Portions; provided, that each such Company Shareholder has surrendered such Company Shareholders' Company Share Certificate(s) for cancellation to the Exchange Agent (or, if applicable, an affidavit of loss or destruction in lieu thereof in accordance with Section 1.8), together with a duly executed letter of transmittal that attaches correct, complete and duly executed copies of any applicable tax forms as instructed in such letter of transmittal. Following the Escrow Fund Release Date, promptly (and in any event within five (5) Business Days) following the resolution of all Pending Claims pursuant to one or more final, non-appealable judgments from a Governmental Authority of competent jurisdiction with respect to such Pending Claims, Parent shall instruct the Escrow Agent to release the then-remaining portion of the Escrow Fund (if any) to the Exchange Agent for distribution and issuance to the Company Shareholders in accordance with the terms of this Section 1.6(c). For clarity, the Escrow Fund shall be used for indemnification of Parent Indemnitees for Indemnifiable Losses only.

(e) To the extent any Parent Indemnified Party is entitled to indemnification payments pursuant to this Section 1.6, such payments shall be satisfied from the Escrow Fund, and Parent shall be entitled to execute and deliver to the Escrow Agent a written instruction with respect to the release of the portion of the Escrow Fund equal to the amount of Indemnifiable Losses, directing the Escrow Agent to release such portion of the Escrow Fund to Parent. Any such amounts of the Escrow Fund released to Parent in accordance with this Section 1.6 shall be satisfied (i) first, from the Escrow Shares and (ii) second, if applicable, from the Escrow Shares Dividends.

(f) For the purpose of this Agreement "***PC Waiver***" shall mean a waiver executed by the holders of all issued and outstanding Series C Preferred Shares and outstanding warrants for Series C Preferred Shares of the Company in the form attached hereto as Schedule 1.6(f).

1.7 Closing of Company's Transfer Books. At the Effective Time: (a) all Company Shares issued and outstanding immediately prior to the Effective Time shall be treated in accordance with Section 1.5(a), and Section 1.6, and all holders of certificates

representing Company Shares that were issued and outstanding immediately prior to the Effective Time shall cease to have any rights as Company Shareholders; and (b) the share transfer books or ledger of Company shall be closed with respect to all Company Shares issued and outstanding immediately prior to the Effective Time. No further transfer of any such Company Shares shall be made on such share transfer books or ledger after the Effective Time. If, after the Effective Time, a valid certificate previously representing any Company Shares issued and outstanding immediately prior to the Effective Time (a "***Company Share Certificate***") is presented to the Exchange Agent or to the Surviving Company, such Company Share Certificate shall be canceled and shall be exchanged as provided in Sections 1.5 and 1.8.

1.8 Surrender of Certificates.

(a) On or prior to the Closing Date, Parent and Company shall mutually agree upon and select a reputable bank, transfer agent or trust company to act as exchange agent for the holders of Company Shares in connection with the Merger (the "***Exchange Agent***") and to receive the consideration to which holders of the Company Shares shall become entitled to pursuant to Section 1.5 and Section 1.6. At or prior to the Effective Time, Parent shall deposit with the Exchange Agent certificates or book entry shares representing the shares of Parent Common Stock issuable pursuant to Section 1.5(a), minus the Escrow Shares Amount (the "***Closing Merger Consideration Shares***"). The Closing Merger Consideration Shares, together with any dividends or distributions received by the Exchange Agent with respect to such shares, are referred to collectively as the "***Exchange Fund***."

(b) At or before the Effective Time, Company will deliver to Parent a true, complete and accurate listing of all record holders of Company Share Certificates at the Effective Time, including (i) the number and class of Company Shares held by such record holder, (ii) the number of shares of Parent Common Stock such holder is entitled to receive pursuant to Section 1.5, and (iii) such holder's Pro Rata Portion (the "***Shareholder Listing***"). Promptly (and in any event within two (2) Business Days) after the Effective Time, the Parties shall cause the Exchange Agent to mail to the Persons who were record holders of Company Share Certificates immediately prior to the Effective Time (i) a letter of transmittal in the form attached hereto as Exhibit C and (ii) instructions for effecting the surrender of the Company Share Certificates in exchange for each such holder's applicable portion of the Merger Consideration. Upon surrender of a Company Share Certificate for cancellation to the Exchange Agent, together with a duly executed letter of transmittal that attaches correct, complete and duly executed copies of any applicable tax forms as instructed in such letter of transmittal, (1) the holder of such Company Share Certificate shall be entitled to receive in exchange therefor a certificate or book entry shares representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of Section 1.5(a), all subject to Section 1.6 and Section 1.8(f); and (2) the Company Share Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.8(b), each Company Share Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive the Merger Consideration as contemplated in Section 1.5 and the right to receive a portion of the Escrow Fund as contemplated in Section 1.6. If any Company Share Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the delivery of any shares of Parent Common Stock, require the owner of such lost, stolen or destroyed Company Share Certificate to provide

an applicable affidavit with respect to such Company Share Certificate that includes an obligation of such owner to indemnify Parent on customary terms against any claim suffered by Parent related to the lost, stolen or destroyed Company Share Certificate as Parent may reasonably request, and upon Parent's receipt of such affidavit (which shall be in a form reasonably acceptable to Parent), the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Company Share Certificate the applicable Merger Consideration with respect thereto. In the event of a transfer of ownership of Company Shares that is not registered in the transfer records of the Company, the applicable Merger Consideration shall be issued to such transferee only if the Company Share Certificate formerly representing such shares is presented to the Exchange Agent, accompanied by all documents reasonably required to evidence and effect such transfer and to evidence that any and all transfer and other Taxes required by reason of the issuance and/or transfer to such transferee have been paid or are not applicable. Notwithstanding anything to the contrary in this Section 1.8(b), any consideration including 102 Parent Shares received in consideration for Company Shares issued as a result of the exercise of 102 Company Options which are held by the 102 Trustee and are subject to Tax pursuant to Section 102(b)(2) of the Ordinance (the "***102 Company Shares***"), shall be transferred to the 102 Trustee subject to the provisions of Section 102 of the Ordinance and any Tax ruling received from the ITA regarding such 102 Company Shares. The Merger Consideration and any dividends or other distributions as are payable pursuant to Section 1.8(c) shall be deemed to have been in full satisfaction of any and all rights pertaining to the Company Shares formerly represented by such Company Share Certificate.

(c) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Share Certificate with respect to the shares of Parent Common Stock that such holder has the right to receive in connection with the Merger until such holder surrenders such Company Share Certificate or an affidavit of loss or destruction in lieu thereof in accordance with this Section 1.8 (at which time such holder shall be entitled, subject to the effect of applicable abandoned property, escheat or similar Legal Requirements, to receive all such dividends and distributions, without interest).

(d) Any portion of the Exchange Fund deposited with the Exchange Agent that remains undistributed to holders of Company Share Certificates (or is not held thereby on behalf of such holder pursuant to the Option Tax Ruling filed as part of the 104(h) ruling referred to in Section 5.19(b)) as of the date that is one hundred eighty (180) days after the Closing Date shall be delivered to Parent upon demand, and any holders of Company Share Certificates who have not theretofore surrendered their Company Share Certificates in accordance with this Section 1.8 shall thereafter look only to Parent (subject to abandoned property, escheat or other similar Legal Requirements) for satisfaction of their claims for Parent Common Stock in compliance with the procedures in Section 1.8(b), without any interest thereon.

(e) Notwithstanding any other provision in this Agreement, but subject to Section 1.8(f), each of Parent (or anyone on its behalf), Merger Sub, the Surviving Company, the Paying Agent, the Exchange Agent and the Section 102 Trustee (each, a "***Payor***") shall be entitled to deduct and withhold from any consideration otherwise deliverable under this Agreement such amounts as any such Payor determines are required to be deducted or withheld

from such consideration under the Code, the Ordinance or under any other applicable Legal Requirement; *provided*, that before making any deduction or withholding pursuant to this Section 1.8(e), the Payor shall use commercially reasonable efforts to give the payee at least five (5) days' prior notice of any anticipated deduction or withholding (together with any legal basis therefor) to provide the payee sufficient opportunity to produce any Tax forms or other documentation, including an IRS Form W-9 or the appropriate IRS Form W-8, or the applicable successor form, as applicable, or take such other steps in order to avoid such deduction or withholding, and shall use commercially reasonable efforts to consult and cooperate with the payee in good faith to attempt to reduce or eliminate any amounts that would otherwise be deducted or withheld pursuant to this Section 1.8(e). To the extent any amounts are deducted or withheld pursuant to this Section 1.8(e), such amounts shall be (A) treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid and (B) remitted in accordance with the applicable Legal Requirement by the Payor to the applicable Governmental Authority. In the case of any amounts so deducted or withheld, the withholding party shall provide to the Person from which such amounts were deducted or withheld written confirmation of the amount so deducted or withheld.

(f) Without derogating from the Option Tax Ruling filed as part of the 104(h) ruling referred to in Section 5.19(b) and unless otherwise determined thereunder, in the case of any payment payable to employees of Company or its Affiliates in connection with the Merger treated as compensation in exchange for services or work performed, the parties shall cooperate to pay such amounts through Company's or its Affiliate's payroll to facilitate applicable withholding. The Parties shall enter into a paying agent agreement with the Exchange Agent or any other paying agent mutually acceptable to the Parties (the "***Paying Agent***") with respect to withholding under the Ordinance. Notwithstanding Section 1.8(e) above and anything else in this Agreement, and in accordance with the Paying Agent undertaking provided by the Paying Agent to Parent as required under Section 6.2.4.3 of the Income Tax Circular 19/2018 (Transaction for Sale of Rights in a Corporation that includes Consideration that will be transferred to the Seller at Future Dates), with respect to Israeli Taxes, any amounts or other consideration deliverable to a recipient hereunder shall be delivered to and retained by the Paying Agent for the benefit of each such recipient for a period of one hundred eighty (180) days from the Closing Date, or an earlier date required in writing by a payment recipient (the "***Withholding Drop Date***") (during which time unless requested otherwise by the ITA, no consideration shall be transferred by the Paying Agent to any recipient and no amounts for Israeli Taxes shall be withheld from the payments deliverable pursuant to this Agreement, except as provided below and during which time each recipient may obtain a Valid Tax Certificate). If a payment recipient delivers, no later than three (3) Business Days prior to the Withholding Drop Date a Valid Tax Certificate to the Paying Agent, then the deduction and withholding of any Israeli Taxes shall be made only in accordance with the provisions of such Valid Tax Certificate and the balance of the payment or other consideration that is not withheld shall be transferred to such recipient (subject to withholding on account of non-Israeli Taxes, if applicable). If any recipient (i) does not provide the Paying Agent with a Valid Tax Certificate by no later than three (3) Business Days before the Withholding Drop Date, or (ii) submits a written request to the Paying Agent to release his/her/its portion of such amounts or other consideration deliverable prior to the Withholding Drop Date and fails to submit a Valid Tax Certificate no later than three (3) Business Days before such time, then the

amount to be withheld from such recipient's portion of such amounts or other consideration deliverable shall be calculated according to the applicable withholding rate as determined by the Paying Agent, which amount shall be calculated in NIS based on the US$:NIS exchange rate known on the date the consideration is actually transferred to such recipient, and the Paying Agent will transfer to such recipient the balance of the payment or other consideration due to such recipient that is not so withheld (subject to withholding on account of non-Israeli Taxes, if applicable).

(g) Notwithstanding anything to the contrary in this Agreement, until the recipient of Parent Common Stock, or anyone on his/her/its behalf, presents to the Paying Agent a Valid Tax Certificate, or evidence satisfactory to the Paying Agent that the full applicable Tax amount with respect to such recipient, as reasonably determined by Parent and the Paying Agent, is withheld or funded, (i) certificates of Parent Common Stock shall be issued only in the name of the Paying Agent to be held in trust for the relevant recipient and delivered to such recipient in compliance with the withholding requirements under this Section 1.8 and (ii) no portion of the Parent Common Stock shall be released to such recipient.

(h) Subject to Section 1.8(f) and (g), any amount required to be withheld with respect to Parent Common Stock deliverable under the Agreement, to the extent not otherwise funded by such recipient of such stock, shall be funded through the forfeiture or sale of the portion of the shares of Parent Common Stock otherwise deliverable or payable to such recipient that is required to enable Parent and the Paying Agent to comply with applicable deduction or withholding requirements. Each Company Shareholder hereby waives, releases and absolutely and forever discharges Parent, or anyone acting on its behalf, the Exchange Agent and the Paying Agent from and against any and all claims for any Costs in connection with the forfeiture or sale of any portion of the share of Parent Common Stock otherwise deliverable or payable to such recipient in compliance with the withholding requirements under this Section 1.8. To the extent that the Paying Agent is unable, for whatever reason, to sell the applicable portion of shares of Parent Common Stock required to finance the applicable deduction or withholding requirements, then the Paying Agent shall hold all of the Parent Common Stock otherwise deliverable or payable to the applicable Company Shareholder until the earlier of: (i) the receipt of a Valid Tax Certificate or other applicable Tax documentation from such Company Shareholder fully exempting the Paying Agent from Tax withholding; or (ii) such time when the Payor is able to sell the portion of such shares otherwise deliverable or payable to such Company Shareholder that is required to enable the Paying Agent to comply with such applicable deduction or withholding requirements. Any Costs or expenses incurred in connection with such sale shall be borne by, and deducted from the payment or other consideration deliverable to, the applicable Company Shareholder.

1.9 Further Action. If, at any time after the Effective Time, any further action is determined by the Surviving Company to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Company with full right, title and possession of and to all rights and property of Company or Merger Sub, then the officers and directors of the Surviving Company shall be fully authorized, and shall use their commercially reasonable efforts (in the name of Company, in the name of Merger Sub and otherwise) to take such action.

1.10 Tax Treatment. Each party hereto intends that, for U.S. federal income tax purposes, (i) the Transactions (including the Merger) shall constitute a reorganization within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder (the "***Intended Tax Treatment***") and (ii) this Agreement shall constitute a "plan of reorganization" within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

SECTION 2. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub each hereby represent and warrant to Company as follows, except as set forth in (i) the Parent SEC Reports (excluding, in each case, any disclosures contained therein under the captions "Risk Factors" or "Forward Looking Statements" and any other disclosures contained therein relating to information, factors or risks that are predictive, cautionary or forward looking in nature) filed or furnished with the SEC on or after May 1, 2019 and at least five (5) Business Days prior to the date of this Agreement or (ii) the corresponding Section or Subsection of the written disclosure schedule delivered by Parent to Company upon or prior to the execution of this Agreement (the "***Parent Disclosure Schedule***"). The Parent Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Section 2. The disclosures in any section or subsection of the Parent Disclosure Schedule shall qualify other sections and subsections in this Section 2 to the extent it is reasonably clear from a reading of the disclosure that such disclosure is applicable to such other sections and subsections. The inclusion of any information in the Parent Disclosure Schedule (or any update thereto) shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material, has resulted in or would result in a Parent Material Adverse Effect, or is outside the Ordinary Course of Business.

2.1 Subsidiaries; Due Organization.

(a) Parent has no Subsidiaries, and Parent does not own any capital stock of, or any equity interest of any nature in, any other Entity, other than the Entities identified in Part 2.1(a) of the Parent Disclosure Schedule. Parent has not agreed nor is obligated to make, nor is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. Parent has not, at any time, been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

(b) Each of Parent and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

(c) Each of Parent and its Subsidiaries is qualified to do business as a foreign corporation or other legal entity, and is in good standing (or equivalent status, to the extent such concept exists), under the laws of all jurisdictions where the nature of its business or the character or location of properties and assets owned or leased by it requires such qualification

other than in jurisdictions where the failure to be so qualified individually or in the aggregate would not be reasonably expected to have a Parent Material Adverse Effect.

(d) Parent is the record and Beneficial Owner of all of the outstanding capital stock of Merger Sub. Merger Sub has not conducted any business prior to the date of this Agreement and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Transactions, including the Merger.

(e) Parent is not a "shell company" and has not been a "shell company" (as defined in Rule 12b-2 of the Exchange Act) for the past twelve (12) months.

2.2 Certificate of Incorporation; Bylaws; Charters and Codes of Conduct. Parent has delivered to Company accurate and complete copies of the Constituent Documents, including all currently effective amendments thereto, for Parent and each of its Subsidiaries. Part 2.2 of the Parent Disclosure Schedule lists, and Parent has delivered to Company, accurate and complete copies of (a) the charters of all committees of Parent's Board of Directors; and (b) any code of conduct or similar policy adopted by Parent or by the Board of Directors, or any committee of the Board of Directors, of Parent. Neither Parent nor any of its Subsidiaries has taken any action in breach or violation in any material respect of any of the material provisions of its Constituent Documents nor is in breach or violation in any material respect of any of the material provisions of its Constituent Documents.

2.3 Capitalization, Etc.

(a) The authorized capital stock of Parent as of the date of this Agreement consists of (i) 170,000,000 shares of Parent Common Stock, par value $0.001 per share, of which 4,838,321 shares have been issued and are outstanding as of the date of this Agreement, including, for the avoidance of doubt, issued and outstanding Parent RSUs, and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share (the "***Parent Preferred Stock***"), none of which shares have been issued and are outstanding as of the date of this Agreement. Parent does not hold any shares of its capital stock in its treasury. All of the outstanding shares of Parent Common Stock and Parent Preferred Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in Part 2.3(a) of the Parent Disclosure Schedule, none of the outstanding shares of Parent Common Stock or Parent Preferred Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right and none of the outstanding shares of Parent Common Stock or Parent Preferred Stock is subject to any right of first refusal in favor of Parent. Except as contemplated herein or as set forth in Part 2.3(a) of the Parent Disclosure Schedule, there is no Parent Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Parent Common Stock or Parent Preferred Stock. Parent is not under any obligation, nor is it bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Parent Common Stock or other Securities. Part 2.3(a) of the Parent Disclosure Schedule accurately and completely lists all repurchase rights held by Parent with respect to shares of Parent Common Stock (including shares issued pursuant to the exercise of stock options) and Parent

Preferred Stock and specifies the number of shares of Parent Common Stock and Parent Preferred Stock subject to such repurchase rights, the purchase price paid by such holder, the vesting schedule under which such repurchase rights lapse, and whether, to the Knowledge of the Company, the holder of such Parent Common Stock or Parent Preferred Stock filed an election under Section 83(b) of the Code with respect to the Parent Common Stock or Parent Preferred Stock within thirty (30) days of purchase.

(b) Except for the Parent Amended and Restated 2009 Stock Option Plan, Parent 2011 Omnibus Incentive Plan and the Parent 2015 Incentive Plan (the "***Parent Equity Plans***"), and except as set forth in Part 2.3(b) of the Parent Disclosure Schedule, Parent does not have any stock option plan or any other plan, program, agreement or arrangement providing for any equity-based compensation for any Person. Parent has reserved 81,248 shares of Parent Common Stock for issuance under the Parent Equity Plans. Of such reserved shares of Parent Common Stock, 1,920 shares have been issued pursuant to the exercise of outstanding options and the vesting of restricted stock units, options to purchase 9,815 shares have been granted and are currently outstanding (with a weighted average exercise price per share of $1,243.88), and 69,513 shares of Parent Common Stock remain available for future issuance pursuant to the Parent Equity Plans. No shares of Parent Common Stock are reserved for issuance pursuant to outstanding unsettled Parent RSUs. Pursuant to the merger between Parent and Old Ayala, Inc., Parent assumed 117,360 restricted shares, all of which are issued and outstanding, and 107,623 outstanding options (with a weighted average exercise price per share of $34.91). No other shares of capital stock or other voting securities of Parent are issued, reserved for issuance or outstanding. Part 2.3(b) of the Parent Disclosure Schedule sets forth the following information with respect to each Parent Option and Parent RSU outstanding as of the date of this Agreement (A) the name of the holder thereof; (B) the number of shares of Parent Common Stock issuable thereunder or otherwise subject thereto at the time of grant; (C) the number of shares of Parent Common Stock issuable thereunder or otherwise subject thereto as of the date of this Agreement; (D) if applicable, the exercise price; (E) the date on which such award was granted; (F) the applicable vesting schedule, including the number of vested and unvested shares; (G) the date on which such award expires; and (H) if applicable, whether such Parent Option is an "incentive stock option" (as defined in the Code) or a non-qualified stock option. Parent has made available to Company accurate and complete copies of the Parent Equity Plans and forms of all award agreements approved for use thereunder. No vesting of Parent Options will accelerate in connection with the closing of the Transactions.

(c) The outstanding Parent Options and Parent RSUs as set forth in Section 2.3(b), the warrants identified on Part 2.3(c) of the Parent Disclosure Schedule (the "***Parent Warrants***") or as otherwise set forth on Part 2.3(c) of the Parent Disclosure Schedule, there is no (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other Securities of Parent or any of its Subsidiaries; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other Securities of Parent or any of its Subsidiaries; (iii) stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which Parent or any of its Subsidiaries is or may become obligated to sell or otherwise issue any shares of its capital stock or any other Securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital

stock or other Securities of Parent or any of its Subsidiaries. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to Parent or any of its Subsidiaries. Except as expressly set forth on Part 2.3(c) of the Parent Disclosure Schedule, neither (x) the execution, delivery or performance of this Agreement by Parent, nor (y) the consummation of the Merger or any of the other Transactions, will directly or indirectly (with or without notice or lapse of time), (A) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Parent Warrant or (B) result in any right or payment due, or in the acceleration, cancelation, termination or modification of any Parent Warrant or any right of any Person thereunder.

(d) All outstanding shares of Parent Common Stock and Parent Preferred Stock, as well as all options, warrants and other Securities of Parent, have been issued and granted in material compliance with (i) all applicable securities laws and other applicable Legal Requirements and (ii) all requirements set forth in applicable Contracts. Parent has delivered to Company accurate and complete copies of all Parent Warrants.

(e) The shares of Parent Common Stock to be issued as Merger Consideration pursuant to this Agreement have been duly authorized and will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid, nonassessable and free of any Encumbrances and will not be subject to any restriction on resale under the Securities Act, other than applicable restrictions imposed by Rule 144 under the Securities Act.

2.4 Financial Statements; Parent Reports.

(a) Part 2.4(a) of the Parent Disclosure Schedule includes true and complete copies of (i) Parent's audited financial statements for the years ended October 31, 2021 and October 31, 2022 (including, in each case, balance sheets, statements of operations, stockholders' equity and statements of cash flow), (ii) the Parent Unaudited Interim Balance Sheet, and (iii) Parent's unaudited statements of operations, cash flow and shareholders' equity for the three (3) months ended March 31, 2023 (collectively, the "***Parent Financial Statements***"). The Parent Financial Statements (i) were prepared in accordance with United States generally accepted accounting principles ("***GAAP***") (except as may be indicated in the footnotes to such Parent Financial Statements and that unaudited financial statements may not have notes thereto and other presentation items that may be required by GAAP and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount) applied on a consistent basis unless otherwise noted therein throughout the periods indicated and (ii) fairly present in accordance with GAAP the consolidated financial condition and operating results of Parent and its consolidated Subsidiaries as of the dates and for the periods indicated therein.

(b) Each of Parent and its Subsidiaries maintains a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with

respect to any differences. Parent and each of its Subsidiaries maintains internal control over financial reporting that provides reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

(c) Neither Parent, nor any of its Subsidiaries is, or has any commitment to become, a party to any joint venture, off-balance sheet partnership or any similar Contract, including any structured finance, special purpose or limited purpose entity or Person, or any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K under the Securities Act), in each case, where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, Parent or any of its Subsidiaries in Parent's or any of its Subsidiaries published financial statements or any Parent SEC Reports.

(d) Since May 1, 2019, there have been no formal internal investigations regarding financial reporting or accounting policies and practices discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer or general counsel of Parent, Parent's Board of Directors or any committee thereof. Since May 1, 2019, neither Parent nor its independent auditors have identified (i) any "significant deficiency" or "material weakness" in the system of internal accounting controls utilized by Parent and its Subsidiaries, (ii) any fraud, whether or not material, that involves Parent's management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by Parent or any of its Subsidiaries or (iii) any claim or allegation regarding any of the foregoing. For purposes of this Agreements, the terms "significant deficiency" and "material weakness" shall have the meanings assigned to them in Auditing Standard No. 5 of the Public Company Accounting Oversight Board.

(e) Parent has filed or furnished, as applicable, on a timely basis (taking into account all applicable grace periods) all Parent SEC Reports. Each of the Parent SEC Reports, at the time of its filing or being furnished (or, if amended or supplemented, as of the time of such amendment or supplement), complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, and as of their respective dates (or, if amended or supplemented, as of the date of such amendment or supplement), the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved comments from the SEC staff with respect to any of the Parent SEC Reports, and, to the Knowledge of Parent, none of the Parent SEC Reports is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation.

(f) Parent has established and maintains "disclosure controls and procedures" and "internal controls over financial reporting" (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rules 13a-15 and 15d-15 under the Exchange Act. Such disclosure controls and procedures are designed and maintained to provide reasonable assurance that material information required to be disclosed by Parent in the reports and other documents that it files or furnishes pursuant to the Exchange Act is recorded and reported on a timely basis to the individuals responsible

for the preparation of the Parent's filings with the SEC and other public disclosure documents. Since May 1, 2019, neither Parent nor, to the Knowledge of Parent, its independent registered public accounting firm has identified, been made aware of or received any written notification of any (A) "significant deficiency," (B) "material weakness" (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act) or (C) fraud in the design or operation of Parent's internal controls over financial reporting or that involves management or other employees who have a significant role in the preparation of financial statements or the internal control over financial reporting utilized by Parent and its Subsidiaries.

2.5 Absence of Changes. Except as set forth on Part 2.5 of the Parent Disclosure Schedule, since the date of the Parent Unaudited Interim Balance Sheet, (a) except as contemplated by this Agreement, the business of Parent and its Subsidiaries has been conducted in all material respects in the Ordinary Course of Business, (b) there has not been any Effect which has had a Parent Material Adverse Effect, and no Effect exists or has occurred which would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or (c) there has not been any action, event or occurrence that would have required consent of Company pursuant to Section 4.2(b) had such action, event or occurrence taken place after the execution and delivery of this Agreement.

2.6 Title to Assets. Each of Parent and its Subsidiaries owns, and has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all tangible properties or assets and equipment used or held for use in its business or operations or purported to be owned by it, including (a) all assets reflected on the Parent Unaudited Interim Balance Sheet; and (b) all other assets reflected in the books and records of Parent or any of its Subsidiaries as being owned by Parent or such Subsidiary. All of said assets are owned by Parent free and clear of any Encumbrances, except for Permitted Encumbrances.

2.7 Real Property; Leasehold

(a) Neither Parent nor any of its Subsidiaries owns any real property. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) each lease, sublease, license, concession and other agreement under which Parent or its Subsidiaries lease, sublease, use or occupy the real property leased, subleased, licensed or otherwise occupied by Parent or any of its Subsidiaries, including all material amendments, modifications, extensions and guaranties relating thereto (each, an "***Parent Lease***" and such real property, the "***Parent Leased Real Property***") is a valid and binding obligation on Parent and such of its Subsidiaries party thereto and, to the Knowledge of Parent, each other party thereto and is in full force and effect and enforceable in accordance with its terms (except that (A) such enforcement may be subject to the Bankruptcy and Equity Exception and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought), (ii) there is no breach or default under any Parent Lease by Parent or any of its Subsidiaries or, to the Knowledge of Parent, any other party thereto, (iii) no event has occurred which, with notice, lapse of time or both, would constitute a default under any Parent Lease by any of Parent or its Subsidiaries and (iv) Parent or one of its Subsidiaries that is either the tenant, subtenant or licensee named under the Parent

Lease has a good and valid leasehold interest in each Parent Leased Real Property which is subject to a Parent Lease and is in possession of such Parent Leased Real Property.

(b) There are no pending or, to the Knowledge of Parent, threatened condemnation or eminent domain proceedings that affect any Parent Leased Real Property and Parent has not received any written notice of the intention of any Governmental Authority or other Person to take any Parent Leased Real Property.

2.8 Intellectual Property.

(a) Part 2.8(a) of the Parent Disclosure Schedule contains a complete and accurate list of all Parent IP Rights that are owned or purported to be owned by Parent or any of its Subsidiaries that are granted, registered or the subject of a pending application for registration with any Governmental Authority (the "***Parent Registered IP***"). All Parent Registered IP is valid, subsisting and, to the Knowledge of Parent, enforceable, and each item of Parent Registered IP has been prosecuted in good faith, and the deadlines for maintaining any granted patents and prosecuting any application to register Intellectual Property included in the Parent Registered IP up to and including the Closing Date have been satisfied, and any such deadlines occurring in the period up to and including ninety (90) days after the Closing Date have been identified on Part 2.8(a) of the Parent Disclosure Schedule. All assignments and other vesting instruments pertaining to any Parent Registered IP have been timely and properly recorded with the applicable Governmental Authority. The owner of record of each item of Parent Registered IP is the beneficial and legal owner in fact of such Parent Registered IP and the entity identified as the current assignee and owner thereof on Part 2.8(a) of the Parent Disclosure Schedule.

(b) The Parent Registered IP owned or licensed by Parent, and all other Parent Registered IP is subsisting and in full force and effect, and has not been abandoned or dedicated to the public domain or adjudged invalid or unenforceable (other than such Parent Registered IP that is denoted by a Governmental Authority as expired, lapsed or abandoned).

(c) With respect to Parent Registered IP, all duties of disclosure, candor and good faith have been complied with. With respect to the Parent Registered IP, all procedural requirements have been complied with, including inventors having been properly identified on all Parent Registered IP, and all necessary affidavits of inventorship, ownership, and other filings have been timely made, and all necessary maintenance fees and other fees timely paid to file, prosecute, obtain and maintain in effect all such rights in all material respects. Assignment documents have been validly executed and filed with relevant Governmental Authorities to the extent necessary to transfer to Parent or its Subsidiaries title to any of Parent's or its subsidiaries owned Parent Registered IP previously owned by a third party and to record such transfer. Each of Parent's or its Subsidiaries' owned patents properly identifies each and every inventor of the claims thereof as determined in accordance with the laws of the jurisdiction in which such patent was issued or such patent application is pending. The named inventors of each of Parent's or its Subsidiaries' owned patents have assigned their rights under Parent's or its Subsidiaries; owned patents to Parent or its Subsidiaries, respectively.

(d) Parent or one of its Subsidiaries is the sole and exclusive owner of all right, title and interest in and to the Parent Registered IP and owns or has a license, sublicense or otherwise possesses legally enforceable rights to use all other Parent IP Rights free and clear of all Encumbrances (other than Permitted Encumbrances). The Parent IP Rights include all of the material Intellectual Property necessary for Parent and each of its Subsidiaries to conduct their respective businesses as currently conducted. Parent and its Subsidiaries possess legally sufficient and enforceable rights pursuant to written agreements to use all Intellectual Property not solely owned by Parent or its Subsidiaries as such Intellectual Property are used in Parent's business as presently conducted or as currently contemplated by Parent to be conducted, in each case in accordance with the terms of inbound license agreements.

(e) The operation of the business of Parent and its Subsidiaries as currently conducted, and the use of any Intellectual Property in connection therewith, to the Knowledge of Parent, do not conflict with, infringe, misappropriate, or otherwise violate the Intellectual Property, of any other Person.

(f) As of the date of this Agreement, there are no Legal Proceedings pending or, to the Knowledge of Parent, threatened in writing with respect to any Parent IP Rights owned or purported to be owned by Parent and its Subsidiaries, and neither Parent nor any of its Subsidiaries is a party to any Legal Proceeding relating to any Parent IP Rights. Within the past five (5) years (or prior thereto if the same is still pending or subject to appeal or reinstatement), neither Parent nor any of its Subsidiaries has been sued or charged in writing with or been a defendant in any Legal Proceeding that involves a claim of infringement or misappropriation of any Intellectual Property. None of the Parent IP Rights that is owned or purported to be owned by Parent and its Subsidiaries is subject to any pending or outstanding injunction, order, judgment, settlement, consent order, ruling or other disposition of dispute that adversely restricts the use, transfer or registration of, or adversely affects the validity or enforceability of, any such Intellectual Property. To the knowledge of Parent, since May 1, 2019, no third party has infringed upon, misappropriated, violated, or asserted any competing claim of right to use or own any of the Parent IP Rights.

(g) No claim or action alleging infringement, misappropriation, or other violation of any third party Intellectual Property is pending or threatened against Parent, its Subsidiaries or any other person who may be entitled to be indemnified, defended, held harmless or reimbursed by Parent or its Subsidiaries with respect to such claim or action. Since May 1, 2019, neither Parent nor its Subsidiaries has received any written , charge, complaint, claim, demand or notice (whether in writing, electronic form or otherwise) from any third party alleging or threatening to allege, or other similar assertion, that the operation of the business of Parent and its Subsidiaries as conducted since May 1, 2019, and has contemplated to be conducted, has, infringed upon, misappropriated, or otherwise violated the Intellectual Property of such third party (including any invitation to license, any claim that Parent or its Subsidiaries must license, or any claim that Parent must refrain from using any Intellectual Property).

(h) No past or present director, officer or employee of Parent or any of its Subsidiaries owns (or has any claim or any right (whether or not currently exercisable) to any ownership interest in or to) any Parent IP Rights. Parent and its Subsidiaries have taken commercially reasonable steps to maintain the secrecy, confidentiality and value of all Trade

Secrets included in the Parent IP Rights. No material Trade Secret has been authorized to be disclosed, or, to the Knowledge of Parent, has been disclosed to any employees or other Person by Parent or any of its Subsidiaries, other than as subject to an agreement restricting the disclosure and use of such Trade Secret, and to the Knowledge of Parent, there is no uncured breach by any employee or other Person under any such agreement.

(i) Except as set forth in Part 2.8(f) of the Parent Disclosure Schedule, to the Knowledge of Parent, no funding, facilities or personnel of any Governmental Authority or any university, college, research institute or other educational institution has been or is being used in any material respect to create, in whole or in part, any material Parent IP Rights owned or purported to be owned by Parent or any of its Subsidiaries.

(j) Except with respect to the Contracts listed on Part 2.9(a)(xiii) of the Parent Disclosure Schedule and the Parent Standard Contracts, neither Parent nor any of its Subsidiaries is obligated under any Contract to make any payments by way of royalties, fees, or otherwise to any owner or licensor of, or other claimant to, any Parent IP Rights.

(k) No settlements, injunctions, forbearances to sue, consents, judgments, orders or similar obligations to which Parent or its Subsidiaries is party: (i) restrict the use, exploitation, assertion or enforcement of any intellectual Property anywhere in the world; (ii) restrict the conduct of the business of Parent, its Subsidiaries or any of its respective employees as presently conducted and as contemplated to be conducted; or (iii) grant third parties any material or exclusive rights (including field and territory-limited rights) under any Intellectual Property. After the Closing, no past or present director, officer, employee, consultant or independent contractor of Parent or its Subsidiaries shall own (or have any claim, or any right (whether or not currently exercisable) to any ownership interest, in or to) any Intellectual Property owned by Parent, or any other Intellectual Property.

(l) Parent and its Subsidiaries have taken reasonable steps to protect the confidentiality and value of all material Trade Secrets and other material confidential information that are owned, used or held in confidence by Parent or its Subsidiaries, including entering into licenses and contracts that require employees, licensees, contractors, and other persons with access to Trade Secrets or other confidential information to safeguard and maintain the secrecy and confidentiality of such trade Secrets. No material Trade Secret of Parent or its Subsidiaries has been authorized to be disclosed or disclosed to any third party in violation of confidentiality obligations to Parent and its Subsidiaries. No party to a nondisclosure agreement with Parent or its Subsidiaries is in material breach or default thereof.

(m) To the Knowledge of Parent, the information technology networks, computer hardware, databases, websites, computer equipment, serves, telecommunication systems, interfaces, platforms, systems software applications and other information technology or related infrastructure owned, operated, leased or used by Parent or any of its Subsidiaries, including such information technology or related infrastructure obtained or licensed from a vendor carrying out activities on behalf of Parent or any of its Subsidiaries (the "***Parent IT Systems***") are (i) lawfully owned, leased, or licensed by Parent or its Subsidiaries, and are sufficient for the conduct of their respective businesses and (ii) free of all viruses, worms, Trojan horses and other material known contaminants and do not contain any bugs, errors, or

problems of a material nature that could materially disrupt or have a material adverse impact on the operation of the Parent IT Systems. The Parent IT Systems are adequate for the operation of the businesses of Parent and its Subsidiaries as currently conducted. In the last twelve (12) months, there have been no failures, breakdowns, continued substandard performance or other adverse events affecting any such Parent IT Systems that have caused or could reasonably be expected to result in a material disruption or interruption in or to the use of such Parent IT Systems or the conduct of the businesses of Parent or any of its Subsidiaries. Parent and each of its Subsidiaries have taken commercially reasonable actions intended to protect the security and integrity of the Parent IT Systems. Neither Parent nor any of its Subsidiaries has experienced any information security incident that has compromised the integrity or availability of the Parent IT Systems, and to the Knowledge of Parent, there has been no material loss, damage, or unauthorized access, disclosure, use, or breach of security of the Parent IT Systems or any data stored therein. Parent and its Subsidiaries are not in breach of any Parent Contract relating to the Parent IT Systems. Since January 1, 2021, Parent and its Subsidiaries have not been subjected to an audit of any kind in connection with any Contract pursuant to which they use any third party system, not received any notice of intent to conduct any such audit.

2.9 Agreements, Contracts and Commitments.

(a) Except as listed in Part 2.9(a) of the Parent Disclosure Schedule, as of the date of this Agreement, neither Parent nor any of its Subsidiaries is a party to or bound by any:

(i) Parent Contract that would be required to be filed by Parent as a "material contract" pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed on a Current Report on Form 8-K that has not been filed or incorporated by reference in the Parent SEC Reports;

(ii) Parent Contract relating to any bonus, deferred compensation, severance, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;

(iii) Parent Contract relating to the employment of, or the performance of employment-related services by, any Person, including any employee, consultant or independent contractor, not terminable by Parent or its Subsidiaries on ninety (90) days' notice without liability, except to the extent general principles of wrongful termination law may limit Parent's, its Subsidiaries' or such successor's ability to terminate employees at will;

(iv) Parent Contract relating to any agreement or plan, including any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the Transactions, including the Merger (either alone or in conjunction with any other event, such as termination of employment), or the value of any of the benefits of which will be calculated on the basis of any of the Transactions;

(v) indenture, credit agreement, loan agreement, security agreement, guarantee, note, mortgage or other evidence of indebtedness, in each case providing for

indebtedness in excess of $100,000, other than indebtedness solely between or among any of Parent and any of its wholly owned Subsidiaries;

(vi) Parent Contract relating to any agreement, contract or commitment containing any covenant limiting the freedom of Parent, its Subsidiaries or the Surviving Company to engage in any line of business or compete with any Person, including, but not limited to, any non-compete or exclusivity provisions;

(vii) Parent Contract that contains a put, call, right of first refusal or first negotiation or similar right pursuant to which Parent or any of its Subsidiaries would be required to purchase or sell, as applicable, any equity interests of any Person;

(viii) material settlement agreement or similar agreement with a Governmental Authority to which Parent or any of its Subsidiaries is a party that contains material obligations or limitations on Parent's or such Subsidiary's conduct;

(ix) Parent Contract relating to any agreement, contract or commitment relating to capital expenditures and involving obligations after the date of this Agreement in excess of $100,000 and not cancelable without penalty;

(x) Parent Contract relating to any agreement, contract or commitment currently in force relating to the disposition or acquisition of material assets or any ownership interest in any Entity in excess of $100,000;

(xi) Parent Contract relating to (i) any distribution agreement (identifying any that contain exclusivity provisions); (ii) any agreement involving provision of services or products with respect to any pre-clinical or clinical development activities of Parent (iii) any dealer, distributor, joint marketing, alliance, joint venture, cooperation, development or other agreement currently in force under which Parent or its Subsidiaries has continuing obligations to develop or market any product, technology or service, or any agreement pursuant to which Parent or its Subsidiaries has continuing obligations to develop any Intellectual Property that will not be owned, in whole or in part, by Parent or such Subsidiary; or (iv) any Contract currently in force to license any third party to manufacture or produce any Parent product, service or technology or any Contract currently in force to sell, distribute or commercialize any Parent products or service, except, in each case, agreements entered in the Ordinary Course of Business;

(xii) Parent Contract with any Person, including any financial advisor, broker, finder, investment banker or other Person, providing advisory services to Parent in connection with the transactions set forth in this Agreement, including the Merger;

(xiii) Parent Contract pursuant to which any Parent IP Rights are licensed by or to Parent or any of its Subsidiaries, other than (A) "shrink wrap" or other licenses for generally commercially available software (including open source software) or hosted services, (B) customer or channel partner Parent Contracts substantially on Parent's or any of its Subsidiaries' standard forms, (C) Parent Contracts that authorizes Parent or any of its Subsidiaries to identify another Person as a customer, vendor, supplier or partner or that authorizes another Person to identify Parent or any of its Subsidiaries as a customer, vendor,

supplier or partner of such Person, (D) Parent Contracts that provide a limited, non-exclusive license to use the trademarks included in the Parent IP Rights to promote any products or services of Parent or its Subsidiaries or to otherwise provide such products or services to others, (E) Parent Contracts with Parent's or its Subsidiaries' employees or contractors substantially on Parent's or its Subsidiaries' standard forms, and (F) non-disclosure agreements (the "***Parent Standard Contracts***"); or

(xiv) other agreement, contract or commitment (i) which involves payment or receipt by Parent or its Subsidiaries under any such agreement, contract or commitment of $100,000 or more in the aggregate or obligations after the date of this Agreement in excess of $100,000 in the aggregate, or (ii) that may not be terminable with no liability or cost within ninety (90) days.

Each such Contract described in clauses (a)(i) through (a)(xiv) is referred to herein as an "***Parent Material Contract***".

(b) Parent has delivered to Company accurate and complete (except for applicable redactions thereto) copies of all Parent Material Contracts, including all amendments thereto. There are no Parent Material Contracts that are not in written form. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) neither Parent nor any of its Subsidiaries is (and, to the Knowledge of Parent, no other party is) in default under or breach of any Contract to which Parent is a party, there are no events or conditions, including with respect to any events or conditions as a result of the COVID-19 pandemic, which constitute, or, after notice or lapse of time or both, will constitute, a default on the part of Parent or any of its Subsidiaries or, to the Knowledge of Parent, any counterparty under such Parent Contract, (ii) each of the Parent Material Contracts is in full force and effect and is a valid, binding and enforceable obligation of Parent and its Subsidiaries, except (A) that such enforcement may be subject to the Bankruptcy and Equity Exception, (B) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought, and (C) to the extent that any Parent Material Contract expires in accordance with its terms, and (iii) Parent and its Subsidiaries have performed all respective material obligations required to be performed by them to date under the Parent Material Contracts to which they are a party.

2.10 Liabilities. Neither Parent nor any of its Subsidiaries has any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any kind, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in the financial statements in accordance with GAAP) (each a "***Liability***"), except for (a) Liabilities identified as such in the "liabilities" column of the Parent Unaudited Interim Balance Sheet; (b) normal and recurring current liabilities that have been incurred by Parent or its Subsidiaries since the date of the Parent Unaudited Interim Balance Sheet in the Ordinary Course of Business and which are not in excess of $100,000 in the aggregate; (c) Liabilities for performance in the Ordinary Course of Business of executory obligations of Parent or any of its Subsidiaries under Parent Contracts in accordance with their written terms (which would not include, for example, any instances of breach or indemnification or any

violation of any Legal Requirement or Order); (d) Liabilities incurred in connection with this Agreement; and (e) Liabilities listed in Part 2.10 of the Parent Disclosure Schedule.

2.11 Compliance; Permits; Restrictions.

(a) Parent and each of its Subsidiaries are, and since May 1, 2019 have been, in compliance in all material respects with all applicable Legal Requirements, including (i) the Federal Food, Drug and Cosmetic Act ("***FDCA***"); (ii) the Public Health Service Act ("***PHSA***"); (iii) all federal or state criminal or civil fraud and abuse Legal Requirements; (iv) any comparable state or local Legal Requirements; and (v) any applicable state licensing, disclosure and reporting requirements (all of the foregoing, collectively, "***Healthcare Laws***"). No investigation, claim, suit, proceeding, audit or other action by any Governmental Authority is pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries, nor has any Governmental Authority indicated to Parent in writing an intention to conduct the same. There is no agreement, judgment, injunction, order or decree binding upon Parent or any of its Subsidiaries which (i) has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Parent or any of its Subsidiaries, any acquisition of material property by Parent or any of its Subsidiaries or the conduct of business by Parent or any of its Subsidiaries as currently conducted, (ii) may have an adverse effect on Parent's ability to comply with or perform any covenant or obligation under this Agreement, or (iii) may have the effect of preventing, delaying, making illegal or otherwise interfering with the Merger or any of the Transactions.

(b) Parent and its Subsidiaries hold all required Governmental Authorizations which are material to the operation of the business of Parent (the "***Parent Permits***") as currently conducted. Part 2.11(b) of the Parent Disclosure Schedule identifies each Parent Permit, including the holder of the Parent Permit, the name of the Parent Permit, and the date of expiration. Each of Parent and its Subsidiaries is in material compliance with the terms of the Parent Permits and the Parent Permits are in full force and effect. All fees and charges with respect to the Parent Permits, as of the date hereof, have been paid in full, and all filing, reporting, record keeping, and maintenance obligations required under the applicable Parent Permits and Healthcare Laws have been completely and timely satisfied. All such reports, records, and filings were complete and accurate in all material respects, or were subsequently updated, changed, corrected, or modified. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the Knowledge of Parent, threatened, which seeks to revoke, materially limit, suspend, or materially modify any Parent Permit. The rights and benefits of each material Parent Permit will be available to the Surviving Company immediately after the Effective Time on terms substantially identical to those enjoyed by Parent and its Subsidiaries as of the date of this Agreement and immediately prior to the Effective Time. There have been no occurrences, events, or Legal Proceedings that are pending, under investigation, or to the Knowledge of Parent, threatened, nor has Parent received any written notice which has resulted in or would reasonably be expected to result in any material limitation, adverse modification, revocation, withdrawal, cancellation, lapse, integrity review, suspension, or any other adverse action against any Parent Permit.

(c) There are no proceedings pending or, to the Knowledge of Parent, threatened with respect to an alleged violation by Parent or any of its Subsidiaries of the FDCA,

PHSA, Food and Drug Administration ("***FDA***") regulations adopted thereunder, the Controlled Substance Act or any other similar Legal Requirements promulgated by the FDA or other comparable Governmental Authority responsible for regulation of the development, clinical testing, manufacturing, sale, marketing, distribution and importation or exportation of drug products ("***Drug Regulatory Agency***"). Parent has not been restrained by any Governmental Authority or other Person in its ability to conduct or have conducted the manufacturing, clinical and pre-clinical investigation, handling, shipping, packaging, labeling, storage, import, export, or distribution of its Parent Product Candidates.

(d) Parent and each of its Subsidiaries holds all required Governmental Authorizations issuable by any Drug Regulatory Agency necessary for the conduct of the business of Parent or such Subsidiary as currently conducted, and, to the extent applicable, development, clinical testing, manufacturing, marketing, distribution and importation or exportation, as currently conducted, of any of its products or product candidates (the "***Parent Product Candidates***") (collectively, the "***Parent Regulatory Permits***"), and no such Parent Regulatory Permit has been (i) revoked, withdrawn, suspended, cancelled or terminated or (ii) modified in any adverse manner, other than immaterial adverse modifications. Parent and each of its Subsidiaries is in compliance in all material respects with the Parent Regulatory Permits and has not received any written notice or other written communication from any Drug Regulatory Agency regarding (A) any material violation of or failure to comply materially with any term or requirement of any Parent Regulatory Permit or (B) any revocation, withdrawal, suspension, cancellation, termination or material modification of any Parent Regulatory Permit. Except for the information and files identified in Part 2.11(d) of the Parent Disclosure Schedule, Parent has made available to Company all information requested by Company in Parent's or its Subsidiaries' possession or control relating to the Parent Product Candidates and the development, clinical testing, manufacturing, importation and exportation of the Parent Product Candidates, including complete copies of the following (to the extent there are any) (x) adverse event reports; clinical study reports and material study data; inspection reports, notices of adverse findings, warning letters, filings and letters and other written correspondence to and from any Drug Regulatory Agency; and meeting minutes with any Drug Regulatory Agency; and (y) similar reports, material study data, notices, letters, filings, correspondence and meeting minutes with any other Governmental Authority.

(e) All material preclinical and clinical investigations conducted or sponsored by or on behalf of Parent or its Subsidiaries and intended to be submitted to a Governmental Authority to support a Governmental Authorization were and, if still pending, being and have been conducted in compliance in all material respects with all applicable Healthcare Laws administered or issued by the applicable Governmental Authority, including, as applicable, (i) the FDA regulations for conducting non-clinical laboratory studies contained in Title 21 part 58 of the Code of Federal Regulations, (ii) applicable FDA standards for the design, conduct, performance, monitoring, auditing, recording, analysis and reporting of clinical trials contained in Title 21 parts 50, 54, 56 and 312 of the Code of Federal Regulations and (iii) applicable federal, state and foreign Healthcare Laws restricting the use and disclosure of individually identifiable health information, including HIPAA. Neither Parent or its Subsidiaries, nor, to the Knowledge of Parent, any of third party conducting a clinical or preclinical study on their behalf, has received any written notice, correspondence or other written communication from the FDA or any other Governmental Authority or from any

institutional review board, ethics committee, or analogous review board (collectively "***IRB***") requiring or threatening the termination, suspension, delay, restriction, rejection, or material modification of any ongoing, completed, or planned clinical or pre-clinical trials conducted by, or on behalf of, Parent. The study reports, protocols, and statistical analysis plans for all such material preclinical and clinical investigations, accurately, completely, and fairly reflect the results from and plans for such studies. Parent has no Knowledge of any other studies, the results of which are inconsistent or otherwise call into question the results of the material preclinical and clinical investigations. Parent does not have any Knowledge of any material facts or circumstances related to the safety or efficacy of the Parent Product Candidates that would materially and adversely affect its ability to receive or maintain a Governmental Authorization.

(f) As of the date of this Agreement, no data generated by or on behalf of Parent or its Subsidiaries with respect to the Parent Product Candidates is the subject of any written regulatory investigation, claim, suit, proceeding, audit or other action, either pending, or to the Knowledge of Parent, threatened by any Governmental Authority relating to the truthfulness or scientific integrity of such data.

(g) Neither Parent, any of its Subsidiaries, nor, to the Knowledge of Parent, any Person providing services on their behalf, is the subject of any pending, or to the Knowledge of Parent, threatened investigation in respect of its business or the Parent Product Candidates by the FDA pursuant to its "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities" Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto or otherwise with respect to any other untrue or false statement or omission. To the Knowledge of Parent, neither Parent nor any of its Subsidiaries or Persons proving services on their behalf, has committed any acts, made any statement, or failed to make any statement, in each case in respect of its business or the Parent Product Candidates that would violate the FDA's "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities" Final Policy, and any amendments thereto. None of Parent, any of its Subsidiaries, to the Knowledge of Parent, any of their respective officers, employees or agents, or to the Knowledge of Parent, any Person providing services on Parent's or its Subsidiaries' behalf, have been debarred, disqualified, or excluded, or have been convicted of any crime or engaged in any conduct that could result in a debarment, disqualification, or exclusion (i) under 21 U.S.C. Section 335a, (ii) under 42 U.S.C. §1320a-7, (iii) with respect to federal procurement or non-procurement programs, including those produced by the U.S. General Services Administration, (iv) under 21 C.F.R. Parts 312, 511, or 812 or otherwise with respect to the receipt of investigational products, or (v) any similar applicable Legal Requirement. To the Knowledge of Parent, no debarment, ineligibility, or exclusionary claims, actions, proceedings or investigations in respect of their business or the Parent Product Candidates are pending or threatened against Parent, any of its Subsidiaries, any of their respective officers, employees or agents, or any Person providing services on behalf of Parent or its Subsidiaries.

(h) To the Knowledge of Parent, no Parent Product Candidate manufactured or distributed by or on behalf of Parent or its Subsidiaries is (i) adulterated within the meaning of 21 U.S.C. §351 (or any similar Healthcare Law), (ii) misbranded within the meaning of 21 U.S.C. §352 (or any similar Healthcare Law); or (iii) otherwise prohibited from introduction into interstate commerce under applicable Legal Requirements. As of the date of this

Agreement, neither the Parent or its Subsidiaries nor, to the Knowledge of Parent and with respect to services provided to Parent, any of their respective contractors, including, but not limited to, contract manufacturers, has received any FDA Form 483, warning letter, untitled letter, cyber letter, reprimand, regulatory letter, adverse inspectional findings, notice of integrity review or investigation, request for corrective or remedial action, deficiency notice, or other similar correspondence or written notice from the FDA or any other regulatory authority alleging or asserting material noncompliance with any applicable Healthcare Laws or Parent Permits issued to Parent or its Subsidiaries by the FDA or any other regulatory authority. No manufacturing site owned by Parent or its Subsidiaries, to the Knowledge of Parent, any of their respective contract manufacturers, is or has been subject to a shutdown or import or export prohibition imposed by FDA or another regulatory authority.

(i) No Parent Product Candidate has been or has been requested by a regulatory authority or other Person to be recalled, withdrawn, removed, suspended, seized, the subject of a corrective action, or discontinued (whether voluntarily or otherwise) (collectively "***Recall***"). Neither Parent, its Subsidiaries, nor, to the Knowledge of Parent, any regulatory authority or other Person, has sought, is seeking, or, to the Knowledge of Parent, has or is currently threatening or contemplating any Recall of any such Parent Product Candidate.

2.12 Tax Matters.

(a) Parent, Merger Sub and each of its Subsidiaries has duly timely filed all U.S. federal income Tax Returns and other material Tax Returns that they were required to file under applicable Legal Requirements (taking into account any valid applicable extension of time within which to file). All such Tax Returns are true, correct and complete in all material respects and have been prepared in material compliance with all applicable Legal Requirements. No claim has ever been made in writing by a Governmental Authority in a jurisdiction where Parent or any of its Subsidiaries does not file Tax Returns that any of them is or may be subject to taxation by that jurisdiction, which claim has not been resolved.

(b) All material Taxes due and payable by Parent or any of its Subsidiaries (whether or not shown on any Tax Return), other than Taxes that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been made in accordance with GAAP, have been timely paid in full. All material Taxes of Parent, Merger Sub and its Subsidiaries incurred but not yet due and payable (i) for periods covered by the Parent Financial Statements have been accrued and adequately disclosed on the Parent Financial Statements in accordance with GAAP and (ii) for periods not covered by the Parent Financial Statements have been accrued for on the books and records of Parent, Merger Sub or the relevant Subsidiary of Parent. Since the date of the Parent Unaudited Interim Balance Sheet, neither Parent, Merger Sub nor any of its Subsidiaries has incurred any Liability for Taxes outside the Ordinary Course of Business.

(c) Parent, Merger Sub and each of its Subsidiaries have timely (i) withheld all material Taxes required to have been withheld in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party and (ii) remitted such amounts required to be remitted to the appropriate Governmental Authority.

(d) There are no Encumbrances for Taxes upon any of the assets of Parent, Merger Sub or any of its Subsidiaries (other than Permitted Encumbrances for Taxes).

(e) No material deficiencies for Taxes with respect to Parent, Merger Sub or any of its Subsidiaries have been claimed, proposed or assessed by any Governmental Authority in writing that have not been fully resolved. There are no pending (or, based on written notice, threatened) audits, assessments or other actions for or relating to any Liability in respect of Taxes of Parent or any of its Subsidiaries. No issues relating to Taxes of Parent or any of its Subsidiaries were raised by the relevant Governmental Authority in any completed audit or examination that would reasonably be expected to result in a material amount of Taxes in a later taxable period that would not otherwise be expected to be imposed absent such audit or examination. Parent has delivered or made available to Company complete and accurate copies of all U.S. federal income Tax Returns and all other material Tax Returns of Parent and each of its Subsidiaries (and any predecessors of either) for all taxable years remaining subject to assessment under the applicable statute of limitations, and complete and accurate copies of all examination reports and statements of deficiencies assessed against or agreed to by Parent and each of its Subsidiaries (and any predecessors of either), with respect to U.S. federal income Taxes and all other material Taxes. Neither Parent nor any of its Subsidiaries (or any of their predecessors) has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency that has not expired, nor has any request been made in writing for any such extension or waiver that is currently pending.

(f) Neither Parent nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in any method of accounting, or use of an impermissible period of accounting, in either case for a taxable period (or portion thereof) ending on or prior to the Closing Date; (ii) ruling by, or written agreement with, a Governmental Authority (including any closing agreement pursuant to Section 7121 of the Code or any similar provision of Tax Legal Requirement) issued or executed prior to the Closing; (iii) installment sale or open transaction disposition made prior to the Closing; (iv) prepaid amount received prior to the Closing; (v) intercompany transaction or excess loss accounts described in the Treasury Regulations promulgated under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Legal Requirement) that existed prior to the Closing; or (vi) Section 965 of the Code.

(g) Neither Parent nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(h) Neither Parent nor any of its Subsidiaries is a party to, or bound by, or has any obligation to, any Governmental Authority or other Person any Tax allocation, Tax sharing or similar agreement (including Tax indemnity arrangements), other than commercial contracts entered into in the Ordinary Course of Business with vendors, customers and landlords.

(i) Neither Parent nor any of its Subsidiaries has ever been a member of an affiliated group filing a consolidated, combined, unitary or other group Tax Return (other than

a group the common parent of which is Parent) for U.S. federal, state, local or foreign Tax purposes. Neither Parent nor any of its Subsidiaries has any Liability for the Taxes of any Person (other than Parent and its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign Legal Requirement), as a transferee or successor, by Contract, or otherwise.

(j) Neither Parent nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code or Section 361 of the Code.

(k) Neither Parent nor any of its Subsidiaries is a partner for Tax purposes with respect to any joint venture, partnership, or, to the Knowledge of Parent, other arrangement or contract which is treated as a partnership for Tax purposes.

(l) Neither Parent nor any of its Subsidiaries has entered into any transaction identified as a "listed transaction" for purposes of Treasury Regulations Sections 1.6011-4(b).

(m) Neither Parent nor any of its Subsidiaries has taken any action, or has any knowledge of any fact or circumstance, that could reasonably be expected to prevent the Transactions, including the Merger, from qualifying for the Intended Tax Treatment.

(n) Immediately prior to the Merger, Parent will be in "control" of Merger Sub within the meaning of Section 368(c)(1) of the Code. Parent has no plan or intention to reacquire any of the Parent Common Stock issued in the Merger. Parent has no plan or intention to liquidate Company, merge Company with or into another corporation, sell or otherwise dispose of the stock of Company except for transfers of stock to corporations controlled by Parent, or cause Company to sell or otherwise dispose of any of its assets or any assets acquired from Merger Sub, except for distributions made in the Ordinary Course of Business or transfers of assets to a corporation controlled by Company. Parent does not own, nor has it owned during the past five (5) years, any shares of the stock of Company.

2.13 Employee and Labor Matters; Benefit Plans.

(a) Part 2.13(a) of the Parent Disclosure Schedule sets forth, with respect to each current employee of Parent or any of its Subsidiaries, (i) the name of such employee and the date as of which such employee was originally hired by Parent or any of its Subsidiaries, and whether the employee is on an active or inactive status, (ii) such employee's title, (iii) such employee's monthly compensation as of the date of this Agreement, including base salary, bonus and commission potential, and (iv) whether such employee is not fully available to perform work because of a qualified disability or other leave and, if applicable, the type of leave (e.g., disability, workers compensation, family or other leave protected by applicable Legal Requirements) and the anticipated date of return to full service. Other than their salary, Parent's employees are not entitled to any payment or benefit that may be reclassified as part of their determining salary for all intents and purposes, including for social contributions and severance pay. No Parent employee is entitled (whether by virtue of any law, Contract or

otherwise) to any benefits, entitlement or compensation that is not detailed in Part 2.13(a) of the Parent Disclosure Schedule.

(b) Part 2.13(b) of the Parent Disclosure Schedule sets forth a true and complete list of all present contractors of Parent who are entitled to an average monthly compensation of more than $10,000 in consideration for their services, and includes each such contractor's name, engaging entity, date of commencement, and rate of all regular compensation and benefits, bonus or any other compensation payable to such contractor. Except as set forth in Part 2.13(b) of the Parent Disclosure Schedule, all current and former contractors of Parent are (or were, as applicable) rightly classified as independent contractors and Parent has not engaged any consultants, sub-contractors, sales agents or freelancers who, according to any applicable Legal Requirement, would be entitled to the rights of an employee vis-à-vis Parent.

(c) Neither Parent nor any of its Subsidiaries is a party to, bound by, negotiating or required to negotiate any collective bargaining agreement or other agreement with a labor union or other labor organization. To the Knowledge of Parent, no employees of Parent or any of its Subsidiaries are represented by any labor union or other labor organization. To the Knowledge of Parent, there are no activities or proceedings of any labor union or other labor organization to organize any employees of Parent or any of its Subsidiaries and no demand for recognition or certification as the exclusive bargaining representative of any employees has been made by or on behalf of any labor union or other labor organization. There are no pending or, to the Knowledge of Parent, threatened, and, since May 1, 2019, there have been no, strikes, lockouts, union organization activities (including, but not limited to, union organization campaigns or requests for representation), pickets, slowdowns, stoppages, material grievances or collective labor disputes or similar activity in respect of the business of Parent or its Subsidiaries that may, individually or in the aggregate, interfere in any material respect with the respective business activities of Parent or any of its Subsidiaries. Parent and each of its Subsidiaries is not engaged in and, since May 1, 2019, have not engaged in any unfair labor practice that has resulted or could reasonably be expected to result, individually or in the aggregate, in any material liability to Parent or any of its Subsidiaries. There is no material unfair labor practice charge against Parent or any of its Subsidiaries pending or, to the Knowledge of Parent, threatened before the National Labor Relations Board or any similar Governmental Authority that could reasonably be expected to result in any material liability to Parent or any of its Subsidiaries.

(d) Parent and each of its Subsidiaries is, and, since May 1, 2019, has been, in compliance in all material respects with all applicable Legal Requirements respecting labor, employment, fair employment practices (including equal employment opportunity laws), terms and conditions of employment, classification of employees, workers' compensation, occupational safety and health, immigration, affirmative action, harassment (including sexual harassment), employee and data privacy, plant closings, wages and work and rest hours. There is no pending or, to the Knowledge of Parent, threatened charge, complaint, arbitration, audit or investigation brought by or on behalf of, or otherwise involving, any current or former employee, any Person alleged to be a current or former employee, any applicant for employment, or any class of the foregoing, or any Governmental Authority, that involve the labor or employment relations and practices of Parent or any of its Subsidiaries that could

reasonably be expected to result, individually or in the aggregate, in any material liability to Parent or any of its Subsidiaries.

(e) To the Knowledge of Parent, no senior executive or other key employee of Parent or any of its Subsidiaries is party to any confidentiality, non-competition, non-solicitation, proprietary rights or other such agreement that would materially restrict the performance of such Person's employment duties with Parent or its Subsidiaries or the ability of Parent and/or any of its Subsidiaries to conduct its or their business.

(f) Neither Parent nor any of its Subsidiaries has incurred any material liability or obligation under the Worker Adjustment and Retraining Notification Act or any similar state or local Legal Requirement that remains unsatisfied.

(g) All material payments due from Parent and any of its Subsidiaries on account of wages or other compensation, and employee health and welfare insurance and other benefits, have been timely paid as and when they have become due and owing.

(h) To the Knowledge of Parent, in the last five (5) years, no allegations of sexual harassment have been made to Parent against any individual in his or her capacity as director or an employee of Parent at a level of Senior Vice President or above

(i) Parent has delivered to Company true and complete copies of the Parent Equity Plans and form of agreement evidencing each Parent Option or Parent RSU, and has also delivered any other stock option, RSU award or other equity or equity-related award agreements to the extent there are material variations from the applicable form of agreement, specifically identifying the Person(s) to whom such material variant forms apply. With respect to Parent Options granted pursuant to the Parent Equity Plans, (i) each Parent Option intended to qualify as an "incentive stock option" under Section 422 of the Code so qualifies, (ii) each grant of a Parent Option was duly authorized no later than the date on which the grant of such Parent Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the Board of Directors of Parent (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each Parent Option grant was made in accordance with the terms of the Parent Equity Plans and all other Legal Requirements and (iv) the per share exercise price of each Parent Option was no less than the fair market value of a share of Parent Common Stock on the applicable effective date of such grant.

(j) Part 2.13(j) of the Parent Disclosure Schedule sets forth an accurate and complete list of each material Parent Benefit Plan. "***Parent Benefit Plan***" shall mean each benefit or compensation plan, program, policy, practice, contract, agreement or other arrangement, covering current or former employees, directors or independent contractors of Parent or any of its Subsidiaries, including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA, employment, consulting, retirement, pension, disability coverage, severance, termination or change in control agreements, deferred compensation, vacation, sick, stock option, stock purchase, stock appreciation rights, stock-based or other equity-based (including the Parent Equity Plans), incentive, bonus, supplemental retirement,

profit-sharing, insurance, medical, welfare, fringe or other benefits or remuneration of any kind, whether or not in writing and whether or not funded, in each case, which is sponsored, maintained or contributed to by Parent or any of its Subsidiaries, or to which Parent or any of its Subsidiaries is obligated to contribute. Neither Parent nor any of its Subsidiaries has any Liability under Title IV of ERISA by reason of being treated as a single employer with any other employer (whether or not incorporated) under Section 414 of the Code.

(k) With respect to each Parent Benefit Plan listed on Part 2.13(k) of the Parent Disclosure Schedule, Parent has made available to Company, to the extent applicable, true, correct and complete copies of (A) the Parent Benefit Plan document, including any amendments thereto, and all related trust documents, insurance contracts or other funding vehicles, (B) a written description of such Parent Benefit Plan if such plan is not set forth in a written document, (C) the most recently prepared actuarial report, (D) the most recent summary plan description together with the summary or summaries of all material modifications thereto, (E) the most recent Internal Revenue Service determination or opinion letter, (F) the two most recent annual reports (Form 5500 or 990 series and all schedules and financial statements attached thereto or any similar form under applicable Legal Requirements), and (G) all material correspondence to or from the IRS, the United States or Department of Labor or any other Governmental Authority received in the last three years with respect to any Parent Benefit Plan.

(l) Each Parent Benefit Plan (including any related trusts), other than "multiemployer plans" within the meaning of Section 3(37) of ERISA (each, a "***Multiemployer Plan***") has been, in all material respects, established, operated and administered in compliance with its terms and applicable Legal Requirements, including ERISA and the Code. Neither Parent nor any of its Subsidiaries nor, to the Knowledge of Parent, any other Person, has made any binding commitment to materially modify, change or terminate any Parent Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code, and there has been no amendment to, or written interpretation or announcement by Parent or any of its Subsidiaries regarding any Parent Benefit Plan that would materially increase the expense of maintaining such Parent Benefit Plan.

(m) Except as set forth on Part 2.13(m) of the Parent Disclosure Schedule, no Parent Benefit Plan is maintained outside the jurisdiction of the United States.

(n) Each Parent Benefit Plan intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination or opinion letter from the Internal Revenue Service or is entitled to rely upon a favorable opinion issued by the Internal Revenue Service, and to the Knowledge of Parent, there are no existing circumstances that could reasonably be expected to affect adversely the qualified status of any such Parent Benefit Plan.

(o) Neither Parent, any Parent Benefit Plan nor, to the Knowledge of Parent, any trustee, administrator or other third-party fiduciary and/or party-in-interest thereof, has engaged in any breach of fiduciary responsibility or any "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) to which Section 406 of ERISA or Section 4975 of the Code applies and which could subject Parent or any of its Affiliates to the tax or penalty on prohibited transactions imposed by Section 4975 of the Code,

which, assuming the taxable period of such transaction expired as of the date hereof, could reasonably be expected to result in a material liability to Parent or any of its Subsidiaries. Neither Parent nor any of its Subsidiaries has engaged in a transaction that would reasonably be expected to result in a material civil penalty under Sections 409 or 502(i) of ERISA.

(p) There are no pending, or to the Knowledge of Parent, threatened claims (other than routine claims for benefits) by, on behalf of or against or in connection with any Parent Benefit Plan or any trust related thereto which could reasonably be expected to result in any material liability to Parent or any of its Subsidiaries, and no audit or other proceeding by a Governmental Authority is pending, or to the Knowledge of Parent, threatened with respect to any Parent Benefit Plan.

(q) No Parent Benefit Plan is or has at any time within the past six years been covered by Title IV of ERISA or subject to Section 412 of the Code or Section 302 of ERISA, and neither Parent, any of its Subsidiaries has at any time within the past six (6) years participated in or contributed to, or is or has been obligated to contribute to, or has otherwise incurred any obligation or liability (including any contingent liability) under, any Multiemployer Plan.

(r) Except as required by applicable Legal Requirements, no Parent Benefit Plan provides retiree or post-employment medical, disability, life insurance or other welfare benefits to any Person, and none of Parent or any of its Subsidiaries has any obligation to provide such benefits.

(s) No Parent Benefit Plan is (i) a "multiple employer plan" (within the meaning of the Code or ERISA), (ii) a "multiple employer welfare arrangement" (within the meaning of Section 3(40) of ERISA), or (iii) a "funded welfare plan" within the meaning of Section 419 of the Code.

(t) Except as set forth on Part 2.13(t) of the Parent Disclosure Schedule, neither the execution and delivery of this Agreement, shareholder or other approval of this Agreement nor the consummation of the Merger could, either alone or in combination with another event, (i) entitle any employee, director, officer or independent contractor of Parent or any of its Subsidiaries to severance pay or any material increase in severance pay, (ii) accelerate the time of payment or vesting, or materially increase the amount of compensation due to any such employee, director, officer or independent contractor, (iii) directly or indirectly cause Parent to transfer or set aside any assets to fund any material benefits under any Parent Benefit Plan, (iv) otherwise give rise to any material liability under any Parent Benefit Plan, (v) limit or restrict the right to merge, materially amend, terminate or transfer the assets of any Parent Benefit Plan on or following the Effective Time, (vi) require a "gross-up," indemnification for, or payment to any individual for any taxes imposed under Section 409A Section 4999 of the Code or any other tax, or (vii) result in the payment of any amount that could, individually or in combination with any other such payment, constitute an "excess parachute payment" as defined in Section 280G(b)(1) of the Code.

2.14 Environmental Matters. Parent and each of its Subsidiaries is in material compliance with all applicable Environmental Laws, which compliance includes the possession

by Parent of all permits and other Governmental Authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof. Neither Parent nor any of its Subsidiaries has received since May 1, 2019 any written notice or other communication (in writing or otherwise), whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that Parent or any of its Subsidiaries is not in material compliance with any Environmental Law, and, to the Knowledge of Parent, there are no circumstances that may prevent or interfere with Parent's or any of its Subsidiaries' material compliance with any Environmental Law in the future. To the Knowledge of Parent (i) no current or prior owner of any property leased or controlled by Parent or any of its Subsidiaries has received since May 1, 2019 any written notice or other communication relating to property owned or leased at any time by Parent or any of its Subsidiaries, whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that such current or prior owner or Parent or any of its Subsidiaries is not in material compliance with or has violated in any material respect any Environmental Law relating to such property and (ii) neither it nor any of its Subsidiaries has any material liability under any Environmental Law.

2.15 Insurance.

(a) Each of Parent and its Subsidiaries maintains insurance coverage with reputable insurers in such amounts and covering such risks as Parent reasonably believes, based on past experience, is adequate for the businesses and operations of Parent and its Subsidiaries (taking into account the cost and availability of such insurance). Neither Parent nor any of its Subsidiaries has received any written notice of any pending or threatened cancellation (other than in connection with ordinary renewals) or material premium increase (other than premium increases in the ordinary course) with respect to any such material insurance policy, and each Subsidiary of Parent is in compliance with all conditions contained therein, except for such noncompliance as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. All such material insurance policies are in full force and effect will not be affected by, or terminated or lapse by reason of, this Agreement or the consummation of the Merger. There is no material claim pending under any of Parent's insurance policies as to which coverage has been denied by the underwriters of such policies.

(b) Parent has delivered to Company accurate and complete copies of the existing policies (primary and excess) of directors' and officers' liability insurance maintained by Parent and each of its Subsidiaries as of the date of this Agreement (the "***Existing Parent D&O Policies***"). Part 2.15(b) of the Parent Disclosure Schedule accurately sets forth the most recent annual premiums paid by Parent and each of its Subsidiaries with respect to the Existing Parent D&O Policies.

2.16 Legal Proceedings; Orders.

(a) There are no Legal Proceedings pending or, to the Knowledge of Parent, threatened in writing against Parent or any of its Subsidiaries.

(b) Neither Parent nor any of its Subsidiaries is a party to or subject to the provisions of any Order specifically imposed upon Parent or any of its Subsidiaries.

2.17 Authority; Binding Nature of Agreement.

(a) Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, and all other agreements and documents contemplated hereby to which it is a party and to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Board of Directors or the shareholders of each of Parent and Merger Sub are necessary for it to authorize this Agreement or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming due authorization, execution and delivery by the other Parties, is a legal, valid and binding obligation of Parent and Merger Sub, enforceable against the Parent in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) The Board of Directors of Parent, at a meeting duly called and held, has (i) determined that this Agreement and the Transactions, including the Parent Stock Issuance are fair to and in the best interests of Parent and its stockholders and (ii) approved, adopted and declared advisable this Agreement and the Transactions (including the Parent Stock Issuance)

2.18 Takeover Statutes.

(a) Parent has taken all action necessary to exempt or exclude this Agreement and the Transactions, including the Merger, from: (i) the restrictions on business combinations set forth in Section 2 of the Israeli Anti-Trust Law-1988; and (ii) any other similar antitakeover law, statute or regulation enacted under Legal Requirements in the United States (including the DGCL) (each, a "***Takeover Statute***"). Accordingly, no Takeover Statute applies to this Agreement or the Transactions, including the Merger, with respect to Parent.

(b) Parent is not party to a rights agreement, "poison pill" or similar agreement or plan.

2.19 Non-Contravention; Consents. Subject to compliance with the HSR Act and any Foreign Competition Law and the filing of the Certificate of Merger in accordance with the ICL, neither (x) the execution, delivery or performance of this Agreement by Parent, nor (y) the consummation of the Merger or any of the other Transactions, will directly or indirectly (with or without notice or lapse of time):

(a) contravene, conflict with or result in a violation of (i) any of the provisions of the Constituent Documents of Parent or any of its Subsidiaries, or (ii) any resolution adopted by the stockholders, the Board of Directors or any committee of the Board of Directors of Parent;

(b) contravene, conflict with or result in a material violation of, or give any Governmental Authority or other Person the right to challenge the Merger or any of the other Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Parent or its Subsidiaries, or any of the assets owned or used by Parent or its Subsidiaries, is subject;

(c) contravene, conflict with or result in a material violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Parent or its Subsidiaries or that otherwise relates to the business of Parent or its Subsidiaries or to any of the assets owned or used by Parent or its Subsidiaries;

(d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Parent Contract, or give any Person the right to (i) declare a default or exercise any remedy under any Parent Contract; (ii) a rebate, chargeback, penalty or change in delivery schedule under any such Parent Contract; (iii) accelerate the maturity or performance of any Parent Contract; or (iv) cancel, terminate or modify any term of any Parent Contract, except, in the case of any Parent Material Contract, any non-material breach, default, penalty or modification and, in the case of all other Parent Contracts, any breach, default, penalty or modification that would not result in a Parent Material Adverse Effect or default;

(e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by Parent or its Subsidiaries (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of Parent); or

(f) result in, or increase the likelihood of, the transfer of any material asset of Parent or its Subsidiaries to any Person.

Except (i) for any Consent set forth on Part 2.19 of the Parent Disclosure Schedule under any Parent Contract, (ii) the filing of the Certificate of Merger in accordance with the ICL, (iii) any required filings under the HSR Act and any Foreign Competition Law and (iv) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, neither Parent nor any of its Subsidiaries was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or (y) the consummation of the Transactions, including the Merger.

2.20 Bank Accounts; Receivables.

(a) Part 2.20(a) of the Parent Disclosure Schedule provides accurate information with respect to each account maintained by or for the benefit of Parent or any of its Subsidiaries at any bank or other financial institution, including the name of the bank or financial institution, the account number, the balance as of March 31, 2023 and the names of all individuals authorized to draw on or make withdrawals from such accounts.

(b) All existing accounts receivable of Parent or any of its Subsidiaries (including those accounts receivable reflected on the Parent Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since the date of the Parent Unaudited Interim Balance Sheet and have not yet been collected) (i) represent valid obligations of customers of Parent or any of its Subsidiaries arising from bona fide transactions entered into in the Ordinary Course of Business, and (ii) are current and are

expected to be collected in full when due, without any counterclaim or set off, net of applicable reserves for bad debts on the Parent Unaudited Interim Balance Sheet.

2.21 Brokers and Finders. No Person other than the Parent Financial Advisor is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by any Party in connection with the Transactions, including the Merger, based upon arrangements made by or on behalf of the Board of Directors of Parent (or any committee thereof), Parent or any of its Subsidiaries (including Merger Sub). Parent has made available to Company a true, correct and complete copy of each agreement between Parent or any of its Subsidiaries and the Parent Financial Advisor relating to the Transactions.

2.22 TID US Business. As of the date of this Agreement, to the Knowledge of Parent, none of Parent, any of its Subsidiaries, or any of its Affiliates (a) produce, design, test, manufacture, fabricate or develop "critical technologies" as that term is defined in 31 C.F.R. § 800.215; (b) perform the functions as set forth in column 2 of Appendix A to 31 C.F.R. part 800 with respect to covered investment critical infrastructure; or (c) maintain or collect, directly or indirectly, "sensitive personal data" as that term is defined in 31 C.F.R. § 800.241.

2.23 CARES Act. Parent has not applied for or received loans or payments under the CARES Act, claimed any tax credits under the CARES Act or deferred the deposit or payment of any payroll Taxes pursuant to the CARES Act.

2.24 No Other Representations and Warranties. Except for the representations and warranties contained in this Section 2 neither Parent nor any other Person acting on behalf of Parent makes any other express or implied representation or warranty. In particular, and without limiting the generality of the foregoing, except for the representations and warranties contained in this Section 2, neither Parent nor any other Person makes or has made any express or implied representation or warranty to Company or any of its representatives with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to Parent, any of its Subsidiaries or their respective businesses or (b) any oral, written, video, electronic or other information presented to Company or any of its authorized representatives in the course of their due diligence investigation of Parent, the negotiation of this Agreement or the course of the Transactions (including with respect to the accuracy and completeness thereof). Neither Parent nor any other Person will have or be subject to any liability to Company or any other Person resulting from the distribution to Company, or Company's use of, any such information, including any information, documents, projections, forecasts or other material made available to Company or any of its authorized representatives in management presentations or otherwise in expectation of the Transactions, unless and to the extent any such information is included in the representations and warranties contained in this Section 2.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF COMPANY

Company represents and warrants to Parent as follows, except as set forth in the corresponding Section or Subsection of the written disclosure schedule delivered by Company to Parent (the "***Company Disclosure Schedule***"). The Company Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Section 3. The disclosures in any section or subsection of the Company Disclosure Schedule shall qualify other sections and subsections in this Section 3 to

the extent it is reasonably clear from a reading of the disclosure that such disclosure is applicable to such other sections and subsections. The inclusion of any information in the Company Disclosure Schedule (or any update thereto) shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material, has resulted in or would result in a Company Material Adverse Effect, or is outside the Ordinary Course of Business.

3.1 Subsidiaries; Due Organization.

(a) Company does not own any capital stock of, or any equity interest of any nature in, any other Entity, other than in its wholly-owned Subsidiary, Biosight Pharmaceuticals Inc., a company incorporated under the laws of the State of Delaware. Company has not agreed nor is obligated to make, nor is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. Company has not, at any time, been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

(b) Each of Company and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

(c) Each of Company and its Subsidiaries is qualified to do business as a foreign corporation or other legal entity, and is in good standing (or equivalent status, to the extent such concept exists), under the laws of all jurisdictions where the nature of its business or the character or location of properties and assets owned or leased by it requires such qualification other than in jurisdictions where the failure to be so qualified individually or in the aggregate would not be reasonably expected to have a Company Material Adverse Effect.

3.2 Articles of Association; Charters and Codes of Conduct. Company has delivered to Parent accurate and complete copies of the Constituent Documents, including all currently effective amendments thereto, for Company and each of its Subsidiaries. Part 3.2 of the Company Disclosure Schedule lists, and Company has delivered to Parent, accurate and complete copies of (a) the charters of all committees of Company's Board of Directors; and (b) any code of conduct or similar policy adopted by Company or by the Board of Directors, or any committee of the Board of Directors, of Company. Neither Company nor any of its Subsidiaries has taken any action in breach or violation in any material respect of any of the material provisions of its Constituent Documents nor is in breach or violation in any material respect of any of the material provisions of its Constituent Documents.

3.3 Capitalization, Etc.

(a) The registered share capital of Company as of the date of this Agreement consists of 8,900,000 Company Shares, par value NIS 0.01 per share, divided into 4,771,488 Company Ordinary Shares, 344,452 Ordinary A-1 shares, 40,676 Ordinary A-2 shares, 43,384

Ordinary A-3 shares, 400,000 Preferred B shares, 300,000 Preferred B-1 shares and 3,000,000 Preferred C shares, of which 877,976 Company Ordinary Shares, 210,723 Ordinary A-1 shares, 43,384 Ordinary A-3 shares, 215,420 Preferred B shares, 170,377 Preferred B-1 shares and 1,726,215 Preferred C shares are issued and outstanding as of the date of this Agreement as reflected in Part 3.3(a) of the Company Disclosure Schedule. All of the outstanding Company Shares have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in Part 3.3(a) of the Company Disclosure Schedule, none of the outstanding Company Shares is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right and none of the outstanding shares of Company is subject to any right of first refusal in favor of Company. Except as contemplated herein or as set forth in Part 3.3(a) of the Company Disclosure Schedule, there is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any Company Shares. Company is not under any obligation, nor is it bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding Company Shares or other Securities. Part 3.3(a) of the Company Disclosure Schedule accurately and completely lists all repurchase rights held by Company with respect to Company Shares (including shares issued pursuant to the exercise of stock options) and specifies the number of Company Shares subject to such repurchase rights, the purchase price paid by such holder, the vesting schedule under which such repurchase rights lapse. Part 3.3(a) of the Company Disclosure Schedule accurately and completely lists all Company Shares that are 102 Company Shares.

(b) Except for the Company Employee Plan, and except as set forth in Part 3.3(b) of the Company Disclosure Schedule, Company does not have any stock option plan or any other plan, program, agreement or arrangement providing for any equity-based compensation for any Person. Company has reserved 527,905 Company Ordinary Shares for issuance under the Company Employee Plans. Of such reserved Company Ordinary Shares, 80,510 Company Ordinary Shares have been issued pursuant to the exercise of outstanding options, options to purchase 309,407 Company Ordinary Shares have been granted and are currently outstanding (with a weighted average exercise price per share of $9.147) and 137,988 Company Ordinary Shares remain available for future issuance pursuant to the Company Employee Plan. No other shares of capital stock or other voting securities of Company are issued, reserved for issuance or outstanding. Part 3.3(b) of the Company Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of the date of this Agreement (A) the name of the holder thereof; (B) the number of Company Ordinary Shares issuable thereunder or otherwise subject thereto at the time of grant; (C) the number of Company Ordinary Shares issuable thereunder or otherwise subject thereto as of the date of this Agreement; (D) if applicable, the exercise price; (E) the date on which such award was granted; (F) the applicable vesting schedule, including the number of vested and unvested shares; (G) the date on which such award expires; (H) if applicable, whether such Company Option is an "incentive stock option" (as defined in the Code) or a non-qualified stock option; and (I) if applicable, whether each such Company Option is a 102 Company Option or 3(i) Company Option, and with respect to the 102 Company Options, if any, the date of deposit of the applicable board resolution and option agreement with the 102 Trustee. Company has made available to Parent accurate and complete copies of the Company Employee Plan and forms of

all award agreements approved for use thereunder. No vesting of Company Options will accelerate in connection with the closing of the Transactions.

(c) Except for the outstanding Company Options and the warrants of Company as set forth on Parts 3.3(a), 3.3(b) or 3.3(c) of the Company Disclosure Schedule, there is no (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other Securities of Company or any of its Subsidiaries; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other Securities of Company or any of its Subsidiaries; (iii) stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which Company or any of its Subsidiaries is or may become obligated to sell or otherwise issue any shares of its capital stock or any other Securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other Securities of Company or any of its Subsidiaries. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to Company or any of its Subsidiaries.

(d) All outstanding Company Shares, as well as all options, warrants and other Securities of Company, have been issued and granted in material compliance with (i) all applicable securities laws and other applicable Legal Requirements and (ii) all requirements set forth in applicable Contracts.

3.4 Financial Statements; Company Reports.

(a) Part 3.4(a) of the Company Disclosure Schedule includes true and complete copies of (i) Company's draft unaudited balance sheet for the year ending on December 31, 2022, and (ii) Company's draft unaudited statement of operations for the year ended December 31, 2022(collectively, the "***Company Financial Statements***"). The Company Financial Statements (i) were prepared in accordance with GAAP (except as may be indicated in the footnotes to such Company Financial Statements and that unaudited financial statements may not have notes thereto and other presentation items that may be required by GAAP and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount) applied on a consistent basis unless otherwise noted therein throughout the periods indicated and (ii) fairly present in accordance with GAAP the financial condition and operating results of Company as of the dates and for the periods indicated therein.

(b) Each of Company and its Subsidiaries maintains a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Company and each of its Subsidiaries maintains internal control over financial reporting that provides reasonable assurance regarding the reliability of financial

reporting and the preparation of financial statements for external purposes in accordance with GAAP.

(c) Since May 1, 2019, there have been no formal internal investigations regarding financial reporting or accounting policies and practices discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer or general counsel of Company, Company's Board of Directors or any committee thereof. Since May 1, 2019, neither Company nor its independent auditors have identified (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by Company and its Subsidiaries, (ii) any fraud, whether or not material, that involves Company's management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by Company or any of its Subsidiaries or (iii) any claim or allegation regarding any of the foregoing. For purposes of this Agreements, the terms "significant deficiency" and "material weakness" shall have the meanings assigned to them in Auditing Standard No. 5 of the Public Company Accounting Oversight Board.

3.5 Absence of Changes. Except as set forth on Part 3.5 of the Company Disclosure Schedule, since the date of the Company Financial Statements, (a) except as contemplated by this Agreement, the business of Company and its Subsidiaries has been conducted in all material respects in the Ordinary Course of Business, (b) there has not been any Effect which has had a Company Material Adverse Effect, and no Effect exists or has occurred which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and (c) there has not been any action, event or occurrence that would have required consent of Parent pursuant to Section 4.3(b) had such action, event or occurrence taken place after the execution and delivery of this Agreement.

3.6 Title to Assets. Each of Company and its Subsidiaries owns, and has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all tangible properties or assets and equipment used or held for use in its business or operations or purported to be owned by it, including (a) all assets reflected on the Company Financial Statements; and (b) all other assets reflected in the books and records of Company or any of its Subsidiaries as being owned by Company or such Subsidiary. All of said assets are owned by Company free and clear of any Encumbrances, except for Permitted Encumbrances.

3.7 Real Property; Leasehold

(a) Neither Company nor any of its Subsidiaries owns any real property. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each lease, sublease, license, concession and other agreement under which Company or its Subsidiaries lease, sublease, use or occupy the real property leased, subleased, licensed or otherwise occupied by Company or any of its Subsidiaries, including all material amendments, modifications, extensions and guaranties relating thereto (each, an "***Company Lease***" and such real property, the "***Company Leased Real Property***") is a valid and binding obligation on Company and such of its Subsidiaries party thereto and, to the Knowledge of Company, each other party thereto and is in full force and effect and enforceable in accordance with its terms (except that (A) such enforcement may be subject to the Bankruptcy and Equity Exception and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to

the discretion of the court before which any proceedings therefor may be brought), (ii) there is no breach or default under any Company Lease by Company or any of its Subsidiaries or, to the Knowledge of Company, any other party thereto, (iii) no event has occurred which, with notice, lapse of time or both, would constitute a default under any Company Lease by any of Company or its Subsidiaries and (iv) Company or one of its Subsidiaries that is either the tenant, subtenant or licensee named under the Company Lease has a good and valid leasehold interest in each Company Leased Real Property which is subject to a Company Lease and is in possession of such Company Leased Real Property.

(b) There are no pending or, to the Knowledge of Company, threatened condemnation or eminent domain proceedings that affect any Company Leased Real Property and Company has not received any written notice of the intention of any Governmental Authority or other Person to take any Company Leased Real Property.

3.8 Intellectual Property.

(a) Part 3.8(a) of the Company Disclosure Schedule contains a complete and accurate list of all Company IP Rights that are owned or purported to be owned by Company or any of its Subsidiaries that are registered or the subject of a pending application for registration with any Governmental Authority (the "***Company Registered IP***"). All Company Registered IP is valid, subsisting and, to the Knowledge of the Company, enforceable, and each item of Company Registered IP has been prosecuted in good faith, is in good administrative standing, and the deadlines for maintaining any registration for and prosecuting any application to register Intellectual Property included in the Company Registered IP up to and including the Closing Date have been satisfied, and any such deadlines occurring in the period up to and including ninety (90) days after the Closing Date have been identified on Part 3.8(a) of the Company Disclosure Schedule. All assignments and other vesting instruments pertaining to any Company Registered IP have been timely and properly recorded with the applicable Governmental Authority. The owner of record of each item of Company Registered IP is the beneficial and legal owner in fact of such Company Registered IP and the entity identified as the current assignee and owner thereof on Part 3.8(a) of the Company Disclosure Schedule.

(b) The Company Registered IP owned by Company, and all other Company Registered IP is subsisting and in full force and effect, and has not been abandoned or dedicated to the public domain or adjudged invalid or unenforceable (other than such Company Registered IP that is denoted by a Governmental Authority as expired, lapsed or abandoned). All Company Registered IP which has been issued, granted or registered is valid and enforceable.

(c) With respect to Company Registered IP, Company has taken reasonable steps to avoid revocation, cancellation or lapse or otherwise materially adversely affecting its enforceability, use, or priority. With respect to Company Registered IP, all duties of disclosure, candor and good faith have been complied with. With respect to the Company Registered IP, all other procedural requirements have been complied with, including inventors having been properly identified on all, all necessary affidavits of inventorship, ownership, use and continuing use and other filings have been timely made, and all necessary maintenance fees

and other fees timely paid to file, prosecute, obtain and maintain in effect all such rights in all material respects. Assignment documents have been validly executed and filed with relevant Governmental Authorities to the extent necessary to transfer to Company or its Subsidiaries title to any of Company or its subsidiaries owned Company Registered IP previously owned by a third party and to record such transfer. Each of Company's or its Subsidiaries' owned patents properly identifies each and every inventor of the claims thereof as determined in accordance with the laws of the jurisdiction in which such patent was issued or such patent application is pending. The named inventors of each of Company's or its Subsidiaries' owned patents have assigned their rights under Company's or its Subsidiaries; owned patents to Company or its Subsidiaries, respectively. All assignments to Company or its Subsidiaries of the Company Registered IP owned by Company or its subsidiaries, respectively, are valid and enforceable.

(d) Company or one of its Subsidiaries is the sole and exclusive owner of all right, title and interest in and to the Company Registered IP, and owns or has a license, sublicense or otherwise possesses legally enforceable rights to use all other Company IP Rights free and clear of all Encumbrances (other than Permitted Encumbrances). The Company IP Rights include all of the material Intellectual Property necessary for Company and each of its Subsidiaries to conduct their respective businesses as currently conducted. Company and its Subsidiaries possess legally sufficient and enforceable rights pursuant to written agreements to use all Intellectual Property not solely owned by Company or its Subsidiaries as such Intellectual Property are used in Company's business as presently conducted or as currently contemplated by Company to be conducted, in each case in accordance with the terms of inbound license agreements.

(e) The operation of the business of Company and its Subsidiaries as currently conducted, and the use of any Intellectual Property in connection therewith, do not conflict with, infringe, misappropriate, or otherwise violate the Intellectual Property, of any other Person.

(f) As of the date of this Agreement, there are no Legal Proceedings pending or, to the Knowledge of Company, threatened in writing with respect to any Company IP Rights owned or purported to be owned by Company and its Subsidiaries, and neither Company nor any of its Subsidiaries is a party to any Legal Proceeding relating to any Company IP Rights. Within the past five (5) years (or prior thereto if the same is still pending or subject to appeal or reinstatement), neither Company nor any of its Subsidiaries has been sued or charged in writing with or been a defendant in any Legal Proceeding that involves a claim of infringement or misappropriation of any Intellectual Property. None of the Company IP Rights that is owned or purported to be owned by Company and its Subsidiaries is subject to any pending or outstanding injunction, order, judgment, settlement, consent order, ruling or other disposition of dispute that adversely restricts the use, transfer or registration of, or adversely affects the validity or enforceability of, any such Intellectual Property. To the knowledge of Company, since May 1, 2019, no third party has interfered with, infringed upon, misappropriated, diluted, violated, or asserted any competing claim of right to use or own any of the Company IP Rights.

(g) The conduct of the business of Company or its Subsidiaries, as conducted since May 1, 2019, and as currently contemplated by Company to be conducted, has

not interfered with, infringed upon, misappropriated, diluted, or otherwise violated Intellectual Property of third parties. The practice and exploitation of the products, product candidates and Intellectual Property, has not interfered with, infringed upon, misappropriated, diluted or otherwise violated, the Intellectual Property of third parties. No claim or action alleging infringement, misappropriation, dilution, or other violation of any third party Intellectual Property is pending or threatened against Company, its Subsidiaries or any other person who may be entitled to be indemnified, defended, held harmless or reimbursed by Company or its Subsidiaries with respect to such claim or action. Since May 1, 2019, neither Company nor its Subsidiaries has received any written or non-written charge, complaint, claim, demand or notice (whether in writing, electronic form or otherwise) form any third party alleging or threatening to allege that the operation of the business of Company and its Subsidiaries as conducted since May 1, 2019, and has contemplated to be conducted, has interfered with, infringed upon, misappropriated, diluted or otherwise violated the Intellectual Property of such third party (including any invitation to license, any claim that Company or its Subsidiaries must license, or any claim that Company must refrain from using any Intellectual Property). There is no other assertion, threat, claim, compliant, or demand from any third party alleging that the operation of the business of Company and its Subsidiaries, or any of the products or services of Company or its Subsidiaries, has interfered with, infringed upon, misappropriated, diluted, or otherwise violated the Intellectual Property of any third party (including any invitation to license, any claim that Company or its Subsidiaries must license, or any claim that Company must refrain from using the Intellectual Property rights).

(h) No past or present director, officer or employee of Company or any of its Subsidiaries owns (or has any claim or any right (whether or not currently exercisable) to any ownership interest in or to) any Company IP Rights. Company and its Subsidiaries have taken commercially reasonable steps to maintain the secrecy, confidentiality and value of all Trade Secrets included in the Company IP Rights. No material Trade Secret has been authorized to be disclosed, or, to the Knowledge of Company, has been disclosed to any employees or other Person by Company or any of its Subsidiaries, other than as subject to an agreement restricting the disclosure and use of such Trade Secret, and to the Knowledge of Company, there is no uncured breach by any employee or other Person under any such agreement.

(i) Except as set forth in Part 3.8(f) of the Company Disclosure Schedule, to the Knowledge of Company, no funding, facilities or personnel of any Governmental Authority or any university, college, research institute or other educational institution has been or is being used in any material respect to create, in whole or in part, any material Company IP Rights owned or purported to be owned by Company or any of its Subsidiaries.

(j) No prior art and information known to Company and its Subsidiaries and material to the patentability of the Patents included in the Company Registered IP as been disclosed to the relevant Governmental Authority during the prosecution of the Patents included in the Company Registered IP in accordance with applicable Legal Requirements. Neither Company nor its Subsidiaries nor any other person, has made nay untrue statement of a material fact or fraudulent statement or omission to any applicable Governmental Authority regarding any pending or issued Patent claims included in the Company Registered IP.

(k) Neither Company nor its Subsidiaries has agreed to, nor has an obligation to pay any third party royalties or payments in connection with the sale of Company products and services.

(l) After the Closing, Company and its Subsidiaries shall continue to own or have the valid right or enforceable licenses as are sufficient to use all of the Intellectual Property and technology used by Company and its Subsidiaries to the same extent as owned, possessed, utilized and had by Company prior to the Closing. The execution of, the delivery of, the consummation of the Merger shall not result in any: (i) loss, encumbrance on, or impairment of any Intellectual Property, including a third party gaining the right to modify or terminate any of Company's Intellectual Property agreements, (ii) breach of any of Company's Intellectual Property agreements, (iii) the release, disclosure or delivery of any Intellectual Property by or to any escrow agent or other person, or (iv) grant, assignment or transfer to any other person of any license or other right or interest under, to or in any of the Intellectual Property.

(m) Except with respect to the Contracts listed in Part 3.9(a)(xii) of the Company Disclosure Schedule and the Company Standard Contracts, neither Company nor any of its Subsidiaries is obligated under any Contract to make any payments by way of royalties, fees, or otherwise to any owner or licensor of, or other claimant to, any Company IP Rights.

(n) No settlements, injunctions, forbearances to sue, consents, judgments, orders or similar obligations to which Company or its Subsidiaries is party: (i) restrict the use, exploitation, assertion or enforcement of any intellectual Property anywhere in the world; (ii) restrict the conduct of the business of Company, its Subsidiaries or any of its respective employees as presently conducted and as contemplated to be conducted; or (iii) grant third parties any material or exclusive rights (including field and territory-limited rights) under any Intellectual Property. After the Closing, no past or present director, officer, employee, consultant or independent contractor of Company or its Subsidiaries shall own (or have any claim, or any right (whether or not currently exercisable) to any ownership interest, in or to) any Intellectual Property owned by Company, or any other Intellectual Property.

(o) Company and its Subsidiaries have taken reasonable steps to protect the confidentiality and value of all material Trade Secrets and other material confidential information that are owned, used or held in confidence by Company or its Subsidiaries, including entering into licenses and contracts that require employees, licensees, contractors, and other persons with access to Trade Secrets or other confidential information to safeguard and maintain the secrecy and confidentiality of such trade Secrets. No material Trade Secret of Company or its Subsidiaries has been authorized to be disclosed or disclosed to any third party in violation of confidentiality obligations to Company and its Subsidiaries. No party to a nondisclosure agreement with Company or its Subsidiaries is in material breach or default thereof.

(p) To the Knowledge of Company, the information technology networks, computer hardware, databases, websites, computer equipment, serves, telecommunication systems, interfaces, platforms, system software applications and other information technology or related infrastructure owned, operated, leased or used by Company or any of its Subsidiaries including such information technology or related infrastructure obtained or licensed from a

vendor carrying out activities on behalf of Company or any of its Subsidiaries (the "***Company IT Systems***") (i) lawfully owned, leased, or licensed by Company or its Subsidiaries, and are sufficient for the conduct of their respective businesses and (ii) are free of all viruses, worms, Trojan horses and other material known contaminants and do not contain any bugs, errors, or problems of a material nature that could materially disrupt or have a material adverse impact on the operation of the Company IT Systems. The Company IT Systems are adequate for the operation of the businesses of Company and its Subsidiaries as currently conducted. In the last twelve (12) months, there have been no failures, breakdowns, continued substandard performance or other adverse events affecting any such Company IT Systems that have caused or could reasonably be expected to result in a material disruption or interruption in or to the use of such Company IT Systems or the conduct of the businesses of Company or any of its Subsidiaries. Company and each of its Subsidiaries have taken commercially reasonable actions intended to protect the security and integrity of the Company IT Systems. Neither Company nor any of its Subsidiaries has experienced any information security incident that has compromised the integrity or availability of the Company IT Systems, and to the Knowledge of Company, there has been no material loss, damage, or unauthorized access, disclosure, use, or breach of security of the Company IT Systems or any data stored therein.

(q) Company and its Subsidiaries are not in breach of any Company Contract relating to the Company IT Systems. Since May 1, 2019, Company and its Subsidiaries have not been subjected to an audit of any kind in connection with any Contract pursuant to which they use any third party system, not received any notice of intent to conduct any such audit.

3.9 Agreements, Contracts and Commitments.

(a) Except as listed in Part 3.9(a) of the Company Disclosure Schedule, as of the date of this Agreement, neither Company nor any of its Subsidiaries is a party to or bound by any:

(i) Company Contract relating to any bonus, deferred compensation, severance, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;

(ii) Company Contract relating to the employment of, or the performance of employment-related services by, any Person, including any employee, consultant or independent contractor, not terminable by Company or its Subsidiaries on ninety (90) days' notice without liability, except to the extent general principles of wrongful termination law may limit Company, its Subsidiaries' or such successor's ability to terminate employees at will;

(iii) Company Contract relating to any agreement or plan, including any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the Transactions, including the Merger (either alone or in conjunction with any other event, such as termination of employment), or the value of any of the benefits of which will be calculated on the basis of any of the Transactions;

(iv) indenture, credit agreement, loan agreement, security agreement, guarantee, note, mortgage or other evidence of indebtedness, in each case providing for indebtedness in excess of $100,000, other than indebtedness solely between or among any of Company and any of its wholly owned Subsidiaries;

(v) Company Contract relating to any agreement, contract or commitment containing any covenant limiting the freedom of Company, its Subsidiaries or the Surviving Company to engage in any line of business or compete with any Person, including, but not limited to, any non-compete or exclusivity provisions;

(vi) Company Contract that contains a put, call, right of first refusal or first negotiation or similar right pursuant to which Company or any of its Subsidiaries would be required to purchase or sell, as applicable, any equity interests of any Person;

(vii) material settlement agreement or similar agreement with a Governmental Authority to which Company or any of its Subsidiaries is a party that contains material obligations or limitations on Company or such Subsidiary's conduct;

(viii) Company Contract relating to any agreement, contract or commitment relating to capital expenditures and involving obligations after the date of this Agreement in excess of $100,000 and not cancelable without penalty;

(ix) Company Contract relating to any agreement, contract or commitment currently in force relating to the disposition or acquisition of material assets or any ownership interest in any Entity in excess of $100,000;

(x) Company Contract relating to (i) any distribution agreement (identifying any that contain exclusivity provisions); (ii) any agreement involving provision of services or products with respect to any pre-clinical or clinical development activities of Company (iii) any dealer, distributor, joint marketing, alliance, joint venture, cooperation, development or other agreement currently in force under which Company or its Subsidiaries has continuing obligations to develop or market any product, technology or service, or any agreement pursuant to which Company or its Subsidiaries has continuing obligations to develop any Intellectual Property that will not be owned, in whole or in part, by Company or such Subsidiary; or (iv) any Contract currently in force to license any third party to manufacture or produce any Company product, service or technology or any Contract currently in force to sell, distribute or commercialize any Company products or service, except, in each case, agreements entered in the Ordinary Course of Business;

(xi) Company Contract with any Person, including any financial advisor, broker, finder, investment banker or other Person, providing advisory services to Company in connection with the transactions set forth in this Agreement, including the Merger;

(xii) Company Contract pursuant to which any Company IP Rights are licensed by or to Company or any of its Subsidiaries, other than (A) "shrink wrap" or other licenses for generally commercially available software (including open source software) or hosted services, (B) customer or channel partner Company Contracts substantially on Company or any of its Subsidiaries' standard forms, (C) Company Contracts that authorizes Company or

any of its Subsidiaries to identify another Person as a customer, vendor, supplier or partner or that authorizes another Person to identify Company or any of its Subsidiaries as a customer, vendor, supplier or partner of such Person, (D) Company Contracts that provide a limited, non-exclusive license to use the trademarks included in the Company IP Rights to promote any products or services of Company or its Subsidiaries or to otherwise provide such products or services to others, (E) Company Contracts with Company's or its Subsidiaries' employees or contractors substantially on Company's or its Subsidiaries' standard forms, and (F) non-disclosure agreements (the "***Company Standard Contracts***"); or

(xiii) other agreement, contract or commitment (i) which involves payment or receipt by Company or its Subsidiaries under any such agreement, contract or commitment of $100,000 or more in the aggregate or obligations after the date of this Agreement in excess of $100,000 in the aggregate, or (ii) that may not be terminable with no liability or cost within ninety (90) days;

Each such Contract described in clauses (i) through (xiv) is referred to herein as an "***Company Material Contract***".

(a) Company has delivered to Parent accurate and complete (except for applicable redactions thereto) copies of all Company Material Contracts, including all amendments thereto. There are no Company Material Contracts that are not in written form. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) neither Company nor any of its Subsidiaries is (and, to the Knowledge of Company, no other party is) in default under or breach of any Contract to which Company is a party, there are no events or conditions, including with respect to any events or conditions as a result of the COVID-19 pandemic, which constitute, or, after notice or lapse of time or both, will constitute, a default on the part of Company or any of its Subsidiaries or, to the Knowledge of Company, any counterparty under such Company Contract, (ii) each of the Company Material Contracts is in full force and effect and is a valid, binding and enforceable obligation of Company and its Subsidiaries, except (A) that such enforcement may be subject to the Bankruptcy and Equity Exception, (B) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought, and (C) to the extent that any Company Material Contract expires in accordance with its terms, and (iii) Company and its Subsidiaries have performed all respective material obligations required to be performed by them to date under the Company Material Contracts to which they are a party.

3.10 Liabilities. Neither Company nor any of its Subsidiaries has any Liability, except for (a) Liabilities identified as such in the "liabilities" column of the Company Financial Statements; (b) normal and recurring current liabilities that have been incurred by Company or its Subsidiaries since the date of the Company Financial Statements in the Ordinary Course of Business and which are not in excess of $100,000 in the aggregate; (c) Liabilities for performance in the Ordinary Course of Business of executory obligations of Company or any of its Subsidiaries under Company Contracts in accordance with their written terms (which would not include, for example, any instances of breach or indemnification or any violation of

any Legal Requirement or Order); (d) Liabilities incurred in connection with this Agreement; and (e) Liabilities listed in Part 3.10 of the Company Disclosure Schedule.

3.11 Compliance; Permits; Restrictions.

(a) Company and each of its Subsidiaries are, and since May 1, 2017 have been, in compliance in all material respects with all applicable Legal Requirements, including all Healthcare Laws. No investigation, claim, suit, proceeding, audit or other action by any Governmental Authority is pending or, to the Knowledge of Company, threatened against Company or any of its Subsidiaries, nor has any Governmental Authority indicated to Company in writing an intention to conduct the same. There is no agreement, judgment, injunction, order or decree binding upon Company or any of its Subsidiaries which (i) has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Company or any of its Subsidiaries, any acquisition of material property by Company or any of its Subsidiaries or the conduct of business by Company or any of its Subsidiaries as currently conducted, (ii) may have an adverse effect on Company's ability to comply with or perform any covenant or obligation under this Agreement, or (iii) may have the effect of preventing, delaying, making illegal or otherwise interfering with the Merger or any of the Transactions.

(b) Company and its Subsidiaries hold all required Governmental Authorizations which are material to the operation of the business of Company and its Subsidiaries (the "***Company Permits***") as currently conducted. Part 3.11(b) of the Company Disclosure Schedule identifies each Company Permit, including the holder of the Company Permit, the name of the Company Permit, and the date of expiration. Each of Company and its Subsidiaries is in material compliance with the terms of the Company Permits and the Company Permits are in full force and effect. All fees and charges with respect to the Company Permits, as of the date hereof, have been paid in full, and all filing, reporting, record keeping, and maintenance obligations required under the applicable Company Permits and Healthcare Laws have been completely and timely satisfied. All such reports, records, and filings were complete and accurate in all material respects, or were subsequently updated, changed, corrected, or modified. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the Knowledge of Company, threatened, which seeks to revoke, materially limit, suspend, or materially modify any Company Permit. The rights and benefits of each material Company Permit will be available to the Surviving Company immediately after the Effective Time on terms substantially identical to those enjoyed by Company and its Subsidiaries as of the date of this Agreement and immediately prior to the Effective Time. There have been no occurrences, events, or Legal Proceedings that are pending, under investigation, or to the Knowledge of Company, threatened, nor has Company received any written notice which has resulted in or would reasonably be expected to result in any material limitation, adverse modification, revocation, withdrawal, cancellation, lapse, integrity review, suspension, or any other adverse action against any Company Permit.

(c) There are no proceedings pending or, to the Knowledge of Company, threatened with respect to an alleged violation by Company or any of its Subsidiaries of any Legal Requirements promulgated by any Drug Regulatory Agency. Company has not been restrained by any Governmental Authority or other Person in its ability to conduct or have conducted the manufacturing, clinical and pre-clinical investigation, handling, shipping,

packaging, labeling, storage, import, export, or distribution of its Company Product Candidates.

(d) Company and each of its Subsidiaries holds all required Governmental Authorizations issuable by any Drug Regulatory Agency necessary for the conduct of the business of Company or such Subsidiary as currently conducted, and, to the extent applicable, development, clinical testing, manufacturing, marketing, distribution and importation or exportation, as currently conducted, of any of its products or product candidates (the "***Company Product Candidates***") (collectively, the "***Company Regulatory Permits***"), and no such Company Regulatory Permit has been (i) revoked, withdrawn, suspended, cancelled or terminated or (ii) modified in any adverse manner, other than immaterial adverse modifications. Company and each of its Subsidiaries is in compliance in all material respects with the Company Regulatory Permits and has not received any written notice or other written communication from any Drug Regulatory Agency regarding (A) any material violation of or failure to comply materially with any term or requirement of any Company Regulatory Permit or (B) any revocation, withdrawal, suspension, cancellation, termination or material modification of any Company Regulatory Permit. Except for the information and files identified in Part 3.11(d) of the Company Disclosure Schedule, Company has made available to Parent all information requested by Company in Company's or its Subsidiaries' possession or control relating to the Company Product Candidates and the development, clinical testing, manufacturing, importation and exportation of the Company Product Candidates, including complete copies of the following (to the extent there are any) (x) adverse event reports; clinical study reports and material study data; inspection reports, notices of adverse findings, warning letters, filings and letters and other written correspondence to and from any Drug Regulatory Agency; and meeting minutes with any Drug Regulatory Agency; and (y) similar reports, material study data, notices, letters, filings, correspondence and meeting minutes with any other Governmental Authority.

(e) All material preclinical and clinical investigations conducted or sponsored by or on behalf of Company or its Subsidiaries and intended to be submitted to a Governmental Authority to support a Governmental Authorization were and if still pending are being and have been conducted in compliance in all material respects with all applicable Healthcare Laws administered or issued by the applicable Governmental Authority, including, as applicable, (i) the FDA regulations for conducting non-clinical laboratory studies contained in Title 21 part 58 of the Code of Federal Regulations, (ii) applicable FDA standards for the design, conduct, performance, monitoring, auditing, recording, analysis and reporting of clinical trials contained in Title 21 parts 50, 54, 56 and 312 of the Code of Federal Regulations and (iii) applicable federal, state and foreign Healthcare Laws restricting the use and disclosure of individually identifiable health information, including HIPAA. Neither Company or its Subsidiaries, nor, to the Knowledge of Company, any of third party conducting a clinical or preclinical study on their behalf, has received any written notice, correspondence or other written communication from the FDA or any other Governmental Authority or from IRB requiring or threatening the termination, suspension, delay, restriction, rejection, or material modification of any ongoing, completed, or planned clinical or pre-clinical trials conducted by, or on behalf of, Company. The study reports, protocols, and statistical analysis plans for all such material preclinical and clinical investigations, accurately, completely, and fairly reflect the results from and plans for such studies. Company has no Knowledge of any other studies,

the results of which are inconsistent or otherwise call into question the results of the material preclinical and clinical investigations. Company does not have any Knowledge of any material facts or circumstances related to the safety or efficacy of the Company Product Candidates that would materially and adversely affect its ability to receive or maintain a Governmental Authorization.

(f) As of the date of this Agreement, no data generated by or on behalf of Company or its Subsidiaries with respect to the Company Product Candidates is the subject of any written regulatory action, either pending, or to the Knowledge of Company, threatened by any Governmental Authority relating to the truthfulness or scientific integrity of such data.

(g) Neither Company, any of its Subsidiaries, nor, to the Knowledge of Company, any Person providing services on their behalf, is the subject of any pending, or to the Knowledge of Company, threatened investigation in respect of its business or the Company Product Candidates by the FDA pursuant to its "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities" Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto or otherwise with respect to any other untrue or false statement or omission. To the Knowledge of Company, neither Company nor any of its Subsidiaries or Persons proving services on their behalf, has committed any acts, made any statement, or failed to make any statement, in each case in respect of its business or the Company Product Candidates that would violate the FDA's "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities" Final Policy, and any amendments thereto. None of Company, any of its Subsidiaries, to the Knowledge of Company, any of their respective officers, employees or agents, or to the Knowledge of Company, any Person providing services on Company's or its Subsidiaries' behalf, have been debarred, disqualified, or excluded, or have been convicted of any crime or engaged in any conduct that could result in a debarment, disqualification, or exclusion (i) under 21 U.S.C. Section 335a, (ii) under 42 U.S.C. §1320a-7, (iii) with respect to federal procurement or non-procurement programs, including those produced by the U.S. General Services Administration, (iv) under 21 C.F.R. Parts 312, 511, or 812 or otherwise with respect to the receipt of investigational products, or (v) any similar applicable Legal Requirement. To the Knowledge of Company, no debarment, ineligibility, or exclusionary claims, actions, proceedings or investigations in respect of their business or the Company Product Candidates are pending or threatened against Company, any of its Subsidiaries, any of their respective officers, employees or agents, or any Person providing services on behalf of Company or its Subsidiaries.

(h) To the Knowledge of Company, no Company Product Candidate manufactured or distributed by or on behalf of Company or its Subsidiaries is (i) adulterated within the meaning of 21 U.S.C. §351 (or any similar Healthcare Law), (ii) misbranded within the meaning of 21 U.S.C. §352 (or any similar Healthcare Law); or (iii) otherwise prohibited from introduction into interstate commerce under applicable Legal Requirements. As of the date of this Agreement, neither the Company or its Subsidiaries nor, to the Knowledge of Company and with respect to services provided to Company, any of their respective contractors, including, but not limited to, contract manufacturers, has received any FDA Form 483, warning letter, untitled letter, cyber letter, reprimand, regulatory letter, adverse inspectional findings, notice of integrity review or investigation, request for corrective or remedial action, deficiency notice, or other similar correspondence or written notice from the

FDA or any other regulatory authority alleging or asserting material noncompliance with any applicable Healthcare Laws or Company Permits issued to Company or its Subsidiaries by the FDA or any other regulatory authority. No manufacturing site owned by Company or its Subsidiaries, to the Knowledge of Company, any of their respective contract manufacturers, is or has been subject to a shutdown or import or export prohibition imposed by FDA or another regulatory authority.

(i) No Company Product Candidate has been or has been requested by a regulatory authority or other Person to be Recalled. Neither Company, its Subsidiaries, nor, to the Knowledge of Company, any regulatory authority or other Person, has sought, is seeking, or, to the Knowledge of Company, has or is currently threatening or contemplating any Recall of any such Company Product Candidate.

3.12 Tax Matters.

(a) Company and each of its Subsidiaries has duly timely filed all Israeli income Tax Returns and other material Tax Returns that they were required to file under applicable Legal Requirements (taking into account any valid applicable extension of time within which to file). All such Tax Returns are true, correct and complete in all material respects and have been prepared in material compliance with all applicable Legal Requirements. No claim has ever been made in writing by a Governmental Authority in a jurisdiction where Company or any of its Subsidiaries does not file Tax Returns that any of them is or may be subject to taxation by that jurisdiction, which claim has not been resolved.

(b) All material Taxes due and payable by Company or any of its Subsidiaries (whether or not shown on any Tax Return), other than Taxes that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been made in accordance with GAAP, have been timely paid in full. All material Taxes of Company and its Subsidiaries incurred but not yet due and payable (i) for periods covered by the Company Financial Statements have been accrued and adequately disclosed on the Company Financial Statements in accordance with GAAP and (ii) for periods not covered by the Company Financial Statements have been accrued for on the books and records of Company or the relevant Subsidiary of Company. Since the date of the Company Financial Statements, neither Company nor any of its Subsidiaries has incurred any Liability for Taxes outside the Ordinary Course of Business.

(c) Company and each of its Subsidiaries have timely (i) withheld all material Taxes required to have been withheld in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party and (ii) remitted such amounts required to be remitted to the appropriate Governmental Authority.

(d) There are no Encumbrances for Taxes upon any of the assets of Company or any of its Subsidiaries (other than Permitted Encumbrances for Taxes).

(e) No material deficiencies for Taxes with respect to Company or any of its Subsidiaries have been claimed, proposed or assessed by any Governmental Authority in writing that have not been fully resolved. There are no pending (or, based on written notice, threatened) audits, assessments or other actions for or relating to any Liability in respect of

Taxes of Company or any of its Subsidiaries. No issues relating to Taxes of Company or any of its Subsidiaries were raised by the relevant Governmental Authority in any completed audit or examination that would reasonably be expected to result in a material amount of Taxes in a later taxable period that would not otherwise be expected to be imposed absent such audit or examination. Company has delivered or made available to Company complete and accurate copies of all Israeli income Tax Returns and all other material Tax Returns of Company and each of its Subsidiaries (and any predecessors of either) for all taxable years remaining subject to assessment under the applicable statute of limitations, and complete and accurate copies of all examination reports and statements of deficiencies assessed against or agreed to by Company and each of its Subsidiaries (and any predecessors of either), with respect to Israeli income Taxes and all other material Taxes. Neither Company nor any of its Subsidiaries (or any of their predecessors) has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency that has not expired, nor has any request been made in writing for any such extension or waiver that is currently pending.

(f) Neither Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in any method of accounting, or use of an impermissible period of accounting, in either case for a taxable period (or portion thereof) ending on or prior to the Closing Date; (ii) ruling by, or written agreement with, a Governmental Authority (including any closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local or foreign income Tax Legal Requirement) issued or executed prior to the Closing; (iii) installment sale or open transaction disposition made prior to the Closing; (iv) prepaid amount received prior to the Closing; (v) intercompany transaction or excess loss accounts described in the Treasury Regulations promulgated under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Legal Requirement) that existed prior to the Closing; or (vi) Section 965 of the Code.

(g) Neither Company nor any of its Subsidiaries are, or have ever been, a real property corporation (*Igud Mekarke'in*) within the meaning of this term under Section 1 of the Israeli Land Taxation Law (Appreciation and Acquisition), 5723-1963.

(h) Neither Company nor any of its Subsidiaries is a party to, or bound by, or has any obligation to, any Governmental Authority or other Person any Tax allocation, Tax sharing or similar agreement (including Tax indemnity arrangements), other than commercial contracts entered into in the Ordinary Course of Business with vendors, customers and landlords.

(i) Neither Company nor any of its Subsidiaries has ever been a member of an affiliated group filing a consolidated, combined, unitary or other group Tax Return (other than a group the common parent of which is Company) for U.S. federal, state, local or foreign Tax purposes. Neither Company nor any of its Subsidiaries has any Liability for the Taxes of any Person (other than Company and its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign Legal Requirement), as a transferee or successor, by Contract, or otherwise.

(j) Neither Company nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code or Section 361 of the Code.

(k) Neither Company nor any of its Subsidiaries is a partner for Tax purposes with respect to any joint venture, partnership, or, to the Knowledge of Company, other arrangement or contract which is treated as a partnership for Tax purposes.

(l) Neither Company nor any of its Subsidiaries has entered into any transaction identified as a "listed transaction" for purposes of Treasury Regulations Sections 1.6011-4(b). Neither Company nor any of its Subsidiaries participates in, or has ever participated in, engages or have ever engaged in any transaction listed in Section 131(g) of the Ordinance and the Income Tax Regulations (Reportable Tax Planning), 5767-2006 promulgated thereunder (or any comparable provision of state, local or foreign law) or is subject to reporting obligations under Sections 131D and 131E of the Ordinance or similar provisions under the Israel Value Added Tax Law of 1975.

(m) Neither Company nor any of its Subsidiaries has taken any action, or has any knowledge of any fact or circumstance, that could reasonably be expected to prevent the Transactions, including the Merger, from qualifying for the Intended Tax Treatment.

(n) Neither Company nor any of its Subsidiaries is subject to any restrictions or limitations pursuant to Part E2 of the Ordinance or pursuant to any Tax ruling made with reference to the provisions of Part E2.

(o) Company is duly registered for the purposes of Israeli value added tax and has complied in all respects with all requirements concerning value added Taxes ("**VAT**"). Company (i) has not made any exempt transactions (as defined in the Israel Value Added Tax Law of 1975) and there are no circumstances by reason of which there might not be an entitlement to full credit of all VAT chargeable or paid on inputs, supplies, and other transactions and imports made by it, (ii) has collected and timely remitted to the relevant Governmental Authority all output VAT which it is required to collect and remit under any Legal Requirement; and (iii) has not received a refund or credit for input VAT for which it is not entitled under any Legal Requirement. All the non-Israeli Subsidiaries of Company are not required to effect Israeli VAT registration.

(p) Company has never made any election to be treated or claimed any benefits as "Beneficial Enterprise" (*Mifaal Mutav*) or otherwise nor did it take any position of being a "Preferred Enterprise" (*Mifaal Muadaf*) or "Preferred Technological Enterprise" (*Mifaal Technology Muadaf*) or otherwise under the Law for Encouragement of Capital Investments, 1959.

(q) The Company Employee Plan has received a favorable determination or approval letter from, or is otherwise approved by, or deemed approved by passage of time without objection by, the ITA under the trustee capital gains route of Section 102 of the Ordinance. All 102 Company Shares and 102 Company Options which were issued under any

equity plan were and are currently in compliance with the applicable requirements of Section 102(b)(2) of the Ordinance and the written requirements and guidance of the ITA, including the filing of the necessary documents with the ITA, the grant of 102 Company Options only following the lapse of the required 30 day period from the filing of the Company Employee Plan with the ITA, the receipt of the required written consents from the option holders, the appointment of an authorized trustee to hold the 102 Company Options and 102 Company Shares, the receipt of all required Tax rulings, and the due deposit of such 102 Company Options and 102 Company Shares with the 102 Trustee pursuant to the terms of Section 102 of the Ordinance, and applicable regulations and rules and the guidance published by the ITA on July 24, 2012 and clarification dated November 6, 2012.

3.13 Employee and Labor Matters; Benefit Plans.

(a) Part 3.13(a) of the Company Disclosure Schedule sets forth, with respect to each current employee of Company or any of its Subsidiaries, (i) the name of such employee and the date as of which such employee was originally hired by Company or any of its Subsidiaries, and whether the employee is on an active or inactive status, (ii) such employee's title, (iii) such employee's monthly compensation as of the date of this Agreement, including base salary, bonus and commission potential, and (iv) whether such employee is not fully available to perform work because of a qualified disability or other leave and, if applicable, the type of leave (e.g., disability, workers compensation, family or other leave protected by applicable Legal Requirements) and the anticipated date of return to full service. Other than their salary, Company's employees are not entitled to any payment or benefit that may be reclassified as part of their determining salary for all intents and purposes, including for social contributions and severance pay. No Company employee is entitled (whether by virtue of any law, Contract or otherwise) to any benefits, entitlement or compensation that is not detailed in Part 3.13(a) of the Company Disclosure Schedule.

(b) Part 3.13(b) of the Company Disclosure Schedule sets forth a true and complete list of all present contractors of Company who were entitled to an average monthly compensation of more than $10,000 since January 1st, 2023 in consideration for their services, and includes each such contractor's name, engaging entity, date of commencement, and rate of all regular compensation and benefits, bonus or any other compensation payable to such contractor. Except as set forth in Part 3.13(b) of the Company Disclosure Schedule, all current and former contractors of Company are (or were, as applicable) rightly classified as independent contractors and Company has not engaged any consultants, sub-contractors, sales agents or freelancers who, according to any applicable Legal Requirement, would be entitled to the rights of an employee vis-à-vis Company.

(c) Neither Company nor any of its Subsidiaries is a party to, bound by, negotiating or required to negotiate any collective bargaining agreement or other agreement with a labor union or other labor organization. To the Knowledge of Company, no employees of Company or any of its Subsidiaries are represented by any labor union or other labor organization. To the Knowledge of Company, there are no activities or proceedings of any labor union or other labor organization to organize any employees of Company or any of its Subsidiaries and no demand for recognition or certification as the exclusive bargaining representative of any employees has been made by or on behalf of any labor union or other

labor organization. There are no pending or, to the Knowledge of Company, threatened, and, since May 1, 2019, there have been no, strikes, lockouts, union organization activities (including, but not limited to, union organization campaigns or requests for representation), pickets, slowdowns, stoppages, material grievances or collective labor disputes or similar activity in respect of the business of Company or its Subsidiaries that may, individually or in the aggregate, interfere in any material respect with the respective business activities of Company or any of its Subsidiaries. Company and each of its Subsidiaries is not engaged in and, since May 1, 2019, have not engaged in any unfair labor practice that has resulted or could reasonably be expected to result, individually or in the aggregate, in any material liability to Company or any of its Subsidiaries. There is no material unfair labor practice charge against Company or any of its Subsidiaries pending or, to the Knowledge of Company, threatened before the National Labor Relations Board or any similar Governmental Authority that could reasonably be expected to result in any material liability to Company or any of its Subsidiaries.

(d) Company and each of its Subsidiaries is, and, since May 1, 2019, has been, in compliance in all material respects with all applicable Legal Requirements respecting labor, employment, fair employment practices (including equal employment opportunity laws), terms and conditions of employment, classification of employees, workers' compensation, occupational safety and health, immigration, affirmative action, harassment (including sexual harassment), employee and data privacy, plant closings, wages and work and rest hours. There is no pending or, to the Knowledge of Company, threatened charge, complaint, arbitration, audit or investigation brought by or on behalf of, or otherwise involving, any current or former employee, any Person alleged to be a current or former employee, any applicant for employment, or any class of the foregoing, or any Governmental Authority, that involve the labor or employment relations and practices of Company or any of its Subsidiaries that could reasonably be expected to result, individually or in the aggregate, in any material liability to Company or any of its Subsidiaries.

(e) To the Knowledge of Company, no senior executive or other key employee of Company or any of its Subsidiaries is party to any confidentiality, non-competition, non-solicitation, proprietary rights or other such agreement that would materially restrict the performance of such Person's employment duties with Company or its Subsidiaries or the ability of Company and/or any of its Subsidiaries to conduct its or their business.

(f) Neither Company nor any of its Subsidiaries has incurred any material liability or obligation under the Worker Adjustment and Retraining Notification Act or any similar state or local Legal Requirement that remains unsatisfied.

(g) All material payments due from Company and any of its Subsidiaries on account of wages or other compensation, and employee pension, health and welfare insurance and other benefits, have been timely paid as and when they have become due and owing.

(h) To the Knowledge of Company, in the last five (5) years, no allegations of sexual harassment have been made to Company against any individual in his or her capacity as director or an employee of Company at a level of Senior Vice President or above.

(i) Company has delivered to Parent true and complete copies of the Company Employee Plan and form of agreement evidencing each Company Option, and has also delivered any other stock option or other equity or equity-related award agreements to the extent there are material variations from the applicable form of agreement, specifically identifying the Person(s) to whom such material variant forms apply. With respect to Company Options granted pursuant to the Company Employee Plan, (i) each Company Option intended to qualify as a 102 Company Option or 3(i) Company Option so qualifies, (ii) each grant of a Company Option was duly authorized no later than the date on which the grant of such Company Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the Board of Directors of Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, and (iii) each Company Option grant was made in accordance with the terms of the Company Employee Plan and all other Legal Requirements.

(j) Part 3.13(j) of the Company Disclosure Schedule sets forth an accurate and complete list of each material Company Benefit Plan. "***Company Benefit Plan***" shall mean each benefit or compensation plan, program, policy, practice, contract, agreement or other arrangement, covering current or former employees, directors or independent contractors of Company or any of its Subsidiaries, employment, consulting, retirement, pension, disability coverage, severance, termination or change in control agreements, deferred compensation, vacation, sick, stock option, stock purchase, stock appreciation rights, stock-based or other equity-based (including the Company Employee Plan), incentive, bonus, supplemental retirement, profit-sharing, insurance, medical, welfare, fringe or other benefits or remuneration of any kind, whether or not in writing and whether or not funded, in each case, which is sponsored, maintained or contributed to by Company or any of its Subsidiaries, or to which Company or any of its Subsidiaries is obligated to contribute.

(k) With respect to each Company Benefit Plan listed on Part 3.13(k) of the Company Disclosure Schedule, Company has made available to Parent, to the extent applicable, true, correct and complete copies of (A) the Company Benefit Plan document, including any amendments thereto, and all related trust documents, insurance contracts or other funding vehicles, (B) a written description of such Company Benefit Plan if such plan is not set forth in a written document, (C) the most recently prepared actuarial report, (D) the most recent summary plan description together with the summary or summaries of all material modifications thereto, (E) the most recent Internal Revenue Service determination or opinion letter, (F) the two most recent annual reports (Form 5500 or 990 series and all schedules and financial statements attached thereto or any similar form under the applicable local law), and (G) all material correspondence to or from the IRS, the United States or Department of Labor or any other Governmental Authority received in the last three years with respect to any Company Benefit Plan.

(l) There are no pending, or to the Knowledge of Company, threatened claims (other than routine claims for benefits) by, on behalf of or against or in connection with any Company Benefit Plan or any trust related thereto which could reasonably be expected to result in any material liability to Company or any of its Subsidiaries, and no audit or other

proceeding by a Governmental Authority is pending, or to the Knowledge of Company, threatened with respect to any Company Benefit Plan.

(m) Except as required by applicable Legal Requirements, no Company Benefit Plan provides retiree or post-employment medical, disability, life insurance or other welfare benefits to any Person, and none of Company or any of its Subsidiaries has any obligation to provide such benefits.

(n) Except as set forth on Part 3.13(n) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement, shareholder or other approval of this Agreement nor the consummation of the Merger could, either alone or in combination with another event, (i) entitle any employee, director, officer or independent contractor of Company or any of its Subsidiaries to severance pay or any material increase in severance pay, (ii) accelerate the time of payment or vesting, or materially increase the amount of compensation due to any such employee, director, officer or independent contractor, (iii) directly or indirectly cause Company to transfer or set aside any assets to fund any material benefits under any Company Benefit Plan, (iv) otherwise give rise to any material liability under any Company Benefit Plan.

(o) Solely with respect to Company's employees who reside or work in Israel ("***Israeli Employees***"): (i) Company does not have or is not subject to, and no Israeli Employee of Company benefits from, any extension order (*tzavei harchava*) (other than extension orders applicable to all employers in Israel); (ii) Company's obligations to provide severance pay, vacation and contributions to any Company Benefit Plan (including pension plans, managers' insurance policy, study fund and loss of earning insurance) to its Israeli Employees pursuant to applicable Legal Requirements and any other source have been fully funded or, if not required to be fully funded, are accrued on Company's financial statements; (iii) without derogating from the generality of the above, arrangement set out in Section 14 of the Israeli Severance Pay Law - 1963 (the "***Section 14 Arrangement***") applies to all Israeli Employees as of their start date of employment with Company or any of its Subsidiaries based on their entire determining salary; and (iv) Company is in compliance with all Legal Requirements and Company Contracts relating to employment, employment practices, wages, bonuses, commissions and other compensation matters and terms and conditions of employment related to its Israeli Employees, including The Advance Notice of Discharge and Resignation Law (5761 2001), The Notice to the Employee and Job Candidate Law (Employment Conditions and Candidate Screening and Selection), 5762-2002, The Prevention of Sexual Harassment Law (5758 1998), the Hours of Work and Rest Law, 1951, the Annual Leave Law, 1951, the Salary Protection Law, 1958, Law for Increased Enforcement of Labor Laws, 2011 and The Employment of Employee by Manpower Contractors Law (5756 1996). To the Knowledge of Company, Company has not engaged any Israeli Employees whose employment would require special approvals from any Governmental Authority. Except for matters that have not resulted in and would not, individually or in the aggregate, result in material liabilities to Company (A) all amounts that Company is legally or contractually required either (x) to deduct from its Israeli Employees' salaries or to transfer to such Israeli Employees' pension or provident, life insurance, incapacity insurance, continuing education fund or other similar funds or (y) to withhold from its Israeli Employees' salaries and benefits and to pay to any Governmental Authority as required by any Legal Requirement or otherwise

have, in each case, been duly deducted, transferred, withheld and paid (other than routine payments, deductions or withholdings to be timely made in the normal course of business and consistent with past practice), and (B) Company does not have any outstanding obligations to make any such deduction, transfer, withholding or payment (other than such that has not yet become due).

3.14 Environmental Matters. Company and each of its Subsidiaries is in material compliance with all applicable Environmental Laws, which compliance includes the possession by Company of all permits and other Governmental Authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof. Neither Company nor any of its Subsidiaries has received since May 1, 2019, any written notice or other communication (in writing or otherwise), whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that Company or any of its Subsidiaries is not in material compliance with any Environmental Law, and, to the Knowledge of Company, there are no circumstances that may prevent or interfere with Company's or any of its Subsidiaries' material compliance with any Environmental Law in the future. To the Knowledge of Company (i) no current or prior owner of any property leased or controlled by Company or any of its Subsidiaries has received since May 1, 2019 any written notice or other communication relating to property owned or leased at any time by Company or any of its Subsidiaries, whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that such current or prior owner or Company or any of its Subsidiaries is not in material compliance with or has violated in any material respect any Environmental Law relating to such property and (ii) neither it nor any of its Subsidiaries has any material liability under any Environmental Law.

3.15 Insurance.

(a) Each of Company and its Subsidiaries maintains insurance coverage with reputable insurers in such amounts and covering such risks as Company reasonably believes, based on past experience, is adequate for the businesses and operations of Company and its Subsidiaries (taking into account the cost and availability of such insurance). Neither Company nor any of its Subsidiaries has received any written notice of any pending or threatened cancellation (other than in connection with ordinary renewals) or material premium increase (other than premium increases in the ordinary course) with respect to any such material insurance policy, and each Subsidiary of Company is in compliance with all conditions contained therein, except for such noncompliance as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All such material insurance policies are in full force and effect will not be affected by, or terminated or lapse by reason of, this Agreement or the consummation of the Merger. There is no material claim pending under any of Company's insurance policies as to which coverage has been denied by the underwriters of such policies.

(b) Company has delivered to Parent accurate and complete copies of the existing policies (primary and excess) of directors' and officers' liability insurance maintained by Company and each of its Subsidiaries as of the date of this Agreement (the "***Existing Company D&O Policies***"). Part 3.15(b) of the Company Disclosure Schedule accurately sets

forth the most recent annual premiums paid by Company and each of its Subsidiaries with respect to the Existing Company D&O Policies.

3.16 Legal Proceedings; Orders.

(a) There are no Legal Proceedings pending or, to the Knowledge of Company, threatened in writing against Company or any of its Subsidiaries.

(b) Neither Company nor any of its Subsidiaries is a party to or subject to the provisions of any Order specifically imposed upon Company or any of its Subsidiaries.

3.17 Authority; Binding Nature of Agreement.

(a) Company has all requisite corporate power and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby to which it is a party and to perform its obligations hereunder and, subject to the Company Shareholder Approval, to consummate the Transactions. The execution, delivery and performance by company of this Agreement and the consummation of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary for it to authorize this Agreement or to consummate the Transactions, except for, in any such case, the adoption of this Agreement by the Company Shareholder Approval. This Agreement has been duly and validly executed and delivered by Company and, assuming due authorization, execution and delivery by the other Parties, is a legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) The Board of Directors of Company, at a meeting duly called and held, has (i) determined that this Agreement and the Transactions are fair to and in the best interests of Company and its shareholders; and (ii) approved, adopted and declared advisable this Agreement and the Transactions

(c) The Company Shareholder Written Consent is the only vote or consent of the holders of any class or series of Securities of Company necessary in connection with the consummation of the Transactions, including the Merger.

3.18 Takeover Statutes.

(a) Company has taken all action necessary to exempt or exclude this Agreement and the Transactions, including the Merger, from all Takeover Statutes. Accordingly, no Takeover Statute applies to this Agreement or the Transactions, including the Merger, with respect to Company.

(b) Company is not party to a rights agreement, "poison pill" or similar agreement or plan.

3.19 Non-Contravention; Consents. Subject to compliance with the HSR Act and any Foreign Competition Law, obtaining the Company Shareholder Approval for the Transactions and the filing of the Certificate of Merger in accordance with the ICL, neither (x) the execution, delivery or performance of this Agreement by Company, nor (y) the

consummation of the Merger or any of the other Transactions, will directly or indirectly (with or without notice or lapse of time):

(a) contravene, conflict with or result in a violation of (i) any of the provisions of the Constituent Documents of Company or any of its Subsidiaries, or (ii) any resolution adopted by the stockholders, the Board of Directors or any committee of the Board of Directors of Company;

(b) contravene, conflict with or result in a material violation of, or give any Governmental Authority or other Person the right to challenge the Merger or any of the other Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Company or its Subsidiaries, or any of the assets owned or used by Company or its Subsidiaries, is subject;

(c) contravene, conflict with or result in a material violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Company or its Subsidiaries or that otherwise relates to the business of Company or its Subsidiaries or to any of the assets owned or used by Company or its Subsidiaries;

(d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract, or give any Person the right to (i) declare a default or exercise any remedy under any Company Contract; (ii) a rebate, chargeback, penalty or change in delivery schedule under any such Company Contract; (iii) accelerate the maturity or performance of any Company Contract; or (iv) cancel, terminate or modify any term of any Company Contract, except, in the case of any Company Material Contract, any non-material breach, default, penalty or modification and, in the case of all other Company Contracts, any breach, default, penalty or modification that would not result in a Company Material Adverse Effect or default;

(e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by Company or its Subsidiaries (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of Company); or

(f) result in, or increase the likelihood of, the transfer of any material asset of Company or its Subsidiaries to any Person.

Except (i) for any Consent set forth on Part 3.19 of the Company Disclosure Schedule under any Company Contract, (ii) the Company Shareholder Approval, (iii) the filing of the Certificate of Merger in accordance with the ICL, (iv) any required filings under the HSR Act and any Foreign Competition Law and (v) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, neither Company nor any of its Subsidiaries was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or (y) the consummation of the Transactions, including the Merger.

3.20 Bank Accounts; Receivables.

(a) Part 3.20(a) of the Company Disclosure Schedule provides accurate information with respect to each account maintained by or for the benefit of Company or any of its Subsidiaries at any bank or other financial institution, including the name of the bank or financial institution, the account number, the balance as of July 9, 2023 and the names of all individuals authorized to draw on or make withdrawals from such accounts.

(b) All existing accounts receivable of Company or any of its Subsidiaries (including those accounts receivable reflected on the Company Financial Statements that have not yet been collected and those accounts receivable that have arisen since the date of the Company Financial Statements and have not yet been collected) (i) represent valid obligations of customers of Company or any of its Subsidiaries arising from bona fide transactions entered into in the Ordinary Course of Business, and (ii) are current and are expected to be collected in full when due, without any counterclaim or set off, net of applicable reserves for bad debts on the Company Unaudited Interim Balance Sheet.

3.21 Brokers and Finders. No Person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by any Party in connection with the Transactions, including the Merger, based upon arrangements made by or on behalf of the Board of Directors of Company (or any committee thereof), Company or any of its Subsidiaries.

3.22 Governmental Grants.

(a) Except as set forth in Part 3.22(a) of the Company Disclosure Schedule, neither Company nor any of its Subsidiaries has developed any Intellectual Property, to which Company has any rights, through the application of any financing made available by any Governmental Grants through the assistance or use of the facilities of a university, college, other educational institution, research center, hospitals, medical centers or other similar institutions, and none of Company's Intellectual Property or Company's knowhow licensed to Company or any of its Subsidiaries by any third party other than commercial off-the-shelf products available to the general public for licensing and open source licenses, is subject to any assignment, grant-back, license, march-in or other right, or prohibitions or restrictions of any Governmental Authority, including as a result of any grants.

(b) Except as set forth on Part 3.22(b) of the Company Disclosure Schedule, Company has not entered into, applied for, requested, accepted, been notified that it has been approved for, elected to participate in or received or become subject to or bound by any requirement or obligation relating to, any Governmental Grant, or amended or terminated, or waived any right or remedy related to, any Governmental Grant, including: (i) Governmental Grants from the IIA, (ii) "Approved Enterprise" or similar status granted by the Israeli Investment Center, (iii) Governmental Grants from the Israeli Fund for the Promotion of Marketing and (iv) Governmental Grants from the ITA, the State of Israel, the BIRD Foundation, and other bi- or multi-national grant programs for the financing of research and development or other similar funds, the European Union and the Fund for Encouragement of Marketing Activities of the Israeli government.

(c) Company has delivered to Parent accurate and complete copies of (i) all applications and material correspondence submitted by or on behalf of Company to the applicable Governmental Authority in connection with a Governmental Grant or application therefore, or accepted or received by Company, and (ii) all certificates of approval and letters of approval (and supplements thereto) granted to Company by any Governmental Authority in connection with a Governmental Grant or application therefor or accepted or received by Company, and any undertakings binding upon Company in connection with any such Governmental Grant and (iii) any other material documents or information regarding any Governmental Grant including complete information regarding the amount of any Governmental Grant and any accrued interest or other financial liabilities connected thereto. Except for undertakings set forth in letters of approvals, provided under any applicable law, there are no undertakings which Company has given in connection with any Governmental Grant accepted or received by Company.

(d) Company has been and is in compliance with all the terms, conditions, requirements of all Governmental Grants (including any reporting requirements) and any applicable law in connection thereto, and has duly fulfilled in all respects all conditions, undertakings and other obligations relating thereto. In any application in respect of Governmental Grant submitted by or on behalf of Company, Company has disclosed all material information required by such application in an accurate and complete manner.

(e) No event has occurred, and no circumstance or condition resulting from an action or omission to act of Company exists, that would reasonably be expected to give rise to (i) the annulment, revocation, withdrawal, suspension, cancellation, recapture or modification of any Governmental Grant or any benefit available in connection with any Governmental Grant, (ii) the imposition of any limitation on any Governmental Grant or any benefit available in connection with any Governmental Grant or (iii) a requirement that Company return or refund any benefits provided under any Governmental Grant, an acceleration or increase of royalty payments obligation, requirement for past royalties, or obligation to pay additional payments in respect to any Governmental Grant other than prospective on-going royalty payments in connection with the Governmental Grants.

(f) No claim or challenge has been made against Company by any Governmental Authority with respect to Company's entitlement to any Governmental Grant or the compliance of Company with the terms, conditions, obligations or laws relating to the Governmental Grants. Company has not been and is not under an audit by any Governmental Authority regarding any Governmental Grant.

(g) Except as set forth on Part 3.22(g) of the Company Disclosure Schedule, no Governmental Authority has awarded any participation or provided any support to Company or is or may become entitled to receive any royalties or other payments from Company with respect to any Governmental Grant.

(h) Except as set forth in Part 3.22(h) of the Company Disclosure Schedule, the consummation of the Transactions (i) will not adversely affect the ability of Company to obtain the benefit of any Governmental Grant for the remaining duration thereof or require any recapture of any previously claimed incentive, and (ii) will not result in (A) the failure of

Company to materially comply with any of the terms, conditions, requirements and criteria of any Governmental Grant, law, regulations, ordinances or guidelines or, (B) any claim by any Governmental Authority or other Person that Company is required to return or refund, or that any Governmental Authority is entitled to recapture, any benefit provided under any Governmental Grant, or that Company is required to pay any amount to any Governmental Authority with respect to any Governmental Grant or other Person due to the Transactions.

(i) Except as set forth on Part 3.22(i) of the Company Disclosure Schedule, no consent of or notification to any Governmental Authority is required to be obtained prior to the consummation of the Closing in order to comply with applicable Legal Requirements or the terms of the Governmental Grants.

(j) Part 3.22(j) of the Company Disclosure Schedule sets forth, with respect to each Governmental Grant: (i) the total amount of the benefits received by Company under such Governmental Grant and the total amount of the benefits available for future use by Company under such Governmental Grant, if any, (ii) the time period in which Company received, or will be entitled to receive, benefits under such Governmental Grant, (iii) a general description of any research and development program for which such Governmental Grant was approved and Company's Intellectual Property or Company's product that was developed, in whole or in part, in connection with such Governmental Grant, (iv) any royalty or other repayment schedule applicable to such Governmental Grant, (v) the type of revenues from which royalty or other payments are required to be made under such Governmental Grant, and (vi) the total amount of any payments made by Company prior to the date of this Agreement with respect to such Governmental Grant.

3.23 Disclosure. The information supplied by Company and each of its Subsidiaries for inclusion in the Proxy Statement/Prospectus/Information Statement (including any Company Financial Statements) will not, as of the date of the Proxy Statement/Prospectus/Information Statement or as of the date such information is prepared or presented, (i) contain any statement that is inaccurate or misleading with respect to any material facts or (ii) omit to state any material fact necessary in order to make such information, in the light of the circumstances under which such information is provided, not false or misleading.

3.24 No Other Representations and Warranties. Except for the representations and warranties contained in this Section 3 neither Company nor any other Person acting on behalf of Company makes any other express or implied representation or warranty. In particular, and without limiting the generality of the foregoing, except for the representations and warranties contained in this Section 3, neither Company nor any other Person makes or has made any express or implied representation or warranty to Company or any of its representatives with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to Company, any of its Subsidiaries or their respective businesses or (b) any oral, written, video, electronic or other information presented to Company or any of its authorized representatives in the course of their due diligence investigation of Company, the negotiation of this Agreement or the course of the Transactions (including with respect to the accuracy and completeness thereof). Neither Company nor any other Person will have or be subject to any liability to Company or any other Person resulting from the distribution to Company, or Company's use of, any such information, including any information, documents,

projections, forecasts or other material made available to Company or any of its authorized representatives in management presentations or otherwise in expectation of the Transactions, unless and to the extent any such information is included in the representations and warranties contained in this Section 3.

SECTION 4. CERTAIN COVENANTS OF THE PARTIES

4.1 Access and Investigation.

(a) During the period from the date of this Agreement to the earlier of the termination of this Agreement pursuant to Section 9.1 and the Effective Time (the "***Interim Period***"), upon reasonable notice and each Party shall, and shall cause such Party's Representatives to (a) provide the other Party and such other Party's Representatives with reasonable access during normal business hours to such Party's and its Subsidiaries' properties, books, records, Contracts and personnel, (b) furnish all other information (financial or otherwise) with respect to such Party as the other Party may reasonably request, including reports regarding the use of Parent's cash funds and usage prior to the Effective Time, and (c) permit the other Party's Representatives to meet, upon reasonable notice and during normal business hours, with the chief financial officer and other officers and managers of such Party responsible for such Party's financial statements and the internal controls of such Party to discuss such matters as the other Party may deem necessary or appropriate in order to enable the other Party to satisfy its obligations under the Sarbanes-Oxley Act and the rules and regulations relating thereto. Without limiting the generality of any of the foregoing, during the Interim Period, each Party shall promptly make available to the other Party copies of:

(i) any written materials or communications sent by or on behalf of a Party to its stockholders;

(ii) any material notice, document or other communication sent by or on behalf of a Party to any party to any Parent Material Contract or Company Material Contract, as applicable, or sent to a Party by any party to any Parent Material Contract or Company Material Contract, as applicable (other than any communication that relates solely to routine commercial transactions between such Party and the other party to any such Parent Material Contract or Company Material Contract, as applicable, and that is of the type sent in the Ordinary Course of Business and consistent with past practices);

(iii) any non-privileged notice, document or other communication sent by or on behalf of, or sent to, a Party relating to any pending or threatened Legal Proceeding involving or affecting such Party; and

(iv) any material notice, report or other document received by a Party from any Governmental Authority.

(b) Notwithstanding the foregoing, none of Parent or Company shall be required to provide access to, disclose information to or assist or cooperate with the other Party, in each case if such access, disclosure, assistance or cooperation (i) would, as reasonably determined based on the advice of outside counsel, jeopardize any attorney-client privilege with respect to such information, or (ii) would contravene any applicable Legal Requirement;

provided, that Parent and Merger Sub shall use reasonable best efforts to make appropriate substitute disclosure arrangements under circumstances in which such restrictions apply and to provide such information as to the applicable matter as can be conveyed.

(c) All information furnished pursuant to this Section 4.1 shall be subject to the confidentiality agreement, dated as of August 5, 2020, by and between Parent and Company (the "***Confidentiality Agreement***").

4.2 Operation of Parent's Business.

(a) During the Interim Period, except as set forth on Part 4.2(a) of the Parent Disclosure Schedule, Parent shall, and shall cause its Subsidiaries to, (i) conduct their respective businesses and operations (A) in the Ordinary Course of Business but, with the goal of not expanding any of Parent's operations, programs or activities, and (B) in compliance with all applicable Legal Requirements and the requirements of all Contracts that constitute Parent Material Contracts, and (ii) not take any action which would reasonably be expected to adversely affect its ability to consummate the Merger or the other Transactions.

(b) Except (i) as expressly contemplated or permitted by this Agreement, (ii) as set forth in Part 4.2(a) of the Parent Disclosure Schedule, or (iii) with the prior written consent of Company, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Section 9 and the Effective Time, Parent shall not, nor shall it cause or permit any of its Subsidiaries to, do any of the following:

(i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock; or repurchase, redeem or otherwise reacquire any shares of capital stock or other Securities (except for shares of Parent Common Stock from terminated employees of Parent);

(ii) amend its Constituent Documents, except as related to the Transactions;

(iii) (A) effect or be a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction except as related to the Transactions, (B) acquire the assets or Securities of any other Person, or (C) adopt or implement a plan of complete or partial liquidation or resolution providing for or authorizing such liquidation or a dissolution, restructuring or other reorganization of Parent or any of its Subsidiaries;

(iv) sell, issue (other than any capital stock issued as part of an exercise or conversion of outstanding Parent Options or Parent Warrants) or grant, or authorize the issuance of, or make any commitments to do any of the foregoing, other than as contemplated by the Transactions (A) any capital stock or other security; (B) any option, warrant or right to acquire any capital stock or any other security; or (C) any instrument convertible into or exchangeable for any capital stock or other security;

(v) form any Subsidiary or enter into any joint venture, partnership or similar arrangement, or acquire any equity interest or other interest in any other Entity;

(vi) (A) make any loans, advances or capital contributions to, or investments in, any other Person, (B) create, incur, guarantee, assume or otherwise become liable for any indebtedness, issuances of debt securities, guarantees, indemnities, loans or advances not in existence as of the date of this Agreement, or (C) make or commit to make any capital expenditure, other than in the Ordinary Course of Business;

(vii) sell, lease, license, subject to an Encumbrance, encumber or otherwise surrender, relinquish or dispose of any assets, property or rights owned or held by Parent or any of its Subsidiaries;

(viii) except as required under applicable Legal Requirements or the terms of any Parent Benefit Plan existing as of the date hereof (A) increase in any manner the compensation, bonus, pension, welfare, fringe or other benefits, severance or termination pay of any of the current or former directors, officers, employees or independent contractor of Parent or its Subsidiaries, (B) become a party to, establish, amend, commence participation in, terminate or commit itself to the adoption of any stock option plan or other stock-based compensation plan, or any compensation, severance, pension, retirement, profit-sharing, welfare benefit, or other employee benefit plan or agreement with or for the benefit of any current or former directors, officers, employees or independent contractors of Parent or its Subsidiaries (or newly hired employees), including under the applicable Parent Benefit Plans, (C) accelerate the vesting of or lapsing of restrictions with respect to any stock-based compensation or other long-term incentive compensation under any Parent Benefit Plan, (D) grant any new awards under any Parent Benefit Plan, (E) amend or modify any outstanding award under any Parent Benefit Plan, (F) enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization, (G) forgive any loans, or issue any loans (other than routine travel advances issued in the Ordinary Course of Business) to any of its or its Subsidiaries' directors, officers, independent contractors or employees, or (H) hire or engage any new employee or independent contractor;

(ix) enter into any material transaction outside the Ordinary Course of Business;

(x) except as required by applicable Legal Requirements, make, change or revoke any material Tax election, file any material amendment to any Tax Return, adopt or change any accounting method in respect of Taxes, change any annual Tax accounting period, enter into any Tax allocation agreement, Tax sharing agreement or Tax indemnity agreement, other than commercial contracts entered into in the Ordinary Course of Business with vendors, customers or landlords, enter into any closing agreement with respect to any Tax, settle or compromise any claim, notice, audit report or assessment in respect of material Taxes, apply for or enter into any ruling from any Governmental Authority with respect to Taxes, surrender any right to claim a material Tax refund, or consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment;

(xi) change any method of accounting or accounting principles or practices by Parent or any of its Subsidiaries, except for any such change required by a change in Legal Requirement or by a Governmental Authority;

(xii) (A) modify or amend in any material respect, transfer, novate, assign or terminate, waive any rights under, or settle or compromise any material claim, liability or obligation under, any Parent Material Contract, (B) enter into any successor agreement to an expiring Parent Material Contract that changes the terms of the expiring Parent Material Contract in a way that is materially adverse to Parent or any of its Subsidiaries or (C) enter into any new Contract that would have been considered a Parent Material Contract if it were entered into at or prior to the date hereof;

(xiii) sell, assign, transfer, license, sublicense or otherwise dispose of any material Parent IP Rights (other than non-exclusive licenses in the Ordinary Course of Business);

(xiv) initiate or settle any material Legal Proceeding; or

(xv) agree, resolve or commit to do any of the foregoing.

4.3 Operation of Company's Business.

(a) During the Interim Period, except as set forth on Part 4.3(a) of the Company Disclosure Schedule, Company shall, and shall cause each of its Subsidiaries to, (i) conduct its respective business and operations (A) in the Ordinary Course of Business, and (B) in compliance with all applicable Legal Requirements and the requirements of all Contracts that constitute Company Material Contracts, and (ii) not take any action which would reasonably be expected to adversely affect its ability to consummate the Merger or the other Transactions.

(b) Except (i) as expressly contemplated or permitted by this Agreement, (ii) as set forth on Part 4.3(b) of the Company Disclosure Schedule, or (iii) with the prior written consent of Parent, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Section 9 and the Effective Time, Company shall not, nor shall it cause or permit any of its Subsidiaries to, do any of the following:

(i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock; or repurchase, redeem or otherwise reacquire any shares of capital stock or other Securities;

(ii) amend its Constituent Documents, except as related to the Transactions;

(iii) (A) effect or be a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction except as related to the Transactions, (B) acquire the assets or Securities of any other Person, or (C) adopt or implement a plan of complete or partial

liquidation or resolution providing for or authorizing such liquidation or a dissolution, restructuring or other reorganization of Company or any of its Subsidiaries;

(iv) sell, issue (other than any capital stock issued as part of an exercise of an option) or grant, or authorize the issuance of, or make any commitments to do any of the foregoing, other than as contemplated by the Transactions (A) any capital stock or other security; (B) any option, warrant or right to acquire any capital stock or any other security; or (C) any instrument convertible into or exchangeable for any capital stock or other security;

(v) form any Subsidiary or enter into any joint venture, partnership or similar arrangement, or acquire any equity interest or other interest in any other Entity;

(vi) (A) make any loans, advances or capital contributions to, or investments in, any other Person, (B) create, incur, guarantee, assume or otherwise become liable for any indebtedness, issuances of debt securities, guarantees, indemnities, loans or advances not in existence as of the date of this Agreement, or (C) make or commit to make any capital expenditure, other than in the Ordinary Course of Business;

(vii) sell, lease, license, subject to an Encumbrance, encumber or otherwise surrender, relinquish or dispose of any assets, property or rights owned or held by Company or any of its Subsidiaries;

(viii) except as required under applicable Legal Requirements or the terms of any Company Benefit Plan existing as of the date hereof (A) increase in any manner the compensation, bonus, pension, welfare, fringe or other benefits, severance or termination pay of any of the current or former directors, officers, employees or independent contractor of Company or its Subsidiaries, (B) become a party to, establish, amend, commence participation in, terminate or commit itself to the adoption of any stock option plan or other stock-based compensation plan, or any compensation, severance, pension, retirement, profit-sharing, welfare benefit, or other employee benefit plan or agreement with or for the benefit of any current or former directors, officers, employees or independent contractors of Company or its Subsidiaries (or newly hired employees), including under the applicable Company Benefit Plans, (C) accelerate the vesting of or lapsing of restrictions with respect to any stock-based compensation or other long-term incentive compensation under any Company Benefit Plan, (D) grant any new awards under any Company Benefit Plan, (E) amend or modify any outstanding award under any Company Benefit Plan, (F) enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization, (G) forgive any loans, or issue any loans (other than routine travel advances issued in the Ordinary Course of Business) to any of its or its Subsidiaries' directors, officers, independent contractors or employees, or (H) hire or engage any new employee or independent contractor;

(ix) enter into any material transaction outside the Ordinary Course of Business;

(x) except as required by applicable Legal Requirements, make, change or revoke any material Tax election, file any material amendment to any Tax Return,

adopt or change any accounting method in respect of Taxes, change any annual Tax accounting period, enter into any Tax allocation agreement, Tax sharing agreement or Tax indemnity agreement, other than commercial contracts entered into in the Ordinary Course of Business with vendors, customers or landlords, enter into any closing agreement with respect to any Tax, settle or compromise any claim, notice, audit report or assessment in respect of material Taxes; apply for or enter into any ruling from any Governmental Authority with respect to Taxes, surrender any right to claim a material Tax refund, or consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment;

(xi) change any method of accounting or accounting principles or practices by Company or any of its Subsidiaries, except for any such change required by a change in Legal Requirement or by a Governmental Authority;

(xii) (A) modify or amend in any material respect, transfer, novate, assign or terminate, waive any rights under, or settle or compromise any material claim, liability or obligation under, any Company Material Contract, (B) enter into any successor agreement to an expiring Company Material Contract that changes the terms of the expiring Company Material Contract in a way that is materially adverse to Company or any of its Subsidiaries or (C) enter into any new Contract that would have been considered a Company Material Contract if it were entered into at or prior to the date hereof;

(xiii) sell, assign, transfer, license, sublicense or otherwise dispose of any material Company IP Rights (other than non-exclusive licenses in the Ordinary Course of Business);

(xiv) initiate or settle any material Legal Proceeding; or

(xv) agree, resolve or commit to do any of the foregoing.

4.4 Parent No Solicitation.

(a) Parent agrees that neither it nor any of its Subsidiaries shall, nor shall it nor any of its Subsidiaries authorize or permit any of the officers, directors, employees, investment bankers, attorneys, accountants, Representatives, consultants or other agents retained by it or any of its Subsidiaries to, directly or indirectly, (i) solicit, initiate, encourage, induce or knowingly facilitate the communication, making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal; (ii) furnish to any Person any information or data with respect to, or cooperate in any way that would otherwise reasonably be expected to lead to, any proposal or inquiry that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal; (iii) enter into, continue or otherwise engage in any discussions or negotiations with any Person with respect to any Acquisition Proposal or any proposal or inquiry that would reasonably be expected to lead to any Acquisition Proposal; (iv) submit to the stockholders of Parent for their approval or adoption any Acquisition Proposal; (v) approve, declare advisable, adopt or recommend, or publicly propose to approve, declare advisable, adopt or recommend, or allow Parent or any of its Subsidiary to execute or enter into, any binding or non-binding letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other

agreement contemplating or otherwise in connection with, or that is intended to or would reasonably be expected to lead to, any Acquisition Proposal; (vi) grant any waiver or release under any confidentiality, standstill or similar agreement (other than to Company); or (vii) agree or publicly announce an intention to take any of the foregoing actions.

(b) Notwithstanding anything contained in Section 4.4(a), if neither Parent nor any of its Representatives breached the covenants in Section 4.4(a), Parent and the Board of Directors of Parent may, directly or indirectly through one or more of its Representatives (including the Parent Financial Advisor), in response to a bona fide written Acquisition Proposal that was first received after the date hereof:

(i) furnish information regarding Parent and its Subsidiaries to the Person making such Acquisition Proposal and its Representatives pursuant to and in accordance with an Acceptable Confidentiality Agreement; *provided*, that all such information provided to such Person has previously been provided to Company or is provided to Company at least three (3) Business Days prior to furnishing such information to such Person; and

(ii) enter into discussions or negotiations with such Person or its Representatives;

provided, in each case, that (A) the Board of Directors of Parent determines in good faith, after consultation with its outside legal counsel and a reputable financial advisor, that (1) such Acquisition Proposal is reasonably likely to result in a Superior Offer and (2) the failure to furnish such information or enter into such discussions or negotiations with respect to such Acquisition Proposal would constitute a breach of its fiduciary duties under applicable Legal Requirements; and (B) at least three (3) Business Days prior to furnishing any such information to, or entering into discussions or negotiations with, such Person, Parent gives Company written notice of the identity of such Person and of such Party's intention to furnish information to, or enter into discussions with, such Person.

(c) If Parent or any Representative of Parent receives an Acquisition Proposal at any time during the Interim Period, then Parent shall promptly (and in no event later than 24 hours after becoming aware of such Acquisition Proposal) advise Company orally and in writing of such Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal, and the terms thereof). Parent shall keep Company informed in all material respects with respect to the status and terms of any such Acquisition Proposal and any modification or proposed modification thereto. In addition to the foregoing, Parent shall provide Company with at least three (3) Business Days' written notice of a meeting of its Board of Directors (or any committee thereof) at which its Board of Directors (or any committee thereof) is reasonably expected to consider an Acquisition Proposal it has received.

(d) Parent shall, and shall cause its Subsidiaries and shall use reasonable best efforts to cause its and their respective Representatives to, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons or their Representatives conducted prior to the date of this Agreement with respect to any Acquisition Proposal and will request the prompt return or destruction of any confidential information previously furnished to such Persons in connection therewith and immediately terminate the

access of each such Person and its Representatives to any data room maintained by or on behalf of Parent or any of its Subsidiaries. Neither Parent nor any of its Subsidiaries shall modify, amend or terminate, or waive, release, fail to enforce or assign any provisions of, any confidentiality agreement (other than any standstill provision therein) to which it is a party relating to any Acquisition Proposal and shall enforce, to the fullest extent permitted under applicable Legal Requirements, the provisions of any such agreement (other than any standstill provision therein). Without limiting the foregoing, any violation of the restrictions set forth in this Section 4.5 by any Representative of Parent or any of its Subsidiaries shall be deemed to be a breach of this Section 4.5 by Parent.

4.5 Company No Solicitation

(a) Company agrees that neither it nor any of its Subsidiaries shall, nor shall it nor any of its Subsidiaries authorize or permit any of the officers, directors, employees, investment bankers, attorneys, accountants, Representatives, consultants or other agents retained by it or any of its Subsidiaries to, directly or indirectly, (i) solicit, initiate, encourage, induce or knowingly facilitate the communication, making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal; (ii) furnish to any Person any information or data with respect to, or cooperate in any way that would otherwise reasonably be expected to lead to, any proposal or inquiry that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal; (iii) enter into, continue or otherwise engage in any discussions or negotiations with any Person with respect to any Acquisition Proposal or any proposal or inquiry that would reasonably be expected to lead to any Acquisition Proposal; (iv) submit to the stockholders of Company for their approval or adoption any Acquisition Proposal; (v) approve, declare advisable, adopt or recommend, or publicly propose to approve, declare advisable, adopt or recommend, or allow Company or any of its Subsidiary to execute or enter into, any binding or non-binding letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other agreement contemplating or otherwise in connection with, or that is intended to or would reasonably be expected to lead to, any Acquisition Proposal; (vi) grant any waiver or release under any confidentiality, standstill or similar agreement (other than to Parent); or (vii) agree or publicly announce an intention to take any of the foregoing actions.

(b) Notwithstanding anything contained in Section 4.4(a), from the date of this Agreement and continuing until Company's receipt of the Company Shareholder Approval, if neither Company nor any of its Representatives breached the covenants in Section 4.4(a), Company and the Board of Directors of Company may, directly or indirectly through one or more of its Representatives, in response to a bona fide written Acquisition Proposal that was first received after the date hereof:

(i) furnish information regarding Company and its Subsidiaries to the Person making such Acquisition Proposal and its Representatives pursuant to and in accordance with an Acceptable Confidentiality Agreement; *provided*, that all such information provided to such Person has previously been provided to Parent or is provided to Parent at least three (3) Business Days prior to furnishing such information to such Person; and

(ii) enter into discussions or negotiations with such Person or its Representatives;

provided, in each case, that (A) the Board of Directors of Company determines in good faith, after consultation with its outside legal counsel and a reputable financial advisor, that (1) such Acquisition Proposal is reasonably likely to result in a Superior Offer and (2) the failure to furnish such information or enter into such discussions or negotiations with respect to such Acquisition Proposal would constitute a breach of its fiduciary duties under applicable Legal Requirements; and (B) at least three (3) Business Days prior to furnishing any such information to, or entering into discussions or negotiations with, such Person, Company gives Parent written notice of the identity of such Person and of such Party's intention to furnish information to, or enter into discussions with, such Person.

(c) If Company or any Representative of Company receives an Acquisition Proposal at any time during the Interim Period, then Company shall promptly (and in no event later than 24 hours after becoming aware of such Acquisition Proposal) advise Parent orally and in writing of such Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal, and the terms thereof). Company shall keep Parent informed in all material respects with respect to the status and terms of any such Acquisition Proposal and any modification or proposed modification thereto. In addition to the foregoing, Company shall provide Parent with at least three (3) Business Days' written notice of a meeting of its Board of Directors (or any committee thereof) at which its Board of Directors (or any committee thereof) is reasonably expected to consider an Acquisition Proposal it has received.

(d) Neither the Board of Directors of Company nor any committee thereof shall, directly or indirectly, effect a Change in Company Board Recommendation. Notwithstanding the foregoing, at any time prior to receipt of the Company Shareholder Approval, if neither Company nor any of its Representatives breached the covenants in Section 4.4, the Board of Directors of Company may, effect a Change in Company Board Recommendation if: (i) an unsolicited, bona fide, written Acquisition Proposal that did not otherwise result directly or indirectly from a breach of the provisions of this Section 4.4 is made to Company and is not withdrawn; (ii) Company's Board of Directors reasonably determines in good faith, after having taken into account the advice of an independent reputable financial advisor and the advice of Company's outside legal counsel, that such Acquisition Proposal constitutes a Superior Offer; (iii) Company's Board of Directors reasonably determines in good faith, after having taken into account the advice of Company's outside legal counsel, that, in light of such Superior Offer, making a Change in Company Board Recommendation is required in order for Company's Board of Directors to comply with its fiduciary duties to Company's stockholders under applicable Legal Requirements; (iv) prior to effecting such Change in Company Board Recommendation, Company's Board of Directors shall have given Parent at least five (5) Business Days' prior written notice: (A) that it has received a Superior Offer that did not result directly or indirectly from a breach of the provisions of this Section 4.4; (B) that it intends to make a Change in Company Board Recommendation; and (C) specifying the material terms and conditions of such Superior Offer, including the identity of the Person making such offer (and attaching the most current and complete version of any written agreement or other document relating thereto) (it being understood and agreed that any change to the consideration payable in connection with such Superior Offer or any other material

modification thereto shall require a new five (5) Business Days' advance written notice by Company (except that the three day period referred to above shall be reduced to two days)); (v) during any such three (3) Business Day notice period(s), Company engages (to the extent requested by Parent) in good faith negotiations with Parent to amend this Agreement in such a manner that such Superior Offer would no longer constitute a Superior Offer; and (vi) at the time of any Change in Company Board Recommendation, the Company's Board of Directors reasonably determines in good faith, after taking into account the advice of an independent reputable financial advisor and the advice of Company's outside legal counsel, that the failure to make a Change in Company Board Recommendation would still constitute a breach of the fiduciary duties of Company's Board of Directors to the Company's stockholders under applicable Legal Requirements in light of such Superior Offer (taking into account any changes to the terms of this Agreement proposed by Company as a result of the negotiations required by clause "(v)" or otherwise).

(e) Company shall, and shall cause its Subsidiaries and shall use reasonable best efforts to cause its and their respective Representatives to, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons or their Representatives conducted prior to the date of this Agreement with respect to any Acquisition Proposal and will request the prompt return or destruction of any confidential information previously furnished to such Persons in connection therewith and immediately terminate the access of each such Person and its Representatives to any data room maintained by or on behalf of Company or any of its Subsidiaries. Neither Company nor any of its Subsidiaries shall modify, amend or terminate, or waive, release, fail to enforce or assign any provisions of, any confidentiality agreement (other than any standstill provision therein) to which it is a party relating to any Acquisition Proposal and shall enforce, to the fullest extent permitted under applicable Legal Requirements, the provisions of any such agreement (other than any standstill provision therein). Without limiting the foregoing, any violation of the restrictions set forth in this Section 4.4 by any Representative of Company or any of its Subsidiaries shall be deemed to be a breach of this Section 4.5 by Company.

4.6 No Control. Nothing contained in this Agreement shall give Parent or Company, directly or indirectly, the right to control or direct the other Party's operations prior to the Effective Time. Prior to the Effective Time, each Party will exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries' respective operations.

SECTION 5. ADDITIONAL AGREEMENTS OF THE PARTIES

5.1 Company and Parent Financial Information. As promptly as practicable, but no more than thirty (30) calendar days following the Closing Date, Company shall provide to Parent (i) audited financial statements for its fiscal year ended December 31, 2021, (i) audited financial statements for its fiscal year ended December 31, 2022 and unaudited financial statements for the six (6) months ended June 30, 2023, which financial statements shall satisfy the requirements for filing by Parent with the SEC in accordance with the requirements of Form 8-K and Regulation S-X. Company shall furnish all information concerning such Company and its Affiliates to Parent, and provide such assistance as may be reasonably requested in connection with the preparation and filing of the financial statements and pro forma financial

information required to be filed with the SEC by Form 8-K and Regulation S-X, including causing the timely cooperation of its independent public accountants in connection with the preparation and filing of such financial statements and pro forma financial information and by causing such accountants to provide a consent to the inclusion of such accountant's reports in respect of the financial statements of the applicable party in such filings with the SEC. Parent shall cause all financial statements and pro forma financial information with respect to the transactions contemplated by this Agreement that are required to be filed with the SEC by Form 8-K and Regulation S-X to be so filed on a timely basis.

5.2 Blue Sky Filings. Parent and Company shall promptly make all necessary filings with respect to the Merger and the issuance of the Parent Common Stock under applicable state blue sky laws and the rules and regulations thereunder.

5.3 Company Shareholder Approval.

(a) As promptly as practicable after the date of this Agreement, Company shall take all actions necessary in accordance with the ICL and its Constituent Documents to duly call, give notice of, convene and hold as promptly as practicable a special meeting of Company Shareholders (the "***Company Shareholders' Meeting***") to seek the Company Shareholder Approval, including mailing any applicable materials to its shareholders as promptly as reasonably practicable. Alternatively, in accordance with the ICL and its Constituent Documents, Company may seek the Company Shareholder Approval by written consent (the "***Company Shareholder Written Consent***"). Company's obligation to call, convene and hold the Company Shareholders' Meeting shall not be affected by a Change in Company Board Recommendation, unless the Agreement is terminated pursuant to Section 9.1. Company will use its reasonable best efforts to solicit from its shareholders proxies or the Company Shareholder Written Consent in favor of the adoption of this Agreement and the approval of the Transactions, including the Merger, and will take all other action necessary or advisable to obtain the Company Shareholder Approval. Notwithstanding anything to the contrary contained in this Agreement, Company may adjourn or postpone the Company Shareholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the information provided to Company Shareholders (as determined by Company in good faith and upon the advice of outside counsel) is provided to the Company Shareholders a reasonable time in advance of the Company Shareholders' Meeting (or at any adjournment or postponement thereof), or if as of the time for which the Company Shareholders' Meeting (or any adjournment or postponement thereof) is scheduled insufficient Company Shares are represented in person or by proxy to constitute a quorum necessary to conduct the business of the Company Shareholders' Meeting or to adopt this Agreement and approve the Transactions, including the Merger.

(b) The Board of Directors of Company shall recommend that Company Shareholders vote in favor of the adoption of this Agreement and the approval of the Transactions, including the Merger, at the Company Shareholders' Meeting (or any adjournment or postponement thereof) or by the Company Shareholder Written Consent (the "***Company Board Recommendation***").

(c) Neither the Board of Directors of Company nor any committee thereof shall (i) withhold, withdraw or qualify (or amend or modify in a manner adverse to Parent) or

publicly propose to withdraw or qualify (or amend or modify in a manner adverse to Parent), the Company Board Recommendation, (ii) take any public action or make any public statement in connection with the Company Shareholders' Meeting inconsistent with such Company Board Recommendation; or (iii) recommend, adopt, endorse or approve, or propose publicly to recommend, adopt, endorse or approve, any Acquisition Proposal (any of the actions described in clauses (i), (ii) or (iii), a "***Change in Company Board Recommendation***").

5.4 Merger Proposal; Certificate of Merger.

(a) Subject to the ICL, as promptly as practicable following the date hereof, Company and Merger Sub, as applicable, shall take the following actions within the timeframes set forth herein; *provided*, *however*, that any such actions or the timeframe for taking such action shall be subject to any amendment in the applicable provisions of the ICL (and in case of an amendment thereto, such amendment shall automatically apply so as to amend this Section 5.4(a) accordingly): (i) Company and Merger Sub shall cause a merger proposal (in the Hebrew language) (the "***Merger Proposal***") to be prepared and executed in accordance with Section 316 of the ICL; (ii) Company and Merger Sub shall deliver the executed Merger Proposal to the Companies Registrar within three (3) days from the calling of the Company Shareholders' Meeting; (iii) Company and Merger Sub, as applicable, shall cause a copy of the Merger Proposal to be delivered to its secured creditors, if any, no later than three (3) days after the date on which the Merger Proposal is delivered to the Companies Registrar; (iv) promptly after Company and Merger Sub, as applicable, shall have complied with the preceding sentence and with clauses (i) and (ii) of this Section 5.4(a), but in any event no more than three (3) days following the date on which such notice was sent to the creditors, Company and Merger Sub, as applicable, shall inform the Companies Registrar, in accordance with Section 317(b) of the ICL, that notice was given to their respective creditors, if any, under Section 318 of the ICL; (v) each of Company and, if applicable, Merger Sub, shall: (A) publish a notice to its creditors, stating that a Merger Proposal was submitted to the Companies Registrar and that the creditors may review the Merger Proposal at the office of the Companies Registrar, Company's registered office or Merger Sub's registered offices, as applicable, and at such other locations as Company or Merger Sub, as applicable, may determine, in (x) two (2) daily Hebrew newspapers, on the day that the Merger Proposal is submitted to the Companies Registrar, and (y) in a popular newspaper in New York as may be required by applicable Legal Requirements, within three (3) Business Days from the date of submitting the Merger Proposal to the Companies Registrar; and (B) if applicable, within four (4) Business Days from the date of submitting the Merger Proposal to the Companies Registrar, send a notice by registered mail to all of the "Substantial Creditors" (as such term is defined in the Israeli Companies Regulations (Merger) 5760-2000 promulgated under the ICL) that Company or Merger Sub, as applicable, is aware of, in which it shall state that a Merger Proposal was submitted to the Companies Registrar and that the creditors may review the Merger Proposal at such additional locations, if such locations were determined in the notice referred to in the immediately preceding clause (A); (vi) not later than three (3) days after the date on which the Company Shareholder Approval is received, Company shall (in accordance with Section 317(b) of ICL and the regulations thereunder) inform the Companies Registrar of such approval; and (vii) subject to the satisfaction or waiver of the last of the conditions set forth in Sections 6, 7 and 8 to be satisfied or (to the extent permitted) waived (other than any such conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or (to the extent

permitted) waiver of such conditions at the Closing), in accordance with the customary practice of the Companies Registrar, Company and Merger Sub shall provide the Companies Registrar with the Merger Notices and request that the Companies Registrar declare the Merger effective and issue the Certificate of Merger upon such date as Company and Merger Sub shall advise the Companies Registrar. For the avoidance of doubt, and notwithstanding any provision of this Agreement to the contrary, it is the intention of the Parties that the Merger shall be declared effective and the Certificate of Merger shall be issued on the same day that the Merger Notices are provided. For purposes of this Section 5.4(a), "***Business Day***" shall have the meaning set forth in the Israeli Companies Regulations (Merger) 5760-2000 promulgated under the ICL.

(b) The sole stockholder of Merger Sub has approved the Merger. No later than three (3) days after the date of such approval, Merger Sub shall (in accordance with Section 317(b) of the ICL and the regulations thereunder) inform the Companies Registrar of such approval.

5.5 Required Approvals.

(a) Each Party shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Legal Requirements to consummate the Transactions, including obtaining as promptly as reasonably practicable any necessary Consents of, and actions or inaction by, and making as promptly as practicable all necessary filings, submissions and declarations with, any Governmental Authority, or other third party as mutually agreed and as necessary in connection with the consummation of the Transactions. In furtherance and not in limitation of the foregoing, each of Parent and Company shall (i) make or cause to be made the filings, submissions and declarations required of such party under the HSR Act and any Foreign Competition Law, including but not limited to the Israeli Economic Competition Law 1988 (the "***Israeli Competition Law***"), with respect to the Transactions as promptly as practicable after the date of this Agreement (and in any event, in the case of the HSR Act, within seven (7) Business Days after the date of this Agreement), (ii) comply at the earliest practicable date with any request under the HSR Act or the Israeli Competition Law for additional information, documents or other materials received by such Party from the U.S. Federal Trade Commission, the Antitrust Division of the U.S. Department of Justice, Israeli Competition Authority, the Israeli Competition Commissioner, the Israeli Competition Tribunal or by any other Governmental Authority (including under any Foreign Competition Laws) in respect of such filings, submissions and declarations or the Transactions and (iii) act in good faith and reasonably cooperate with the other Party in connection with any such filings, submissions and declarations and in connection with resolving, and use reasonable best efforts to resolve, any investigation or other inquiry of any such agency or other Governmental Authority under any of the HSR Act, the Israeli Competition Law or other Foreign Competition Laws, the Sherman Act, the Clayton Act and any other Legal Requirements or Orders that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, the "***Antitrust Laws***") with respect to any such filings, submissions and declarations or any of the Transactions. To the extent not prohibited by applicable Legal Requirement, Parent, on the one hand, will provide Company, and Company, on the other hand, will provide Parent, with copies of any material correspondence, filing or communication between such Party or any of its Representatives, on the one hand, and any Governmental

Authority or members of their respective staffs, on the other hand, with respect to this Agreement and the Transactions. Prior to submitting or making any such correspondence, filing or communication to any such Governmental Authority or members of their respective staffs, the Parties shall, to the extent permitted by applicable Legal Requirement, first provide the other Party with a copy of such correspondence, filing or communication in draft form and give such other Party a reasonable opportunity to discuss its content before it is submitted or filed with the relevant Governmental Authorities, and shall consider and take account of all reasonable comments timely made by the other Party with respect thereto. To the extent permitted by applicable Legal Requirement, each of the Parties shall ensure that the other Party is given the opportunity to attend any meetings with or other appearances before any Governmental Authority with respect to the Transactions; provided further, and for the avoidance of doubt, neither Party shall have an obligation to agree to any structural, operational or behavioral remedy or to litigate in connection with the consummation of the Transactions.

(b) In furtherance and not in limitation of the foregoing, Company shall file final written notice with the Israeli National Authority for Technological Innovation (also known as the Israeli Innovation Authority and formerly known as the Office of the Chief Scientist of the Israeli Ministry of Economy and Industry) (the "***IIA***") pursuant to the Israeli Encouragement of Research, Development and Technological Innovation in the Industry Law, 5744 1984, and the rules and regulations related thereto in connection with the Merger. Parent shall execute an undertaking towards the IIA, in the standard form as required by the IIA, attached hereto as Exhibit D (the "***IIA Undertaking***").

(c) Each party shall bear its own expenses and costs incurred by such party in connection with any filings and submissions pursuant to Antitrust Laws, except that Parent shall pay the fees related to any filing made pursuant to Section 5.5(a).

5.6 Indemnification of Parent's Officers and Directors.

(a) From the Effective Time through the sixth (6th) anniversary of the date on which the Effective Time occurs, Parent shall indemnify and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, manager or officer of Parent (the "***Parent D&O Indemnified Parties***"), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys' fees and disbursements (collectively, "***Costs***"), incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the Parent D&O Indemnified Party is or was a director or officer of Parent, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that Parent would have been required under its Constituent Documents in effect on the date of this Agreement. Each Parent D&O Indemnified Party will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit, proceeding or investigation from Parent, upon receipt by Parent from the Parent D&O Indemnified Party of a request therefor; *provided*, that any person to whom expenses are advanced provides an undertaking, as applicable, to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

(b) The Constituent Documents of Parent shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors, managers and officers of Parent than are presently set forth in the Constituent Documents of Parent, which provisions shall not be amended, modified or repealed for a period of six (6) years from the Effective Time in a manner that would adversely affect the rights thereunder of individuals who, at or prior to the Effective Time, were directors, managers or officers of Parent.

(c) At or prior to the Effective Time, Parent shall purchase, and for a period of six (6) years following the Effective Time, Parent shall continue in effect, a directors' and officers' liability "tail" insurance policy or policies covering the Parent D&O Indemnified Parties for events occurring at or prior to the Effective Time, that is substantially equivalent to and in any event not less favorable in the aggregate than the existing policies of Parent as of the date of this Agreement; *provided*, that Parent shall not pay for such "tail" policy more than 300% of the current annual premium paid by Parent for such insurance policy.

(d) In the event Parent or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving company or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent shall succeed to the obligations set forth in this Section 5.6.

5.7 Indemnification of Company's Officers and Directors.

(a) From the Effective Time through the sixth (6th) anniversary of the date on which the Effective Time occurs, the Surviving Company shall indemnify and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, manager or officer of Company (the "***Company D&O Indemnified Parties***"), against all Costs incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the Company D&O Indemnified Party is or was a director or officer of the Surviving Company, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Surviving Company would have been required under its Constituent Documents in effect on the date of this Agreement. Each Company D&O Indemnified Party will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit, proceeding or investigation from the Surviving Company upon receipt by the Surviving Company from the Company D&O Indemnified Party of a request therefor; *provided*, that any person to whom expenses are advanced provides an undertaking, as applicable, to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

(b) Parent shall cause the Constituent Documents of the Surviving Company to contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors, managers and officers of Company than are presently set forth in the Constituent Documents of Company, which provisions shall not be amended, modified or repealed for a period of six (6) years from the Effective Time in

a manner that would adversely affect the rights thereunder of individuals who, at or prior to the Effective Time, were directors, managers or officers of Company.

(c) At or prior to the Effective Time, Company shall purchase, and for a period of six (6) years following the Effective Time, the Surviving Company shall continue in effect, a directors' and officers' liability "tail" insurance policy or policies covering the Company D&O Indemnified Parties for events occurring at or prior to the Effective Time, that is substantially equivalent to and in any event not less favorable in the aggregate than the existing policies of Company as of the date of this Agreement; *provided*, that Company or the Surviving Company (as applicable) shall not pay for such "tail" policy more than 300% of the current annual premium paid by Company for such insurance policy.

(d) In the event the Surviving Company or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving company or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Company shall succeed to the obligations set forth in this Section 5.7.

5.8 Further Assurances. Without limiting any covenant contained in Section 4 or Section 5, which covenants shall control to the extent of any conflict with the succeeding provisions of this Section 5.8, each of Parent, Merger Sub and Company shall use commercially reasonable efforts, consistent with the terms of this Agreement, to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate the Merger and the other Transactions. Without limiting the generality of the foregoing, each Party to this Agreement: (a) shall use commercially reasonable efforts to make all filings and other submissions (if any) and give all notices (if any) required to be made and given by such Party in connection with the Transactions; (b) shall use commercially reasonable efforts to obtain each Consent reasonably required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such Party in connection with the Transactions or for such Contract to remain in full force and effect; (c) shall use commercially reasonable efforts to lift any injunction prohibiting, or any other legal bar to, the Transactions; (d) shall use commercially reasonable efforts to satisfy the conditions to Closing set forth in this Agreement and (e) execute or deliver any additional instruments necessary to consummate the Merger and the other Transactions, and to fully carry out the purposes of, this Agreement.

5.9 Public Announcement. Parent and Company have agreed upon the initial joint press release with respect to the execution of this Agreement, and will issue such press release promptly following the execution of this Agreement. From and after the date of this Agreement until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 9.1, so long as this Agreement is in effect, neither Parent nor Company, nor any of their respective Affiliates, shall issue or cause the publication of any press release or any public announcement with respect to the Transactions or this Agreement without the prior consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed), unless such Party determines, after consultation with outside counsel, that it is required by applicable Legal Requirements or by any listing agreement with or the listing rules of a national securities exchange or trading market to issue or cause the publication of any press

release or any public announcement with respect to the Transactions or this Agreement, in which event such Party shall endeavor, on a basis reasonable under the circumstances, to provide a meaningful opportunity to the other Party to review and comment upon such press release or public announcement in advance and shall give due consideration to all reasonable additions, deletions or changes suggested thereto. Notwithstanding the foregoing, the restrictions set forth in this Section 5.9 shall not apply to any release or announcement made or proposed to be made in connection with and related to a Change in Company Board Recommendation, in each case to the extent made in accordance with the provisions of this Agreement.

5.10 U.S. Tax Matters.

(a) Each of Parent, Merger Sub and Company and their respective Affiliates shall use their respective commercially reasonable efforts to cause the Merger to qualify for, and agree not to, and not to permit or cause any Affiliate or any Subsidiary to, knowingly take or cause to be taken, or knowingly fail to take any action or cause to be failed to be taken, any action which would reasonably be expected to prevent either the Merger or the Transactions from qualifying for the Intended Tax Treatment.

(b) The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a). The Parties shall not file any Tax Return, or take any position in any audit, claim, investigation, inquiry or other proceeding in respect of Taxes that is inconsistent with the Intended Tax Treatment, unless otherwise required pursuant to a final "determination" within the meaning of Section 1313(a) of the Code or any analogous provision of applicable state, local or foreign Legal Requirements. Each of the parties agrees to use reasonable best efforts to promptly notify all other parties of any challenge to the Intended Tax Treatment by any Governmental Authority.

(c) Notwithstanding anything to the contrary contained herein, Parent and Company each shall pay fifty percent (50%) of all transfer, documentary, sales, use, stamp, registration, value added or other similar Taxes incurred in connection with the Merger. The party responsible under applicable Legal Requirements shall file any necessary Tax Returns with respect to all such Taxes, and, if required by applicable Legal Requirements, each of Company, Parent and their respective Affiliates shall join in the execution of any such Tax Returns.

5.11 U.S. Securities Laws; Legends.

(a) The Parent Common Stock to be issued by Parent in the Merger will be issued pursuant to an exemption or exclusion from the registration requirements of the Securities Act under Regulation D or Regulation S promulgated under the Securities Act.

(b) With respect to any shares of Parent Common Stock issued by Parent in the Merger pursuant to Regulation S, Parent shall not register, and shall refuse any request to register, any transfer of such shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

(c) Following the Closing, until such time as each Company Shareholder is able to sell all of the Parent Common Stock received under this Agreement without any limitations under Rule 144 under the Securities Act ("***Rule 144***"), Parent agrees that it shall use its commercially practicable best efforts to file the reports required to be filed by it in accordance with Rule 144(c)(1) (or, if Parent is not required to file such reports, it will, upon the request of any Company Shareholder, use its commercially practicable best efforts to make publicly available the information specified by Rule 144(c)(2) as may be required for resale by the Company Shareholder of the Parent Common Stock in reliance on Rule 144, if applicable). Parent agrees to use its commercially practicable best efforts to (i) cause the Parent's transfer agent (the "***Parent Transfer Agent***") to remove the legend set forth in Section 5.11(d) below from the Parent Common Stock and any other restrictive annotation or stop transfer restrictions, if applicable, and (ii) if applicable, cause its legal counsel to deliver any necessary legal opinions to the Parent Transfer Agent in connection with the preceding clause (i). Parent shall be responsible for the reasonable fees of the Company Shareholder, its legal counsel and any other reasonable, out of pocket fees associated with the matters set forth in clauses (i) and (ii) of the preceding sentence.

(d) Parent shall be entitled to place appropriate legends on the certificates evidencing any shares of Parent Common Stock to be issued in the Merger (or, with respect to shares of Parent Common Stock held in book-entry form, to instruct Parent's transfer agent to record such a legend or other notation on the share register of Parent) as required by or relating to Regulation D, Regulation S or Rule 144 under the Securities Act and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, as follows:

(i) Legends affixed to certificates for shares of Parent Common Stock issued pursuant to Regulation D (or recorded by the transfer agent with respect to shares issued in book-entry form) shall bear legends substantially as follows:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT."

(ii) Legends affixed to certificates for shares of Parent Common Stock issued pursuant to Regulation S (or recorded by the transfer agent with respect to shares issued in book-entry form) shall, through and including the first Business Day after the first anniversary of the issuance of the Parent Common Stock, bear legends substantially as follows:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE

COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE FIRST ANNIVERSARY OF THE ISSUANCE, THE SHARES MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS."

"HEDGING TRANSACTIONS INVOLVING THESE SHARES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT."

5.12 Cooperation. Each Party shall cooperate reasonably with the other Party and shall provide the other Party with such assistance as may be reasonably requested for the purpose of facilitating the performance by each Party of its respective obligations under this Agreement and to enable the Surviving Company to continue to meet its obligations following the Closing.

5.13 Directors and Officers.

(a) Parent and Company shall obtain and deliver to the other Party at or prior to the Effective Time the resignation of each officer and director of Parent and Company, as applicable, who is not continuing as an officer or director of Parent or the Surviving Company, as applicable, following the Effective Time. Company shall, no fewer than five (5) Business Days prior to the Closing Date, provide to Parent the name of Company's remaining designee to the Board of Directors of Parent. Parent shall use its reasonable best efforts to take all actions necessary so that, effective as of immediately following the Effective Time, the Board of Directors of Parent shall be comprised of nine (9) members and shall be as set forth on Schedule B hereto, with each director holding office from and after the Effective Time until the earliest of the appointment of his or her respective successor, his or her resignation or his or her proper removal; provided however, that such Board of Directors designations shall otherwise comply with the applicable listing requirements of the Exchange and applicable Legal Requirements, and, provided, further, that if any of such individuals are unwilling or unable to serve as a director, then the party entitled to designate such member of the Board of Directors shall be entitled to designate another individual or individuals, as the case may be, to serve as a director of Parent immediately following the Effective Time, and Parent shall use its reasonable best efforts to take all actions necessary so that, effective as of immediately following the Effective Time, such individual or individuals shall be elected or appointed to the Board of Directors of Parent.

(b) Following the Effective Time, Ken Berlin shall continue to serve as Chief Executive Officer of Parent. Notwithstanding anything to the contrary herein: (i) nothing in this Section 5.13(b) shall confer on any Person any right or guarantee of continued employment (or compensation or severance with respect thereto) with Parent or any Subsidiary thereof following the Closing; and (ii) for the avoidance of doubt, and without limiting Section 10.8, no Person shall be a third-party beneficiary of this Section 5.13(b).

5.14 Section 16 Matters. Prior to the Effective Time, Parent shall take all such steps as may be required (to the extent permitted under applicable Legal Requirements) to cause any acquisitions of Parent Common Stock and any options to purchase Parent Common Stock resulting from the Transactions, including the Merger, by each individual who is reasonably expected to become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

5.15 Treatment of Parent Warrants. If any holder of a Parent Warrant issued in connection with Parent's September 2018 offering properly exercises such holder's right to receive a cash payment in connection with the Transactions pursuant to the terms and conditions of the underlying agreement governing such Parent Warrant, Parent shall promptly pay such cash payment to such holder, in each case in such amount as determined in accordance with, and pursuant to the procedures set forth in, such agreement governing such Parent Warrant.

5.16 Notice of Certain Events. Each of the Parties shall promptly notify the other Parties after receiving or becoming aware of (a) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with the Transactions, (b) any Effect that would have a Parent Material Adverse Effect, in the case of Parent, or a Company Material Adverse Effect, in the case of Company, (c) any Legal Proceeding commenced or, to its knowledge, threatened against, relating to or otherwise involving Parent or any of its Subsidiaries or Company or any of its Subsidiaries, as the case may be, and (d) any Effect that has occurred that would reasonably be expected to result in any of the conditions set forth in Section 6, Section 7 and Section 8 not being satisfied; *provided, however*, that the delivery of any notice pursuant to this Section 5.16 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice; *provided, further,* that, notwithstanding the foregoing, a failure to comply with this Section 5.16 shall not constitute the failure of any condition set forth in Section 6, Section 7 and Section 8 to be satisfied unless the underlying change or event would independently result in the failure of a condition set forth in Section 6, Section 7 and Section 8 to be satisfied.

5.17 Parent Consent as Sole Stockholder of Merger Sub. Parent shall deliver to Company within two (2) Business Days of the date of this Agreement evidence of its approval, as the sole stockholder of Merger Sub, of the adoption of this Agreement and of the Transactions, including the Merger.

5.18 Stockholder Litigation. Each of Parent and Company shall promptly notify the other Party following receipt of any claim, threat or the filing of any litigation by any stockholder of such Party against such Party and/or its directors or executive officers ("***Shareholder Litigation***"). Each of Parent and Company shall give the other Party the opportunity to participate in (at such Party's sole cost and expense), and each of Parent and

Company shall reasonably cooperate with respect to, the defense or settlement of any Shareholder Litigation, and neither Party shall settle or offer to settle any such litigation without the prior written consent of the other Party.

5.19 Tax Rulings.

(a) As soon as practicable after the date of this Agreement, Company shall instruct its Israeli counsel, advisors and/or accountants to prepare and file with the ITA, in full coordination with Parent's advisors, an application for a ruling as part of the 104(h) ruling referred to in Section 5.19(b), confirming that: (i) Parent and anyone on its behalf shall be exempt from withholding tax in relation to payments made under this Agreement to the 102 Trustee in relation to any 102 Company Options, 3(i) Company Options and 102 Company Shares; (ii) the assumption of 102 Company Options and 3(i) Company Options or exchange of 102 Company Shares for 102 Parent Shares will not constitute a violation of the requirements of Section 102 or a taxable event and tax continuity will apply to the 102 Parent Options, 3(i) Parent Options and 102 Parent Shares issued in exchange for 102 Company Options, 3(i) Company Options and 102 Company Shares, respectively; (which ruling may be subject to customary conditions regularly associated with such a ruling and which may include additional issues which are raised by the ITA in light of the factual background of the ruling request) (the "***Option Tax Ruling***"). Company shall include in the request for the Option Tax Ruling a request to exempt Parent, the Surviving Company, the Exchange Agent and their respective agents from any withholding obligation with respect to the assumption of the 102 Company Options and 3(i) Company Options and issuance of 102 Parent Shares to the 102 Trustee. Each of Company and Parent shall cause its respective Israeli counsel, advisors and accountants to coordinate all activities, and to cooperate with each other, with respect to the preparation and filing of such application and with respect to any written or oral submission that may be necessary, proper or advisable in order to obtain the Option Tax Ruling. Subject to the terms and conditions hereof, Company shall use reasonable best efforts to promptly take, or cause to be taken, all action and to do, or cause to be done, all things necessary under applicable Legal Requirements to obtain the Option Tax Ruling, as promptly as practicable. If the Option Tax Ruling is not granted prior to the Closing, Company shall seek to obtain prior to the Closing an interim Tax ruling confirming, among other things, that Parent and any Person acting on its behalf (including the Exchange Agent) shall be exempt from Israeli withholding tax in relation to assumption of the 102 Company Options and 3(i) Company Options and issuance of 102 Parent Shares to the 102 Trustee (the "***Interim Option Tax Ruling***"). To the extent that prior to the Closing an Interim Option Tax Ruling shall have been obtained, then all references herein to the Option Tax Ruling shall be deemed to refer to such Interim Option Tax Ruling, until such time that a final definitive Option Tax Ruling is obtained. The final text of the Option Tax Ruling and the Interim Option Tax Ruling, including appendices thereof, shall in all circumstances be subject to the prior written confirmation of Parent and its counsel, which consent shall not unreasonably be withheld, delayed or conditioned. Company shall provide Parent and Parent's counsel with an update of any meeting or discussion with the ITA within two (2) Business Days of such meeting or discussion. To the extent that the Israeli Income Tax Ruling substitutes the need for the Option Tax Ruling and the Interim Option Tax Ruling, then any reference to the Option Tax Ruling and the Interim Option Tax Ruling shall be deemed to read the Israeli Income Tax Ruling with the necessary changes. Parent shall take the necessary steps to assume the Company Employee Plan as necessary to assume the 102 Company Options

and 3(i) Company Options and issuance of 102 Parent Shares to the 102 Trustee in connection with the Merger.

(b) Israeli Income Tax Ruling. As soon as practicable after the date of this Agreement, but no later than fourteen (14) days, Company shall prepare and file with the ITA an application for a Tax ruling pursuant to the provisions of Section 104(h) to the Ordinance on behalf of the Company Shareholders who elect to become a party to such a Tax ruling (each, an "***Electing Holder***"), which application shall be filed only after allowing Parent and its Israeli counsel to review, comment on and approve such application in advance of its submission to the ITA, deferring any obligation to pay capital gains tax on the exchange of the Company Shares in the Merger (the "***Israeli Income Tax Ruling***"); provided that (i) neither the Israeli Interim Income Tax Ruling nor the Israeli Income Tax Ruling shall impose any restrictions or obligations on Parent or any of its subsidiaries or the Surviving Company, without Parent's prior written consent, (ii) the final wording of such rulings shall be approved in advance by Parent or its Israeli counsel, and (iii) any Costs associated with the application for such rulings shall be paid by reducing from the Merger Consideration payable to, or otherwise funded by, the Electing Holders. Subject to the terms and conditions hereof, the Parties shall use their reasonable best efforts to promptly take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Legal Requirements to obtain the Israeli Income Tax Ruling as promptly as practicable. Company shall provide Parent and Parent's counsel with a notice regarding any meeting or discussion with the ITA within three (3) Business Days prior to such meeting or discussion and, if requested, shall allow Parent's counsel to participate in such meeting or discussion. The Parties hereby agree, that to the extent so required under the relevant Israeli Income Tax Ruling, the Merger Consideration distributable to Company Shareholders at the Closing in accordance with this Agreement shall be deposited with a Paying Agent or trustee, who shall act as a paying, escrow agent or trustee, subject to the terms of the Israeli Income Tax Ruling and a customary paying agent agreement shall be executed prior to the Closing by and between the Paying Agent, Parent and Company.

(c) Each Party shall, and shall instruct its Representatives to cooperate with the other parties and their respective counsels and representatives, with respect to the preparation and filing of such applications and in the preparation of any written or oral submissions that may be necessary, proper or advisable to obtain the Israeli Income Tax Ruling or the Option Tax Ruling. For the avoidance of doubt, the Parties shall not, and shall cause its Representatives not to, make any application to the ITA with respect to any matter relating to the subject matter of the Israeli Income Tax Ruling or the Option Tax Ruling without the consent of other Parties (such consent not to be unreasonably withheld, conditioned or delayed), and Company will inform Parent of the content of any discussions and meetings relating thereto with the ITA.

5.20 Takeover Statutes. If any Takeover Statute is or may become applicable to the Transactions, each of Parent, the Board of Directors of Parent, Company and the Board of Directors of Company, as applicable, shall grant such approvals and take such actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on the Transactions.

5.21 Termination of Certain Company Contracts. As soon as practicable after the date of this Agreement, and in any event prior to the Closing Date, the Company shall terminate the Company Contracts set forth on Schedule C hereto (the "***Terminating Company Contracts***"), such that the Terminating Company Contracts shall have no force or effect as of the Closing (other than, in each case, any provisions with respect to confidentiality or other provisions that survive termination pursuant to the terms of the Termination Company Contracts, as applicable).

5.22 Parent Option Agreements. Parent shall use commercially reasonable efforts to deliver to Company, as promptly as practicable, all written option agreements of Parent that Parent has not made available to Company as of the date hereof.

SECTION 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH PARTY

The obligations of each Party to effect the Merger and otherwise consummate the Transactions to be consummated at the Closing are subject to the satisfaction or, to the extent permitted by applicable Legal Requirements, the written waiver by each of the Parties, at or prior to the Closing, of each of the following conditions:

6.1 No Restraints. No Legal Requirement shall have been adopted or promulgated after the date of this Agreement, and no temporary restraining order, preliminary or permanent injunction or other Order shall have been issued and remain in effect, by a Governmental Authority of competent jurisdiction having the effect of making the Merger illegal or otherwise prohibiting consummation of the Transactions.

6.2 Company Shareholder Approval. The Company Shareholder Approval shall have been duly obtained.

6.3 Regulatory Matters. Any waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired or the necessary approval or clearance shall have been obtained. Any other applicable waiting periods (or any extension thereof), consents, waivers, filings or approvals under any applicable Legal Requirements required to consummate the Transactions shall have expired, been terminated, been made or been obtained.

SECTION 7. ADDITIONAL CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the Transactions to be consummated at the Closing are subject to the satisfaction or, to the extent permitted by applicable Legal Requirements, the written waiver by Parent, at or prior to the Closing, of each of the following conditions:

7.1 Accuracy of Representations. Each of the Company Fundamental Representations shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent in either case that such representations and warranties speak as of another date). The representations and warranties of Company set forth in this Agreement (except for the Company Fundamental Representations), made as if none of such representations and warranties contained any

qualifications or limitations as to "materiality" or Company Material Adverse Effect, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent in either case that such representations and warranties speak as of another date), except where the failure of such representations and warranties to be true and correct as so made does not constitute a Company Material Adverse Effect.

7.2 Performance of Covenants. Each of the covenants and obligations in this Agreement that Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed by Company in all material respects.

7.3 Agreements and Other Documents. Parent shall have received the following documents, each of which shall be in full force and effect as of immediately prior to the Closing:

(a) a certificate duly executed by the Chief Executive Officer and Chief Financial Officer of Company confirming that the conditions set forth in Sections 7.1, 7.2 and 7.4 have been duly satisfied;

(b) written resignations in forms satisfactory to Parent, dated as of the Closing Date and effective as of the Closing executed by the directors of Company who are not to continue as directors of Parent pursuant to Section 5.13 hereof;

(c) evidence satisfactory to Parent that the Terminating Company Contracts have been terminated in accordance with Section 5.21;

(d) a certificate duly executed by the Chief Executive Officer and Chief Financial Officer of the Company setting forth (i) the number of outstanding Securities of the Company and each component thereof (broken down by outstanding shares, options and other Securities) and indicating if such Securities are not vested (and is not expected to be vested as a result of the Merger), including, as applicable, the exercise price and the applicable vesting schedule of each Company Option or Company Warrant, and (ii) a shareholders register of the Company maintained in accordance with Sections 127 and 130 of the ICL, as of the Closing, which shall be certified by the Chief Executive Officer and Chief Financial Officer of the Company;

(e) Waivers in the form of Schedule 1.6(f) attached hereto, duly executed by the holders of at least 60% of the then outstanding Series C Preferred Shares, including therein the holders of a majority of the Series C Preferred Shares then held by Company Shareholders who do not hold other classes of Company Shares; and

(f) Waivers in the form of Schedule 1.5(c) attached hereto, duly executed by the two holders of a majority of the outstanding Company Options under Company Employee Plan.

7.4 No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect that is continuing.

SECTION 8. ADDITIONAL CONDITIONS PRECEDENT TO OBLIGATION OF COMPANY

The obligations of Company to effect the Merger and otherwise consummate the Transactions to be consummated at the Closing are subject to the satisfaction or, to the extent permitted by applicable Legal Requirements, the written waiver by Company, at or prior to the Closing, of each of the following conditions:

8.1 Accuracy of Representations. Each of the Parent Fundamental Representations shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent in either case that such representations and warranties speak as of another date). The representations and warranties of Parent set forth in this Agreement (except for the Parent Fundamental Representations), made as if none of such representations and warranties contained any qualifications or limitations as to "materiality" or Parent Material Adverse Effect, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent in either case that such representations and warranties speak as of another date), except where the failure of such representations and warranties to be true and correct as so made does not constitute a Parent Material Adverse Effect.

8.2 Performance of Covenants. All of the covenants and obligations in this Agreement that either Parent or Merger Sub is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

8.3 Agreements and Other Documents. Company shall have received the following documents, each of which shall be in full force and effect as of immediately prior to the Closing:

(a) a certificate duly executed by the Chief Executive Officer and Chief Financial Officer of Parent confirming that the conditions set forth in Sections 8.1, 8.2 and Section 8.4 have been duly satisfied;

(b) written resignations in forms satisfactory to Company, dated as of the Closing Date and effective as of the Closing executed by the officers and directors of Parent who are not to continue as officers or directors of Parent pursuant to Section 5.13 hereof;

(c) a duly executed copy of the IIA Undertaking; and

(d) a certificate duly executed by the Chief Executive Officer and Chief Financial Officer of Parent setting forth the number of outstanding Securities of Parent and each component thereof (broken down by outstanding shares, options and other Securities) and indicating if such Securities are not vested (and is not expected to be vested as a result of the Merger), including, as applicable, the exercise price and the applicable vesting schedule of each Parent Option or Parent Warrant.

8.4 No Parent Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Parent Material Adverse Effect that is continuing.

8.5 Israeli Tax Rulings. Company shall have obtained the Option Tax Ruling and the Israeli Income Tax Ruling or the Israeli Interim Income Tax Ruling and, if necessary, the

Parties shall have entered into a customary paying agent agreement for the implementation of the Option Tax Ruling and the Israeli Income Tax Ruling and/or the Israeli Interim Income Tax Ruling.

8.6 Board of Directors of Parent.

. Subject to the Company's compliance with, and the requirements set forth in, Section 5.13(a), including the provision of the designated nominees of Company to the Board of Directors of Parent, Company shall have received a copy of a duly adopted and executed written consent of the Board of Directors of Parent, dated as of the Closing Date and effective immediately following the Effective Time, containing the resolution set forth on Exhibit F.

SECTION 9. TERMINATION.

9.1 Termination. This Agreement may be terminated and the Transactions may be abandoned, except as otherwise provided below, at any time prior to the Effective Time (whether before or after the Company Shareholder Approval is obtained (except as otherwise set forth below)):

(a) by mutual written consent of Parent and Company;

(b) by either Parent or Company if:

(i) the Merger shall not have been consummated by January 22, 2024 (subject to possible extension as provided in this Section 9.1(b), the "***End Date***");

(ii) any restraint (other than a temporary restraining order, preliminary injunction or similar non-permanent Order) having any of the effects set forth in Section 6.1 shall be in effect and shall have become final and non-appealable; or

(iii) the Company Shareholder Approval shall not have been obtained at the Company Shareholders' Meeting or any adjournments or postponements thereof.

provided, *however*, that the right to terminate this Agreement pursuant to this Section 9.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the primary cause of, or directly resulted in, the failure of any such condition;

(c) by Company if:

(i) Parent or Merger Sub shall have breached or failed to perform any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (A) is incapable of being cured by Parent or Merger Sub, as applicable, prior to the End Date or is not cured by the earlier of (x) thirty (30) days following written notice to Parent or Merger Sub by Company of such breach or (y) the End Date and (B) would result in a failure of any condition set forth in Section 8.1 or Section 8.2; *provided*, *however*, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 9.1(c)(i), if the Company is in breach of its representations, warranties or covenants set forth in this Agreement such that Parent would be entitled to terminate this Agreement pursuant to Section 9.1(d)(i);

(ii) The Board of Directors of Parent shall (A) make any public recommendation in connection with a tender offer or exchange offer that is subject to Regulation 14D under the Exchange Act other than a recommendation in a Solicitation/Recommendation Statement on Schedule 14D-9 against such tender offer or exchange offer, (B) if an Acquisition Proposal shall have been publicly announced or disclosed, fail to recommend against such Acquisition Proposal on or prior to the earlier of ten (10) Business Days after such Acquisition Proposal shall have been publicly announced or disclosed;

(iii) Parent shall have Willfully Breached this Agreement;

(d) by Parent if:

(i) Company shall have breached or failed to perform any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (A) is incapable of being cured by Company prior to the End Date or is not cured by the earlier of (x) thirty (30) days following written notice to Company by Parent of such breach or (y) the End Date and (B) would result in a failure of any condition set forth in Section 7.1 or Section 7.2; *provided, however*, that Parent shall not be entitled to terminate this Agreement pursuant to this Section 9.1(d)(i), if Parent is in breach of its representations, warranties or covenants set forth in this Agreement such that the Company would be entitled to terminate this Agreement pursuant to Section 9.1(c)(i);

(ii) Company or its Representatives shall have Willfully Breached any of their respective obligations under Section 4.4;

(iii) the Board of Directors of Company shall effect a Change in Company Board Recommendation; or

(iv) Company shall have Willfully Breached this Agreement.

9.2 Notice of Termination; Effect of Termination. The Party terminating this Agreement pursuant to Section 9.1 (other than pursuant to Section 9.1(a)) shall deliver prompt written notice thereof to the other Parties setting forth in reasonable detail the provision of Section 9.1 pursuant to which this Agreement is being terminated and the facts and circumstances forming the basis for such termination pursuant to such provision. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect; *provided*, *however*, that (i) this Section 9.2, Section 9.3, and Section 10 shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any Party for its fraud or from any liability for any Willful Breach of this Agreement.

9.3 Expenses; Termination Fees.

(a) Except as set forth in this Section 9.3, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such expenses, whether or not the Merger is consummated; *provided*, *however*, that Parent and Company shall share equally all filing fees and expenses, other than attorneys' and accountants'

fees and expenses, incurred in relation to the filings by the Parties under any filing requirement under the HSR Act and any Foreign Competition Law applicable to this Agreement and the Transactions.

(b) If:

(i) this Agreement is terminated pursuant to (A) Section 9.1(c)(ii), (B) Section 9.1(c)(iii) or (C) Section 9.1(b)(i) or Section 9.1(c)(i) if Company could have terminated pursuant to Section 9.1(c)(ii); or

(ii) (A) this Agreement is terminated pursuant to Section 9.1(b)(i), Section 9.1(c)(i), Section 9.1(c)(ii) or Section 9.1(c)(iii) (B) in the case of a termination pursuant to Section 9.1(b)(i) Section 9.1(c)(i), Section 9.1(c)(ii) or Section 9.1(c)(iii), an Acquisition Proposal shall have been made to the Board of Directors of Parent or becomes publicly known, prior to the date of such termination and (C) within twelve (12) months of such termination, Parent enters into a definitive agreement with any third party to consummate, or consummates, an Acquisition Proposal,

then Parent shall pay to Company, by wire transfer of immediately available funds, an amount equal to (such amount, the "***Parent Termination Fee***") (x) $1,000,000 in the case of termination pursuant to clause (b)(i) above, within two (2) Business Days of the date of termination or (y) $3,000,000 in the case of termination pursuant to clause (b)(ii) above, within two (2) Business Days of the date of the first to occur of (I) the execution of a definitive agreement relating to an Acquisition Proposal and (II) consummation of a transaction relating to an Acquisition Proposal. It is understood that under no circumstances will the Parent Termination Fee be payable on more than one occasion, and any Parent Termination Fee paid pursuant to clause (b)(i) above shall be credited against any Parent Termination Fee paid pursuant to clause (b)(ii) above, as applicable.

(c) If:

(i) this Agreement is terminated pursuant to (A) Section 9.1(d)(ii), (B) or Section 9.1(d)(iii), (C) Section 9.1(d)(iv), or (D) Section 9.1(b)(i), Section 9.1(b)(iii) or Section 9.1(d)(i) if Parent could have terminated pursuant to Section 9.1(d)(ii) or Section 9.1(d)(iii); or

(ii) (A) this Agreement is terminated pursuant to Section 9.1(b)(i), Section 9.1(b)(iii) or Section 9.1(d)(i), Section 9.1(d)(ii), Section 9.1(d)(iii) or Section 9.1(d)(iv) (B) (1) in the case of a termination pursuant to Section 9.1(b)(i) or Section 9.1(d)(i), Section 9.1(d)(ii), Section 9.1(d)(iii) or Section 9.1(d)(iv), an Acquisition Proposal shall have been made to the Board of Directors of Company or becomes publicly known, prior to the date of such termination, or (2) in the case of a termination pursuant to Section 9.1(b)(iii), an Acquisition Proposal shall have been made to the Board of Directors of Company or becomes publicly known, prior to the date of the Company Shareholders' Meeting, and (C) within twelve (12) months of such termination, Company enters into a definitive agreement with any third party to consummate, or consummates, an Acquisition Proposal,

then Company shall pay to Parent, by wire transfer of immediately available funds, an amount equal to (such amount the "***Company Termination Fee***") (x) $1,000,000, in the case of termination pursuant to clause (c)(i) above, within two (2) Business Days of the date of termination or (y) $3,000,000 in the case of termination pursuant to clause (c)(ii) above, within two (2) Business Days of the date of the first to occur of (I) the execution of a definitive agreement relating to an Acquisition Proposal and (II) consummation of a transaction relating to an Acquisition Proposal. It is understood that under no circumstances will the Company Termination Fee be payable on more than one occasion, and any Company Termination Fee paid pursuant to clause (c)(i) above shall be credited against any Company Termination Fee paid pursuant to clause (c)(ii) above, as applicable.

(d) Each of the Parties acknowledges that the agreements contained in this Section 9.3 are an integral part of this Agreement, and that the Parent Termination Fee or the Company Termination Fee is not a penalty, but rather is a reasonable amount that will compensate Company or Parent, as applicable, in the circumstances in which such payment is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions. In addition, if any Party fails to pay in a timely manner any amount due pursuant to Section 9.3(a), Section 9.3(b) or Section 9.3(c), as applicable, then (i) such Party shall reimburse the other Party for all costs and expenses (including disbursements and fees of counsel) incurred in the collection of such overdue amount, including in connection with any related Legal Proceedings commenced and (ii) such Party shall pay to the other Party interest on the amount payable pursuant to Section 9.3(a), Section 9.3(b) or Section 9.3(c) from and including the date payment of such amount was due to but excluding the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made plus 2%. Notwithstanding anything to the contrary in this Agreement, upon payment of the Termination Fee pursuant to this Section 9.3, neither the paying party nor any of its Subsidiaries or any of their respective former, current or future officers, directors, partners, stockholders, managers, members, Affiliates or agents shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions, except in the event of material willful or intentional breach of, or fraud in connection with, this Agreement (collectively, an "***Intentional Breach***"); provided, however, that any Parent Termination Fee or Company Termination Fee, as applicable, received by either Party shall reduce the amount of any damages payable by the other party, if any, in respect of any such material willful or intentional breach or such fraud.

SECTION 10. MISCELLANEOUS PROVISIONS

10.1 Non-Survival of Representations and Warranties. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein (including Section 5.8) that by their terms apply or are to be performed in whole or in part after the Effective Time and this Section 10.

10.2 RESERVED.

10.3 Amendment. This Agreement may be amended with the approval of the respective Boards of Directors of Company, Merger Sub and Parent at any time (whether before or after the Company Shareholder Approval is obtained); *provided*, *however*, that after any such adoption and approval of this Agreement by a Party's stockholders, no amendment shall be made which by Legal Requirement requires further approval of the stockholders of such Party without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of Company, Merger Sub and Parent.

10.4 Waiver.

(a) No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b) No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

10.5 Entire Agreement; Counterparts. This Agreement (including the Schedules, Annexes and Exhibits hereto) and the other agreements and instruments referred to in this Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the Parties with respect to the subject matter hereof and thereof; *provided*, *however*, that the Confidentiality Agreement shall not be superseded and shall remain in full force and effect in accordance with its terms. This Agreement may be executed and delivered (including by e-mail of a .pdf, .tif, .jpeg or similar attachment ("***Electronic Delivery***")) in two (2) or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Any such counterpart, to the extent delivered using Electronic Delivery shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent that such defense relates to lack of authenticity.

10.6 Applicable Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement and all actions arising under of in connection therewith shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of laws principles (whether of the State of Delaware or

otherwise) that would result in the application of the Legal Requirements of any other state; *provided* that notwithstanding the foregoing, the Merger, the Option Tax Ruling (if any), the Israeli Income Tax Ruling and any tax withholding under Israeli law in connection with the Merger and any consideration provided thereunder shall be governed by and construed in accordance with the laws of Israel.

(b) Each of the Parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware, in any Legal Proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the Transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such Legal Proceeding except in the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware, (ii) agrees that any claim in respect of any such Legal Proceeding may be heard and determined in the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware, (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such Legal Proceeding in such courts and (iv) waives, to the fullest extent permitted by applicable Legal Requirements, the defense of an inconvenient forum to the maintenance of such Legal Proceeding in such courts. Each of the Parties hereto (A) agrees that a final judgment in any such Legal Proceeding shall be conclusive and may be enforced in other jurisdictions (including Israel) by suit on the judgment or in any other manner provided by applicable Legal Requirements and (B) waives any objection to the recognition and enforcement by a court in other jurisdictions (including Israel) of any such final judgment.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER, OR THE OTHER AGREEMENTS TO BE ENTERED INTO IN CONNECTION HEREWITH, AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.6(C).

10.7 Attorneys' Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties under this Agreement, the prevailing Party in such action or suit shall be entitled to recover its reasonable sum out-of-pocket attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

10.8 Assignability; No Third Party Beneficiaries. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; *provided*, *however*, that neither this Agreement nor any of a Party's rights or obligations hereunder may be assigned or delegated by such Party without the prior written consent of the other Party, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by such Party without the other Party's prior written consent shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, including the Persons described or identified in Section 5.13, other than the parties hereto, the Parent D&O Indemnified Parties and the Company D&O Indemnified Parties to the extent of their respective rights pursuant to Section 5.6, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

10.9 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given on the date of delivery if delivered personally, by email (which is confirmed), or sent by a nationally recognized overnight courier service (providing proof of delivery). All notices hereunder shall be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

if to Parent or Merger Sub:

Ayala Pharmaceuticals, Inc.
9 Deer Park Drive, Suite K-1
Monmouth Junction, NJ 08852, USA
E-Mail: Ken.b@ayalapharma.com
Attention: Ken Berlin

with a copy (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, NY 10178
Attention: Robert W. Dickey
Email: robert.dickey@morganlewis.com

with a copy (which shall not constitute notice) to:

Meitar | Law Offices
16 Abba Hillel Rd.
Ramat Gan 5250608, Israel
Atten.: Haim Gueta, Adv., Shachar Hadar, Adv.
Email: haimg@meitar.com, shacharh@meitar.com

if to Company:

Biosight Ltd.
3 Hayarden St., Airport City
P.O.B 1083
Lod 7019802
Israel
E-Mail: ruth@biosight-pharma.com
Attention: Ruth Ben Yakar

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP
630 Eighth Avenue
New York, NY 10018
Telephone No.: +1 212 459 7269
E-Mail: mkatz@goodwinlaw.com
Attention: Mayan Katz

with a copy (which shall not constitute notice) to:

Horn & Co. Law Offices
Amot Investments Tower, 24th Floor
2 Weizmann St., Tel-Aviv, 6423902, Israel
Telephone No.: +972-3-637 8200
E-Mail: yhorn@hornlaw.co.il
Attention: Adv. Yuval Horn

10.10 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Legal Requirement or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Notwithstanding the foregoing, upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the Transactions are consummated as originally contemplated to the greatest extent possible.

10.11 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity, and

each of the Parties hereto waives any bond, surety or other security that might be required of any other Party with respect thereto.

10.12 Construction. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "made available" or "delivered" shall be deemed to mean that such information was included in Parent's electronic data room or Company's electronic data room, as applicable, at least five (5) Business Days prior to the date of this Agreement or solely with respect to the Parent SEC Reports, filed with and publicly available on the SEC's Electronic Data Gathering Analysis and Retrieval system at least five (5) Business Days prior to the date of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and the masculine gender shall include the feminine and neuter genders. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. The words "hereby," "herein," "hereof," "hereunder" and words of similar import refer to this Agreement as a whole (including any Exhibits hereto and Schedules delivered herewith) and not merely to the specific section, paragraph or clause in which such word appears. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Except as otherwise expressly provided herein, all references to "Dollars" or "$" shall be deemed references to the lawful money of the United States of America. Any reference in this Agreement to a date or time shall be deemed to be such date or time in the City of New York, New York, U.S.A., unless otherwise specified. Any reference to a number of days shall refer to calendar days unless Business Days are specified. Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall upon a Saturday, Sunday, or any date on which banks in New York, New York or Tel Aviv, Israel are authorized or obligated by Legal Requirement to be closed, the Party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular Business Day. References to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under said statutes) and to any section of any statute, rule or regulation including any successor to said section. All terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein. When reference is made herein to a Person, such reference shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires. The terms "or", "any" and "either" are not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". The word "will" shall be construed to have the same meaning and effect as the word "shall".

[*Remainder of page intentionally left blank*]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

AYALA PHARMACEUTICALS, INC.

DocuSigned by:

By: Ken Berlin
9A03853749694A6

Name: Kenneth A. Berlin
Title: President, Chief Executive Officer and Director

ADVAXIS ISRAEL LTD.

DocuSigned by:

By: Ken Berlin
9A03853749694A6

Name: Kenneth A. Berlin
Title: Director

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

BIOSIGHT LTD.

DocuSigned by:

By: BioSight Ltd.
A5159765F16741E

Name: Pini Orbach

Title: Chairman of the Board

SCHEDULE A

PERSONS EXECUTING COMPANY SUPPORT AGREEMENTS

1. Arkin Bio Ventures Limited Partnership
2. Arkin Communication Ltd.
3. Israel Biotech Fund I, L.P.
4. Israel Biotech Fund II, L.P.
5. Marstrand Partners L.P.
6. Odessey I, L.P.
7. Sharam I. Sasson and Fariba J. Sasson, Trustees of the Sasson Family Trust U/D/T dated December 28, 1994.

SCHEDULE B

PARENT BOARD OF DIRECTORS

1. Kenneth Berlin
2. Robert Spiegel
3. David Sidransky
4. Murray A. Goldberg
5. Roni Appel
6. Pini Orbach
7. Yuval Cabilly
8. Vered Bisker-Leib
9. One member to be designated in writing by Company no fewer than five (5) Business Days prior to Closing

SCHEDULE C

COMPANY CONTRACTS TO BE TERMINATED

1. Amended and Restated Investor's Rights Agreement, dated as of March, 2020, by and among the Company, Dr. Stela Gengrinovitch, Mark Gengrinovitch, the Investors Listed on Schedule A-1 thereto.

2. Joinder and Amendment to Amended and Restated Investors' Rights Agreement, dated as of December 1, 2020, by and among the Company, Phoenix Insurance Company, Ltd., Phoenix Insurance Company Ltd. (for Nostro) and Phoenix Excellence Pension and Provident Fund Ltd. (collectively "Phoenix").

3. Joinder and Amendment to Amended and Restated Investors' Rights Agreement, dated as of December 1, 2020, by and among the Company, Migdal Insurance Company Ltd. and Migdal Makefet Pension and Provident Funds Ltd. (collectively, "Migdal").

4. Side Letter to Phoenix dated December 1, 2020.

5. Side Letter to Migdal dated December 1, 2020.

Exhibit A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

"***3(i) Company Options***" shall mean Company Options granted and subject to tax under Section 3(i) of the Ordinance.

"***102 Parent Shares***" shall mean shares of Parent Common Stock issued under the assumed Company Employee Plan and subject to tax pursuant to the Interim Option Tax Ruling and Option Tax Ruling and Section 102(b)(2) or 102(b)(3) of the Ordinance.

"***102 Company Options***" shall mean Company Options, which are subject to Tax pursuant to Sections 102 of the Ordinance.

"***102 Company Shares***" shall have the meaning set forth in Section 1.8(b).

"***102 Trustee***" shall mean IBI Capital Compensation and Trusts (2004) Ltd. appointed by Company to serve as trustee of the Company Employee Plan and the awards granted thereunder pursuant to Section 102 of the Ordinance.

"***Acceptable Confidentiality Agreement***" means an agreement with Parent or Company, as applicable, that is either (i) in effect as of the execution and delivery of this Agreement; or (ii) executed, delivered and effective after the execution and delivery of this Agreement, in either case containing provisions that require any counterparty thereto (and any of its Affiliates and representatives named therein) that receive material non-public information of, or with respect to, Parent or Company, as applicable, to keep such information confidential; *provided, however*, that, in each case, the confidentiality and use provisions contained therein are no less restrictive in the aggregate to such counterparty (and any of its Affiliates and Representatives as provided therein) than the terms of the Confidentiality Agreement (it being understood that such agreement need not contain any "standstill" or similar provisions or otherwise prohibit the making of any Acquisition Proposal).

"***Acquisition Proposal***" shall mean with respect to a Party hereto, any inquiry, proposal or offer from any Person, other than from the other party to the Agreement, relating to any (i) direct or indirect acquisition, purchase or exclusive license from the Party or its subsidiaries (whether in a single transaction or a series of related transactions) of assets of such party equal to 20% or more of the consolidated assets of such party and its Subsidiaries, or to which 20% or more of the revenues or earnings of such party and its Subsidiaries on a consolidated basis are attributable for the most recent fiscal year in which audited financial statements are then available, (ii) direct or indirect acquisition or issuance (whether in a single transaction or a series of related transactions) of 20% or more of any class of equity or voting securities of such party, (iii) tender offer or exchange offer that, if consummated, would result in such Person Beneficially Owning 20% or more of any class of equity or voting securities of such party, or (iv) merger, consolidation, share exchange, business combination, joint venture, reorganization, recapitalization, liquidation, dissolution or similar transaction or series of related transactions involving such party or any of its Subsidiaries, under which (A) such Person would, directly or indirectly, acquire assets equal to 20% or more of the consolidated assets of such party and its Subsidiaries, or to which 20% or more

of the revenues or earnings of such party and its Subsidiaries on a consolidated basis are attributable for the most recent fiscal year in which audited financial statements are then available, or (B) the stockholders or equityholders of such third party Person immediately after giving effect to such transaction(s) would Beneficially Own 50% or more of any class of equity or voting securities of such party or the surviving or resulting entity in such transaction(s), provided, however, that the transactions set forth on Part 1-A of the Parent Disclosure Schedule shall not constitute Acquisition Proposal.

"***Affiliates***" shall have the meaning for such term as used in Rule 145 under the Securities Act.

"***Agreement***" shall have the meaning set forth in the Preamble.

"***Antitrust Laws***" shall have the meaning set forth in Section 5.5(a).

"***Articles***" shall have the meaning set forth in the definition of "Company Shareholder Approval."

"***Bankruptcy and Equity Exception***" shall mean any bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Legal Requirements of general applicability relating to or affecting creditors' rights, to general equity principles (whether considered in a proceeding in equity or at law).

"***Board of Directors***" shall mean the board of directors of any specified Person.

"***Business Day***" shall mean a day, other than Friday, Saturday, Sunday or other day on which commercial banks in New York, New York or Tel Aviv, Israel are authorized or required by applicable Legal Requirements to close.

"***CARES Act***" shall mean the federal Coronavirus Aid, Relief, and Economic Security Act, and applicable rules and regulations.

"***Certificate of Merger***" shall have the meaning set forth in Section 1.3.

"***Change in Company Board Recommendation***" shall have the meaning set forth in Section 5.3(c).

"***Clayton Act***" shall mean the Clayton Act of 1914, as amended.

"***Closing***" shall have the meaning set forth in Section 1.3.

"***Closing Date***" shall have the meaning set forth in Section 1.3.

"***Closing Merger Consideration Shares***" shall have the meaning set forth in Section 1.8(a).

"***Code***" shall mean the Internal Revenue Code of 1986, as amended.

"***Company***" shall have the meaning set forth in the Preamble.

"***Company Benefit Plan***" shall have the meaning set forth in Section 3.13(j).

"***Company Board Recommendation***" shall have the meaning set forth in Section 5.3(b).

"***Company Contract***" shall mean any Contract (a) to which Company or any of its Subsidiaries is a Party; (b) by which Company or any Subsidiary of Company or any Company IP Rights or any other asset of Company or its Subsidiaries is or may become bound or under which Company or any Subsidiary of Company has, or may become subject to, any obligation; or (c) under which Company or Subsidiary of Company has or may acquire any right or interest.

"***Company D&O Indemnified Parties***" shall have the meaning set forth in Section 5.7(a).

"***Company Disclosure Schedule***" shall have the meaning set forth in Section 3.

"***Company Employee Plan***" shall mean the Company Ltd. 2009 Israeli Share Option Plan, including any exhibit and appendix thereto (including without limitation, US Appendix to the Share Option Plan).

"***Company Financial Statements***" shall have the meaning set forth in Section 3.4(a).

"***Company Fundamental Representations***" shall mean the representations and warranties of Company set forth in Sections 3.3(a), 3.17 and 3.21.

"***Company IP Rights***" shall mean all Intellectual Property which is owned or purported to be owned by Company or any of its Subsidiaries, or used or held for use in their respective businesses.

"***Company Lease***" shall have the meaning set forth in Section 3.7(a).

"***Company Leased Real Property***" shall have the meaning set forth in Section 3.7(a).

"***Company Material Adverse Effect***" shall mean, with respect to Company, an Effect that, individually or in the aggregate, has, or would reasonably be expected have, a material adverse effect on (a) the business, condition (financial or otherwise), capitalization, assets, operations or financial performance of Company and its Subsidiaries as a whole; or (b) would reasonably be expected to prevent, materially impair or materially delay the ability of Company to perform its obligations under this Agreement or to consummate the Transactions, including the Merger, other than, in the case of clause (a) above, (i) Effects in general economic or political conditions or the securities market in general, or changes in or affecting the industries in which Company and its Subsidiaries operate; (ii) any failure by Company to meet internal projections or; (iii) the execution, delivery, announcement or performance of the obligations under this Agreement or the announcement, pendency or anticipated consummation of the Merger; (iv) the resignation or termination of any officer or director; (v) any natural disaster, any epidemic, pandemic or disease outbreak (including the COVID-19 virus) or other public health emergencies (as declared by the World Health Organization or the Health and Human Services Secretary of the United States) or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof, but solely to the extent Company can prove that such Effect was caused directly as a result of such natural disaster, epidemic, pandemic, disease outbreak or other health emergency; or (vi) any changes (after the date of this Agreement) in GAAP or applicable Legal Requirements; *provided*, that any Effect referred to in clauses (i), (v), and (vi) may be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect to the extent such Effect has a disproportionate effect on Company and its Subsidiaries, taken as a whole, relative to other similarly sized participants in the businesses, industries and geographic locations in which Company and its Subsidiaries operate.

"***Company Material Contract***" shall have the meaning set forth in Section 3.9(a).

"***Company Options***" shall mean options or other rights to purchase shares of Company Shares issued or granted by Company.

"***Company Ordinary Shares***" shall mean the ordinary shares, par or nominal value NIS 0.01 per share, of Company.

"***Company Permits***" shall have the meaning set forth in Section 3.11(a).

"***Company Preferred Shares***" shall mean, collectively, the Ordinary A-1 shares, Ordinary A-2 shares, Ordinary A-3 shares, Preferred B shares, Preferred B-1 shares and Preferred C shares, in each case, par or nominal value NIS 0.01 per share, of Company.

"***Company Product Candidates***" shall have the meaning set forth in Section 3.11(d).

"***Company Registered IP***" shall have the meaning set forth in Section 3.8(a).

"***Company Regulatory Permits***" shall have the meaning set forth in Section 3.11(d).

"***Company Share Certificate***" shall have the meaning set forth in Section (f).

"***Company Shareholder***" shall mean each shareholder of Company, and "***Company Shareholders***" shall mean all shareholders of Company, in each case as determined immediately prior to the Effective Time.

"***Company Shareholder Approval***" shall mean the approval by (i) a majority of the issued and outstanding shares of each of the classes of Company Shares, each taken as a single class, and (ii) the holders of 60% of the outstanding Series C Preferred Shares, taken as a single class, which include a majority of the Series C Preferred Shares held by Company Shareholders who do not hold other classes of Company Shares, including for purpose of the waiver of the liquidation preference under Articles 8.3.2 and 8.3.2.1 of the Second Amended Fourth Amended and Restated Articles of Association of the Company (the "***Articles***"), the waivers under Articles 8.5.2 of the Articles, and any consent required under Article 39.2.5 of the Articles.

"***Company Shareholder Written Consent***" shall have the meaning set forth in Section 5.3(a).

"***Company Shareholders' Meeting***" shall have the meaning set forth in Section 5.3(a).

"***Company Shares***" shall mean, depending on the context, the Company Ordinary Shares and/or the Company Preferred Shares.

"***Company Standard Contracts***" shall have the meaning set forth in Section 3.9(a)(xii).

"***Company Support Agreements***" shall have the meaning set forth in the Recitals.

"***Company Termination Fee***" shall have the meaning set forth in Section 9.3(c).

"***Companies Registrar***" shall have the meaning set forth in Section 1.3.

"***Confidentiality Agreement***" shall have the meaning set forth in Section 4.1(c).

"***Consent***" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

"***Constituent Documents***" shall mean with respect to any entity, its certificate or articles of association or incorporation, bylaws and any similar charter or other organizational documents of such entity.

"***Contract***" shall, with respect to any Person, mean any written agreement, contract, subcontract, lease (whether real or personal property), mortgage, understanding, arrangement, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature to which such Person is a party or by which such Person or any of its assets are bound or affected under applicable Legal Requirement.

"***Costs***" shall have the meaning set forth in Section 5.6(a).

"***DGCL***" shall mean the General Corporation Law of the State of Delaware.

"***Drug Regulatory Agency***" shall have the meaning set forth in Section 2.11(c).

"***Effective Time***" shall have the meaning set forth in Section 1.3.

"***Electing Holder***" shall have the meaning set forth in Section 5.19(b).

"***Electronic Delivery***" shall have the meaning set forth in Section 10.5.

"***Encumbrance***" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

"***End Date***" shall have the meaning set forth in Section 9.1(b)(i).

"***Entity***" shall mean any corporation (including any non-profit corporation), partnership (including any general partnership, limited partnership or limited liability partnership), joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity, and each of its successors.

"***Environmental Law***" shall mean any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

"***ERISA***" shall mean the Employee Retirement Income Security Act of 1974, as amended.

"***Escrow Agent***" shall have the meaning set forth in Section 1.6(a).

"***Escrow Agreement***" shall have the meaning set forth in Section 1.6(a).

"***Escrow Fund***" shall have the meaning set forth in Section 1.6(c).

"***Escrow Fund Release Date***" shall have the meaning set forth in Section 1.6(c).

"***Escrow Shares***" means the shares of Parent Common Stock included in the Escrow Shares Amount, but only for so long as they are held in escrow pursuant to the Escrow Agreement and have not been released to the Exchange Agent for disbursement to the Company Shareholders in accordance with the provisions of Section 1.6.

"***Escrow Shares Amount***" shall mean that number of shares of Parent Common Stock issued in the Parent Stock Issuance equal to 10% of the aggregate Merger Consideration.

"***Escrow Shares Dividends***" shall have the meaning set forth in Section 1.6(c).

"***Exchange***" shall mean the OTCQX ® Best Market or OTCQB ® Venture Market.

"***Exchange Act***" shall mean the Securities Exchange Act of 1934, as amended.

"***Exchange Agent***" shall have the meaning set forth in Section 1.8(a).

"***Exchange Fund***" shall have the meaning set forth in Section 1.8(a).

"***Exchange Ratio***" shall have the meaning set forth in Section 1.5(a)(ii).

"***Existing Parent D&O Policies***" shall have the meaning set forth in Section 2.15(b).

"***Existing Company D&O Policies***" shall have the meaning set forth in Section 3.15(b).

"***FDA***" shall have the meaning set forth in Section 2.11(c).

"***FDCA***" shall have the meaning set forth in Section 2.11(a).

"***Foreign Competition Law***" shall mean any Legal Requirements of any Governmental Authorities in the area of trade and competition, other than any such U.S. and Israeli Governmental Authorities.

"***GAAP***" shall have the meaning set forth in Section 2.4(a).

"***Governmental Authority***" shall mean any supranational, national, state, municipal or local government (including any subdivision, court, administrative agency or commission or other authority thereof) or any other supranational, governmental, intergovernmental, quasi-governmental authority, body, department or organization, including the SEC and European Union, any self-regulatory organization (including the Exchange), or any regulatory body appointed by any of the foregoing, in each case, in any jurisdiction.

"***Governmental Authorization***" shall mean any (a) permit, license, certificate, franchise, permission, variance, exceptions, orders, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental

Authority or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Authority.

"***Governmental Grant***" shall mean any grant, funding, incentive, subsidy, award, participation, exemption, status, cost sharing arrangement, reimbursement arrangement or other benefit, relief, support or privilege (including approval to participate in a program or framework without receiving financial support), including any application therefor, whether pending, approved, provided or made available by or on behalf of or under the authority of the IIA or any related authorities or programs, the Israeli Investment Center, the ITA, the State of Israel, and any bi-, multi-national, regional or similar program, framework or foundation (including, for example, BIRD), the European Union, the Fund for Encouragement of Marketing Activities of the Israeli Government or any other Governmental Authority.

"***Hazardous Materials***" shall mean any pollutant, chemical, substance and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Law, including crude oil or any fraction thereof, and petroleum products or by-products.

"***Healthcare Laws***" shall have the meaning set forth in Section 2.11(a).

"***HSR Act***" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

"***ICL***" shall have the meaning set forth in the Recitals.

"***IIA***" shall have the meaning set forth in Section 5.5(b).

"***IIA Undertaking***" shall have the meaning set forth in Section 5.5(b).

"***Intellectual Property***" shall mean all rights, title and interest in or relating to intellectual property throughout the world, whether protected, created or arising under the laws of the United States or any other jurisdiction, including: (a) all patents, patent applications, including provisional applications, statutory invention registrations, invention disclosures and inventions, (b) all trademarks, service marks, trade names, domain names, URLs, social media accounts, trade dress, logos and other source identifiers, together with the goodwill associated with any of the foregoing, including registrations and applications for registration, renewals and extensions thereof, (c) all copyrights, copyrightable subject matter and works of authorship, whether registered or unregistered or published or unpublished, including registrations and applications for registration thereof, (d) all rights in software, moral rights, and rights of publicity and privacy, (e) all know-how, trade secrets and other proprietary and/or confidential information, including formulae, customer lists, supplier lists, pricing and cost information, business and marketing plans and proposals, technology (including patented, patentable and unpatented inventions and unpatentable proprietary or confidential information, systems or procedures), discoveries and improvements, technical data and information, techniques, research and development, inventions (including conceptions and/or reductions to practice), designs, specifications, concepts, drawings, procedures, processes, models, algorithms, formulations, recipes, ideas, manuals and systems, databases and data, whether or not patentable or copyrightable (collectively, "***Trade Secrets***"), (f) all applications, registrations, provisions, continuations, continuations-in-part, divisionals, re-

examinations, re-issues, renewals, extensions, foreign counterparts, reversions, and similar rights with respect to the foregoing, (g) all causes of action, claims damages and other remedies for past, current, and future infringement, misappropriation, and similar violations of any of the foregoing, and (h) all embodiments and fixations thereof and related documentation and media describing or relating to any of the foregoing.

"***Intended Tax Treatment***" shall have the meaning set forth in Section 1.10.

"***Intentional Breach***" shall have the meaning set forth in Section 9.3(d).

"***Interim Option Tax Ruling***" shall have the meaning set forth in Section 5.19(a).

"***Interim Period***" shall have the meaning set forth in Section 4.1(a).

"***IRB***" shall have the meaning set forth in Section 2.11(e).

"***IRS***" shall mean the United States Internal Revenue Service.

"***Israeli Competition Law***" shall have the meaning set forth in Section 5.5(a).

"***Israeli Employees***" shall have the meaning set forth in Section 3.13(o).

"***Israeli Income Tax Ruling***" shall have the meaning set forth in Section 5.19(b).

"***Israeli Interim Income Tax Ruling***" shall mean an interim approval confirming, among other matters, that Parent and anyone acting on its behalf shall be exempt from Israeli withholding Tax in relation to any payments or transfers of the Merger Consideration to the Paying Agent or an Electing Holder.

"***ITA***" means the Israel Tax Authority.

"***Knowledge***" shall mean, (A) in the case of Parent, the actual knowledge, following reasonable inquiry of direct reports, of individuals listed in Part 1-K of the Parent Disclosure Schedule, and (B) in the case of Company, the actual knowledge, following reasonable inquiry of direct reports, of individuals listed in Part 1-K of the Company Disclosure Schedule.

"***Legal Proceeding***" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration panel.

"***Legal Requirement***" shall mean any federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority (or under the authority of the Exchange or the Financial Industry Regulatory Authority).

"***Liability***" shall have the meaning set forth in Section (b).

"***Losses***" means any loss, Liability, demand, charge, Legal Proceeding, assessed interest, penalty, damage, cost and expense of every kind and nature.

"***Merger***" shall have the meaning set forth in the Recitals.

"***Merger Consideration***" shall have the meaning set forth in Section 1.5(a)(ii).

"***Merger Notice***" shall have the meaning set forth in Section 1.3.

"***Merger Proposal***" shall have the meaning set forth in Section 5.4(a).

"***Merger Sub***" shall have the meaning set forth in the Preamble.

"***Multiemployer Plan***" shall have the meaning set forth in Section 2.13(l).

"***Option Tax Ruling***" shall have the meaning set forth in Section 5.19(a).

"***Order***" shall mean any charge, order, writ, injunction, judgment, decree, ruling, determination, directive, award or settlement, whether civil, criminal or administrative and whether formal or informal.

"***Ordinance***" shall mean the Israeli Income Tax Ordinance New Version, 1961, as amended, and the rules and regulations promulgated thereunder.

"***Ordinary Course of Business***" shall mean, in the case of each of Company and Parent and for all periods, such actions taken in the ordinary course of its normal operations and consistent with its past practices, and for periods following the date of this Agreement consistent with its operating plans delivered to the other Party.

"***Parent***" shall have the meaning set forth in the Preamble.

"***Parent Benefit Plan***" shall have the meaning set forth in Section 2.13(j).

"***Parent Common Stock***" shall mean the Common Stock, $0.001 par value per share, of Parent.

"***Parent Contract***" shall mean any Contract (a) to which Parent or any of its Subsidiaries is a party; (b) by which Parent or any of its Subsidiaries or any Parent IP Rights or any other asset of Parent or any of its Subsidiaries is or may become bound or under which Parent has, or may become subject to, any obligation; or (c) under which Parent or any of its Subsidiaries has or may acquire any right or interest.

"***Parent D&O Indemnified Parties***" shall have the meaning set forth in Section 5.6(a).

"***Parent Disclosure Schedule***" shall have the meaning set forth in Section 2.

"***Parent Equity Plans***" shall have the meaning set forth in Section 2.3(b).

"***Parent Financial Advisor***" shall mean LifeSci Capital LLC.

"***Parent Financial Statements***" shall have the meaning set forth in Section 2.4(a).

"***Parent Fundamental Representations***" shall mean the representations and warranties of Parent and Merger Sub set forth in Sections 2.1, 2.3(a), 2.17, 2.18 and 2.21.

"***Parent Indemnified Parties***" shall have the meaning set forth in Section 1.6(a).

"***Parent IP Rights***" shall mean all Intellectual Property which is owned or purported to be owned by Parent or any of its Subsidiaries, or used or held for use in their respective businesses.

"***Parent IT Systems***" shall have the meaning set forth in Section 2.8(k).

"***Parent Lease***" shall have the meaning set forth in Section 2.7(a).

"***Parent Leased Real Property***" shall have the meaning set forth in Section 2.7(a).

"***Parent Material Adverse Effect***" shall mean, with respect to Parent, a fact, circumstance, condition, development, change, event, occurrence or effect (an "***Effect***") that, individually or in the aggregate, has, or would reasonably be expected have, a material adverse effect on (a) the business, condition (financial or otherwise), capitalization, assets, liabilities, contracts, cash, operations or financial performance of Parent and its Subsidiaries as a whole; or (b) would reasonably be expected to prevent, materially impair or materially delay the ability of Parent to perform its obligations under this Agreement or to consummate the Transactions, including the Merger, other than, in the case of clause (a) above, (i) Effects in general economic or political conditions or the securities market in general, or changes in or affecting the industries in which Parent and its Subsidiaries operate; (ii) any failure by Parent to meet internal projections or forecasts or third party revenue or earnings predictions for any period ending (or for which revenues or earnings are released) on or after the date of this Agreement or any change in the price or trading volume of Parent Common Stock (it being understood, however, that any Effect causing or contributing to any such failure to meet projections or predictions or any change in stock price or trading volume may constitute a Parent Material Adverse Effect and may be taken into account in determining whether a Parent Material Adverse Effect has occurred); (iii) the execution, delivery, announcement or performance of the obligations under this Agreement or the announcement, pendency or anticipated consummation of the Merger; (iv) the resignation or termination of any officer or director; (v) any natural disaster, any epidemic, pandemic or disease outbreak (including the COVID-19 virus) or other public health emergencies (as declared by the World Health Organization or the Health and Human Services Secretary of the United States) or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof, but solely to the extent Parent can prove that such Effect was caused directly as a result of such natural disaster, epidemic, pandemic, disease outbreak or other health emergency; or (vi) any changes (after the date of this Agreement) in GAAP or applicable Legal Requirements; *provided*, that any Effect referred to in clauses (i), (v), and (vi) may be taken into account in determining whether there has been, or would reasonably be expected to be, a Parent Material Adverse Effect to the extent such Effect has a disproportionate effect on Parent and its Subsidiaries, taken as a whole, relative to other similarly sized participants in the businesses, industries and geographic locations in which Parent and its Subsidiaries operate.

"***Parent Material Contract***" shall have the meaning set forth in Section (a).

"***Parent Options***" shall mean options or other rights to purchase shares of Parent Common Stock issued or granted by Parent.

"***Parent Permits***" shall have the meaning set forth in Section 2.11(a).

"***Parent Preferred Stock***" shall have the meaning set forth in Section 2.3(a).

"***Parent Product Candidates***" shall have the meaning set forth in Section 2.11(d).

"***Parent Registered IP***" shall have the meaning set forth in Section 2.8(a).

"***Parent Regulatory Permits***" shall have the meaning set forth in Section 2.11(d).

"***Parent RSU***" shall mean a restricted stock unit issued by Parent pursuant to a Parent Equity Plan that vests solely on the basis of time, pursuant to which the holder has a right to receive shares of Parent Common Stock or cash after the vesting or lapse of restrictions applicable to such restricted stock unit.

"***Parent SEC Reports***" shall mean all forms, certifications, reports, statements, schedules and other documents required to be filed or furnished by Parent with the SEC pursuant to the Securities Act and/or the Exchange Act since May 1, 2019.

"***Parent Standard Contracts***" shall have the meaning set forth in Section 2.9(a)(xiii).

"***Parent Stock Issuance***" shall have the meaning set forth in the Recitals.

"***Parent Termination Fee***" shall have the meaning set forth in Section 9.3(c).

"***Parent Unaudited Interim Balance Sheet***" shall mean the unaudited consolidated balance sheet of Parent included in Parent's Report on Form 10-Q filed with the SEC for the period ended January 31, 2023.

"***Parent Warrants***" shall have the meaning set forth in Section 2.3(c).

"***Party***" or "***Parties***" shall have the meanings set forth in the Preamble.

"***Paying Agent***" shall have the meaning set forth in Section 1.8(f).

"***Payor***" shall have the meaning set forth in Section 1.8(e).

"***Permitted Encumbrance***" shall mean (i) any lien for current Taxes not yet due and payable or for Taxes that are being contested in good faith through appropriate proceedings and for which adequate reserves have been made on the Parent Unaudited Interim Balance Sheet or Company's audited consolidated balance sheets as of December 31, 2022, as applicable; (ii) minor liens that have arisen in the Ordinary Course of Business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of Parent or any of its Subsidiaries or Company or any of its Subsidiaries, as applicable; (iii) liens listed in Part 1-P of the Parent Disclosure Schedule or Part 1-P of the Company Disclosure Schedule, as applicable, (iv) statutory liens to secure obligations to landlords, lessors or renters under leases or rental agreements to the extent no payment or performance under any such lease or rental agreement is in arrears or is otherwise due; (v) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance or similar programs mandated by Legal Requirement; (vi) statutory liens securing payments not yet due or which are being contested in good faith, including liens of carriers, warehousemen, mechanics, materialmen, suppliers and repairmen and (vii) in the case of Intellectual Property, non-exclusive licenses granted in the Ordinary Course of Business.

"***Person***" shall mean any individual, Entity or Governmental Authority.

"***PHSA***" shall have the meaning set forth in Section 2.11(a).

"***Pro Rata Portion***" shall mean, with respect to a Company Shareholder, an amount equal to the quotient obtained by dividing (a) the number of total issued and outstanding Company Shares held by such Company Shareholders of the Closing Date immediately prior to the Effective Time, by (b) the total number of issued and outstanding Company Shares held by all Company Shareholders as of the Closing Date immediately prior to the Effective Time.

"***Proxy Statement/Prospectus/Information Statement***" shall mean the proxy statement/prospectus/information statement to be sent to Company Shareholders in connection with the approval of this Agreement and the Merger (at the Company Shareholders' Meeting or by signing the Company Shareholder Written Consent).

"***Recall***" shall have the meaning set forth in Section 2.11(i).

"***Regulation D***" shall mean Regulation D promulgated under the Securities Act.

"***Regulation S***" shall mean Regulation S promulgated under the Securities Act.

"***Representatives***" shall mean directors, officers, other employees, agents, attorneys, accountants, advisors and representatives.

"***Rule 144***" shall mean Rule 144 promulgated under the Securities Act.

"***Rule 145***" shall means Rule 145 promulgated under the Securities Act.

"***Sarbanes-Oxley Act***" shall mean the Sarbanes-Oxley Act of 2002, as it may be amended from time to time.

"***SEC***" shall mean the United States Securities and Exchange Commission.

"***Section 14 Arrangement***" shall have the meaning set forth in Section 3.13(o).

"***Securities***" shall mean, with respect to any Person, any series of common stock or preferred stock, any ordinary shares or preferred shares and any other equity securities or capital stock of such Person, however described and whether voting or non-voting, including options to purchase capital stock or warrants to purchase capital stock or any other instrument convertible into capital stock.

"***Securities Act***" shall mean the Securities Act of 1933, as amended.

"***Shareholder Listing***" shall have the meaning set forth in Section 1.8(b).

"***Shareholder Litigation***" shall have the meaning set forth in Section 5.18.

"***Sherman Act***" shall mean the Sherman Antitrust Act of 1890, as amended.

"***Subsidiary***" shall mean, with respect to any Party, any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which such party (or another Subsidiary of such party) owns or controls, directly or indirectly, securities or other ownership interests representing (a) more that 50% of the voting power of all outstanding stock or ownership interests of such entity or (b) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests

upon a liquidation or dissolution of such entity. For the avoidance of doubt, Merger Sub is a Subsidiary of Parent.

"***Superior Offer***" with respect to Company or Parent shall mean an unsolicited bona fide written Acquisition Proposal that was first received after the date hereof that (i) did not result from, and is not otherwise attributable to, a direct or indirect breach of (or in violation of) Section 4.4 or Section 4.4, as applicable, and (ii) the Board of Directors of such party (Parent or Company, as applicable) determines, in good faith, after consultation with its outside legal counsel and its financial advisors, if any, (A) is reasonably likely to be consummated in accordance with its terms (if accepted) without unreasonable delay, taking into account all legal, regulatory and financing aspects (including certainty of closing, any termination or break-up fees and, to the extent third party financing is required, that such financing is then fully committed on customary terms and conditions) of such Acquisition Proposal, the Person making the proposal, as well as any written offer by the other Party to amend the terms of this Agreement, and other aspects of the Acquisition Proposal that the Board of Directors of such party (Parent or Company, as applicable) deems relevant, and (B) if consummated, would result in a transaction more favorable from a financial point of view: (x) in the case of Parent, to the holders of Parent Common Stock (solely in their capacity as such) than the Transactions and (y) in the case of Company, to the shareholders of Company (solely in their capacity as such) than the Transactions; *provided*, *however*, that, for the purposes of this definition of "Superior Offer," the term "Acquisition Proposal" shall have the meaning assigned to such term herein, except that references to "15%" in such definition shall be deemed to be references to "50%" and in the case of Company, the term "Acquisition Proposal" shall include any other transaction that results in the shareholders of Company being the majority holders of a publicly traded company.

"***Surviving Company***" shall have the meaning set forth in Section 1.1.

"***Takeover Statute***" shall have the meaning set forth in Section 2.18(a).

"***Tax***" shall mean any federal, state, local, foreign or other tax, assessment, charge, duty, fee, levy or other governmental charge imposed by a Governmental Authority, including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax, payroll tax, customs duty, alternative or add-on minimum or other tax, assessment, charge, duty, fee, levy or other governmental charge of any kind whatsoever imposed by a Governmental Authority, and including any fine, penalty, addition to tax or interest, whether disputed or not.

"***Tax Return***" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information, and any amendment or supplement to any of the foregoing, filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

"***Total Company Share Number***" shall have the meaning set forth in Section 1.5(a)(ii).

"***Total Parent Share Number***" shall have the meaning set forth in Section 1.5(a)(ii).

"***Transactions***" shall have the meaning set forth in the Recitals.

"***Treasury Regulations***" shall mean the United States Treasury regulations promulgated under the Code.

"***VAT***" shall have the meaning set forth in Section 3.12(o).

"***Valid Tax Certificate***" shall mean a valid certificate, ruling or any other written instructions regarding Tax withholding, issued by the ITA in form and substance reasonably satisfactory to Parent and the Paying Agent, that is applicable to payments to be made to any Person, in cash or in kind, pursuant to this Agreement stating that no withholding, or reduced withholding, of Israeli Tax is required with respect to such payment or providing other instructions regarding such withholding. For the avoidance of doubt, the Israeli Income Tax Ruling, the Israeli Interim Income Tax Ruling, the Option Tax Ruling and the Interim Option Tax Ruling (each, if obtained), are regarded as Valid Tax Certificates.

"***Willful Breach***" shall mean with respect to any breaches or failures to perform any of the covenants or other agreements contained in this Agreement, a material breach that is a consequence of an act or failure to act undertaken by the breaching party with actual or constructive knowledge (which shall be deemed to include knowledge of facts that a Person acting reasonably should have, based on reasonable due inquiry) that such party's act or failure to act would, or would reasonably be expected to, result in or constitute a breach of this Agreement. The term "***Willfully Breached***" shall be construed accordingly.

"***Withholding Drop Date***" shall have the meaning set forth in Section 1.8(f).

EXHIBIT B

FORM OF COMPANY SUPPORT AGREEMENT

(attached)

SUPPORT AGREEMENT

This Support Agreement (this "Agreement"), dated as of July ___, 2023, is entered into by and among Ayala Pharmaceuticals, Inc., a Delaware corporation ("Ayala"), Biosight Ltd., a company organized under the laws of the State of Israel ("Company") and the shareholder of the Company included on the signature page hereto ("Securityholder"). Defined terms used but not defined herein shall have the meaning ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, concurrently herewith, Ayala, Advaxis Israel Ltd., a company organized under the laws of the State of Israel and a wholly owned Subsidiary of Ayala ("Merger Sub"), and Company are entering into that certain Agreement and Plan of Merger and Reorganization, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the "Merger Agreement"), pursuant to which (and subject to the terms and conditions set forth therein) Merger Sub will merge with and into Company, with Company being the surviving entity (the "Merger Transaction");

WHEREAS, in connection with the Merger Transaction and pursuant to the terms of the Merger Agreement, Company will duly convene and hold a meeting of its shareholders (the "Company Shareholders' Meeting") for the purposes of obtaining approval of the Merger Transaction (among other things) by the shareholders of Company;

WHEREAS, as of the date hereof, the Securityholder is the direct or indirect (through its controlled Affiliates) record and "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act")) of [_____] issued and outstanding Company Shares (the "Current Shares" and together with any Company Shares or any other equity securities of Company acquired (including the acquisition of the right to vote or beneficial ownership) or purchased by, or issued (including as a result of a share split, share dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or other similar event) to, the Securityholder directly or indirectly (through its controlled Affiliates) after the date hereof, the "Owned Shares"); and

WHEREAS, as a condition and inducement to the willingness of Ayala to enter into the Merger Agreement and commence the Transactions, Company, Ayala and the Securityholder are entering into this Agreement for the Securityholder to take certain actions as described herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Company, Ayala and the Securityholder hereby agree as follows:

1. Agreement to Vote Common Stock in Support of the Merger Transaction. From the date hereof until the Termination Date (as defined below), the Securityholder, in his or her capacity as a direct or indirect (through its controlled Affiliates) equityholder of Company, hereby irrevocably and unconditionally agrees that at any meeting of the shareholders of Company, however called (including, for the avoidance of doubt, the Company Shareholders' Meeting), or at any adjournment or postponement thereof, and in any action by written consent of the shareholders of Company distributed by the Board of Directors of Company, or otherwise undertaken as contemplated by the Merger Agreement or the Transactions, or in any other circumstance in which the vote, consent or other approval of the shareholders of Company is sought, the Securityholder shall and/or, as applicable, shall cause any other holder of record of any of the Owned Shares to:

(i) when such meeting is held, appear at such meeting or otherwise cause the Owned Shares to be counted as present thereat for the purpose of establishing a quorum;

(ii) vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Owned Shares in favor of, and to adopt and approve, the Merger Agreement and the consummation of the Merger Transaction and the other Transactions;

(iii) vote (or execute and return an action by written consent), or cause to be voted at such meeting, or validly execute and return and cause such consent to be granted with respect to, all of the Owned Shares against any action that would reasonably be expected to (a) impede, frustrate, interfere with, delay, postpone, prevent, nullify or adversely affect the Transactions, including the Merger Transaction, (b) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Securityholder contained in this Agreement or (c) to the Securityholder's knowledge, result in a breach of any covenant, representation or warranty or other obligation or agreement of Company contained in the Merger Agreement; and

(iv) vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Owned Shares against (a) any Acquisition Proposal or any proposal relating to an Acquisition Proposal (for the avoidance of doubt, in each case, other than with respect to the Transactions) or any proposal made in opposition to, in competition with, or inconsistent with, the Merger Agreement or the Merger or any other Transactions, or (b) any merger agreement, merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Company (other than the Merger Agreement or the Transactions).

During the period commencing on the date hereof and ending on the Termination Date, the Securityholder hereby agrees that it shall not commit, agree, or publicly propose any intention to take any action inconsistent with the foregoing.

2. No Transfer. From the date hereof until the Termination Date, the Securityholder shall not Transfer (as defined below) any Owned Shares, in each case except pursuant to a Permitted Transfer (as defined below). For purposes of this Section 2, the following terms shall have the meanings as defined below:

(i) "Permitted Transfer" means any Transfer of shares of Ayala Common Stock or Company Shares, as applicable, (A) to (x) any officer or director of Ayala or Company, or (y) any Affiliates or family members of the officers or directors of Ayala or Company; (B) by gift to a member of the individual's immediate family or to a trust, the beneficiary of which is a member of the individual's immediate family or an Affiliate of such Person, or to a charitable organization; (C) by virtue of laws of descent and distribution upon death of the individual; (D) pursuant to a qualified domestic relations order, divorce settlement, divorce decree or separation agreement; (E) to a nominee or custodian of a Person to whom a Transfer would be permitted under clauses (A) through (D) above; (F) in connection with any bona fide mortgage, encumbrance or pledge to a financial institution in connection with any bona fide loan or debt transaction or enforcement thereunder, including foreclosure thereof; (G) in connection with any legal, regulatory or other order; (H) to Ayala or Company; or (I) in connection with the exercise of stock options, including through a "net" or "cashless" exercise; provided, however, that in the case of clauses (A) through (F) such transferees must enter into a written agreement with Ayala agreeing to be bound by the transfer restrictions set forth in this Agreement; provided, further, that in the case of clause (I), the remaining shares issued upon the exercise of stock options shall be subject to the transfer restrictions set forth in this Agreement.

(ii) "Transfer" shall mean, with respect to any Person, (A) the sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, in each case with respect to any security owned, including ownership of record or the power to vote (including, without limitation, by proxy or power of attorney), by such Person; (B) the entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any security owned by such Person, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise; or (C) the public announcement of any intention to effect any transaction specified in clause (A) or (B).

3. No Inconsistent Agreements. Except pursuant to or under the terms and conditions of the Company Employee Plan, from the date hereof until the Termination Date, the Securityholder hereby covenants and agrees that the Securityholder shall not (i) enter into any voting agreement or voting trust with respect to any of the Owned Shares that is inconsistent with the Securityholder's obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of the Owned Shares that is inconsistent with the Securityholder's obligations pursuant to this Agreement, or (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would restrict, limit or interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

4. Binding Effect of Merger Agreement. The Securityholder hereby acknowledges that it has read the Merger Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors. The Securityholder shall be bound by and comply with Sections 4.5 (*Company No Solicitation*) (other than Section 4.5(a)(vi), Section 4.5(b) and Section 4.5(d) thereof) and 5.9 (*Public Announcement*) of the Merger Agreement (and any relevant definitions contained in any such Sections) as if (i) the Securityholder was an original signatory to the Merger Agreement with respect to such provisions and (ii) each reference to "Company" contained in Section 4.5 of the Merger Agreement (other than Section 4.5(a)(iv) thereof or for purposes of the definition of Acquisition Proposal) also referred to the Securityholder.

5. Termination. This Agreement shall terminate upon the earliest of (i) the Effective Time, (ii) the valid termination of the Merger Agreement in accordance with Section 9 thereof, and (iii) the time this Agreement is terminated upon the mutual written agreement of Ayala and the Securityholder (the earliest of such applicable date, the "Termination Date"). Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no Person shall have any rights against such party), whether under contract, tort or otherwise, pursuant to this Agreement; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of material willful or intentional breach of, or fraud in connection with, this Agreement. This Section 5 shall survive the termination of this Agreement.

6. Representations and Warranties of the Securityholder. The Securityholder hereby represents and warrants to Ayala as follows, in each case, subject to the terms and conditions of the Company Employee Plan, including, without limitation, all terms and conditions relating to the voting of any Company Shares acquired by any Person pursuant to the exercise of options granted under the Company Employee Plan:

(a) The Securityholder is the direct or indirect (through its controlled Affiliates) record and a beneficial (within the meaning of Rule 13d-3 under the Exchange Act) owner of, and directly or indirectly (through its controlled Affiliates) has good and valid title to, the Owned Shares, free and clear of any Encumbrances, other than any applicable restrictions on transfer under applicable securities laws. As of the date of this Agreement, and except for any Company Options and/or any Company warrants, the only

equity securities in Company owned, directly or indirectly (through its controlled Affiliates), of record or beneficially by the Securityholder are the Current Shares. The Securityholder does not hold or own any rights to acquire (directly or indirectly) any equity securities of Company or any securities convertible into, or which can be exchanged for, equity securities of Company, except, in each case, for any Company Options and/or any Company warrants.

(b) The Securityholder, except as provided in this Agreement, has, either directly or indirectly (through its controlled Affiliates) full voting power, full power of disposition and full power to issue instructions with respect to, and agree to all, the matters set forth herein, in each case, with respect to the Owned Shares, and has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

(c) The Securityholder has full legal capacity and all requisite power and authority to, and has taken all action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions to be performed by it hereunder. This Agreement has been duly executed and delivered by the Securityholder, and, assuming due authorization, execution and delivery by the other parties to this Agreement, constitutes a valid and binding agreement of the Securityholder enforceable against the Securityholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

(d) The Securityholder has not (i) entered into any voting agreement or voting trust with respect to any of the Owned Shares that is still in effect and that is inconsistent with the Securityholder's obligations pursuant to this Agreement (including Section 1 hereof), (ii) granted a proxy or power of attorney with respect to any of the Owned Shares that is still in effect and that is inconsistent with the Securityholder's obligations pursuant to this Agreement (including Section 1 hereof), or (iii) entered into any agreement or undertaking that is otherwise inconsistent with, or would restrict, limit or interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement (including Section 1 hereof).

(e) The execution and delivery of this Agreement by the Securityholder does not, and the performance by the Securityholder of his or her obligations hereunder will not, require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon the Securityholder or the Owned Shares), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by the Securityholder of his or her obligations under this Agreement.

(f) There are no Legal Proceedings pending against the Securityholder, or to the knowledge of the Securityholder threatened against the Securityholder, before (or, in the case of threatened Legal Proceedings, that would be before) any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Securityholder of his or her obligations under this Agreement.

(g) The Securityholder is a sophisticated holder (directly or indirectly (through its controlled Affiliates)) with respect to the Owned Shares and has adequate information concerning the Transactions, including the transactions contemplated hereby, and concerning the business and financial condition of Ayala and Company to make an informed decision regarding the matters referred to herein and has independently, without reliance upon Ayala, Company, any of their Affiliates or any of the respective Representatives of the foregoing, and based on such information as the Securityholder has deemed appropriate, made the Securityholder's own analysis and decision to enter into this Agreement. The Securityholder has received and reviewed a copy of this Agreement and the Merger Agreement, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands and accepts all of the provisions hereof and of the Merger Agreement, including that the consummation of the Merger is subject to the conditions set forth in the Merger Agreement, and as such there can be no assurance that the Merger will be consummated.

Except for the representations and warranties made by the Securityholder in this Section 6, neither the Securityholder nor any other Person makes any express or implied representation or warranty to Ayala in connection with this Agreement or the transactions contemplated by this Agreement, and the Securityholder expressly disclaims any such other representations or warranties.

7. No Challenges. From the date hereof until the Termination Date, the Securityholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions within its power necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Ayala, Merger Sub, Company or any of their respective successors or directors (except in any case arising out of the fraud of such parties) (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Merger Agreement. Notwithstanding the foregoing, nothing herein shall be deemed to prohibit the Securityholder from enforcing the Securityholder's rights under this Agreement and the other agreements entered into by the Securityholder in connection herewith, or otherwise in connection with the Merger Transaction or the other Transactions.

8. No Agreement as Director or Officer. Notwithstanding any provision of this Agreement to the contrary, the Securityholder is signing this Agreement solely in his or her capacity as a direct or indirect (through its controlled Affiliates) equityholder of Company. The Securityholder makes no agreement or understanding in this Agreement in the Securityholder's capacity as a director, officer or employee of Company (if the Securityholder holds such office or position) or in the Securityholder's capacity as a trustee or fiduciary of any employee benefit

plan or trust. Nothing in this Agreement will be construed to prohibit, limit or restrict the Securityholder from exercising his or her fiduciary duties as an officer or director to Company or its equityholders.

9. Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by Company, Ayala and the Securityholder.

10. Waiver. No failure or delay by any party hereto exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the parties hereto hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

11. Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof and thereof.

12. Governing Law. This Agreement and any disputes relating hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to choice of law or conflict of law principles thereof or of any other jurisdiction that would cause the application of any laws of any jurisdiction other than the State of Delaware). Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware, in any Legal Proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally (i) agrees not to commence any such Legal Proceeding except in the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware, (ii) agrees that any claim in respect of any such Legal Proceeding may be heard and determined in the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware, (iii) waives, to the fullest extent it may legally and effectively do so any objection that it may now or hereafter have to the laying of venue of any such Legal Proceeding in such courts and (iv) waives, to the fullest extent permitted by applicable Legal Requirements, the defense of an inconvenient forum to the maintenance of such Legal Proceeding in such courts. Each of the parties hereto (A) agrees that a final judgment in any such Legal Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements and (B) waives any objection to the recognition and enforcement by a court in other jurisdictions of any such final judgment. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND

THEREFORE EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER AGREEMENTS TO BE ENTERED INTO IN CONNECTION HEREWITH, AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.

13. Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto in whole or in part (whether by operation of law or otherwise) without the prior written consent of the other parties, and any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

14. Further Assurances. The Securityholder shall execute and deliver, or cause to be executed and delivered, such additional documents, and will use commercially reasonable efforts to take, or cause to be taken, all such further actions and do, or cause to be done, all things reasonably necessary to consummate the transactions contemplated by this Agreement, on the terms and subject to the conditions set forth therein and herein, as applicable.

15. Specific Performance. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach or threaten to breach such provisions. The parties hereto acknowledge and agree that the parties hereto shall be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof. Without limiting the foregoing, each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (a) there is adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party hereto seeking an order or injunction to prevent breaches or threatened breaches and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

16. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

17. Disclosure. Ayala and Company shall be permitted to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Ayala determines to be necessary or desirable in connection with the Merger Transaction and the other Transactions, the Securityholder's identity and ownership of Owned Shares and the nature of the Securityholder's commitments, arrangements and understandings under this Agreement and, if deemed reasonably appropriate by Ayala or Company, a copy of this Agreement.

18. Construction. Section 10.12 (*Construction*) of the Merger Agreement is incorporated herein by reference and shall apply to this Agreement *mutatis mutandis*.

19. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given on the date of delivery if delivered personally, by email (which is confirmed), or sent by a nationally recognized overnight courier service (providing proof of delivery). All notices hereunder shall be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to Ayala:

Ayala Pharmaceuticals, Inc.
1007 North Orange Street, 4th Floor
Wilmington, DE 19802, USA
E-Mail: [•]
Attention: Ken Berlin

with a copy (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, NY 10178
Attention: Robert W. Dickey
Email: robert.dickey@morganlewis.com

with a copy (which shall not constitute notice) to:

Meitar | Law Offices
16 Abba Hillel Rd.
Ramat Gan 5250608, Israel
Atten.: Haim Gueta, Adv., Shachar Hadar, Adv.
Email: haimg@meitar.com, shacharh@meitar.com

if to Company:

Biosight LTD.
3 Hayarden St., Airport City
P.O.B 1083
Lod 7019802
Israel
E-Mail: [●]
Attention: Ruth Ben Yakar

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP
630 Eighth Avenue
New York, NY 10018
Telephone No.: +1 212 459 7269
E-Mail: mkatz@goodwinlaw.com
Attention: Mayan Katz

with a copy (which shall not constitute notice) to:

Horn & Co. Law Offices
Amot Investments Tower, 24th Floor
2 Weizmann St., Tel-Aviv, 6423902, Israel
Telephone No.: +972-3-637 8200
E-Mail: yhorn@hornlaw.co.il
Attention: Adv. Yuval Horn

if to the Securityholder: to the Securityholder's address set forth below the Securityholder's signature block.

20. Counterparts. This Agreement may be executed and delivered (including by email transmission, ".pdf," or other electronic transmission) in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized persons thereunto duly authorized) as of the date first written above.

Securityholder

By: ________________________

Name:________________________

Address for Notices:

IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized persons thereunto duly authorized) as of the date first written above.

Ayala Pharmaceuticals, Inc.

By: ____________________________
Name: _________________________
Title: __________________________

IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized persons thereunto duly authorized) as of the date first written above.

BioSight Ltd.

By: ______________________________
Name: Pini Orbach
Title: Chairman of the Board

EXHIBIT C

FORM OF LETTER OF TRANSMITTAL

(attached)

FORM OF LETTER OF TRANSMITTAL

You are receiving this letter of transmittal ("Letter of Transmittal") in connection with the transactions contemplated in that certain Agreement and Plan of Merger dated July [•], 2023 (the "Merger Agreement"), by and among Ayala Pharmaceuticals, Inc., a Delaware corporation ("Ayala"), Advaxis Israel Ltd., a company organized under the laws of the State of Israel and a wholly owned Subsidiary of Ayala ("Merger Sub") and Biosight Ltd., a company organized under the laws of the State of Israel (the "Company"). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Merger Agreement. Upon closing of such transactions, the issued and outstanding Company Shares, including the Company Shares held by you, will be deemed to have been transferred to Company in exchange for the right to receive [•] shares of Parent Common Stock (and, with respect to 102 Company Shares, in exchange for the right to receive 102 Parent Shares). Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company and Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent (the "Merger"). To receive your portion of the Merger Consideration, you must complete and sign this Letter of Transmittal, including the applicable exhibits, and deliver it to the Exchange Agent (as defined below). For more information regarding the Merger and the transactions contemplated by the Merger Agreement, please refer to the Merger Agreement, a copy of which is attached hereto as Exhibit A, and that certain Shareholder Notice previously provided to you by the Company.

Please read this Letter of Transmittal carefully. This Letter of Transmittal should be completed and signed in each of the spaces provided below and delivered to Continental Stock Transfer & Trust (the "Exchange Agent") together with the completed and signed Internal Revenue Service ("IRS") Form W-9 if you are a "U.S. Shareholder" (as defined below) (or the appropriate IRS Form W-8 if you are not a U.S. Shareholder) and with the physical stock certificates for [ordinary shares of capital stock] or an affidavit of loss in the form attached as Exhibit B to the instructions form attached hereto ("Shares") of the Company, if any, to be surrendered in connection with the transactions contemplated by the Merger Agreement.

Delivery of this Letter of Transmittal and the IRS Form W-9 (or IRS Form W-8, if applicable) may be made (a) [using the Exchange Agent's online platform, or (b)] to the address of the Exchange Agent set forth immediately below by (i) hand delivery, (ii) registered mail or (iii) UPS overnight delivery or other overnight courier services. Delivery of the physical stock certificate(s), if any, may be made to the address of the Exchange Agent set forth immediately below by (i) hand delivery, (ii) registered mail or (iii) UPS overnight delivery or other overnight courier services.

SEND TO:

Continental Stock Transfer & Trust
[address]
Attention: Biosight Ltd. Exchange Agent
E-mail: [email address]

For information call: [•]

Delivery of the physical stock certificate(s), if any, will be effected and risk of loss shall pass only upon proper delivery to the Exchange Agent at the address above. Delivery of the certificates or book entry shares of Ayala Common Stock (as defined below) to which you are entitled under the Merger Agreement (as defined below) shall be made in accordance with the terms of the Merger Agreement after the proper delivery and receipt of this Letter of Transmittal, the IRS Form W-9 (or IRS Form W-8, if applicable) and the appropriate physical stock certificates (if any) to the Exchange Agent on behalf of the Company.

IMPORTANT: Delivery of this Letter of Transmittal to an address other than as set forth above does not constitute a valid delivery. The instructions accompanying this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed. No alternative, conditional or contingent submissions will be accepted. The method of delivery of this Letter of Transmittal is at the option and risk of the owner.

THE INSTRUCTIONS CONTAINED IN THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY

[Continued on following pages]

Please complete the following tables:

BOX A	DESCRIPTION OF SHARES SURRENDERED
Certificate Number or book entry (to the extent the Shares are uncertificated, as represented by book entry)	Number of Shares
Total Number of Shares:	

BOX B	REGISTERED HOLDER CONTACT INFORMATION

Registered Holder Name: ____

Mail Notices to the Attention of: ______________________________________

Address: ____

____

City: ______________________ State/Province: ______________ Postal Code: ______________

Country: ____

Email Address: ____

Telephone Number: ____

Ladies and Gentlemen:

In accordance with the terms of the Merger Agreement, the undersigned (the "Shareholder" or "you") hereby surrenders to the Company the above described Shares (the "Surrendered Shares"), in exchange for the right to receive such number of shares of common stock, $0.001 par value per share, of Ayala ("Ayala Common Stock") representing such portion of the Merger Consideration to which the Shareholder is entitled under the Merger Agreement, subject to and in accordance with the terms thereof.

The Shareholder acknowledges and agrees that it has received and reviewed (or has had sufficient opportunity to review) the Merger Agreement and this Letter of Transmittal with independent legal, accounting, tax and financial advisors regarding the Shareholder's rights and obligations and the Shareholder fully understands the terms and conditions contained, and the transactions provided for, herein and therein. The Shareholder has read and understands the Merger Agreement and this Letter of Transmittal and executes this Letter of Transmittal freely and voluntarily.

In order to receive delivery of your portion of the Merger Consideration to which you are entitled under the Merger Agreement, you must execute this Letter of Transmittal and surrender your Surrendered Shares in acceptable form. Please see "IMPORTANT TAX INFORMATION" below for a discussion of certain U.S. federal backup withholding considerations that may be applicable to you. The tax information set forth herein is for informational purposes only. You are not entitled to (and should not) rely on such information and you should consult an independent tax advisor and/or consultant regarding the tax consequences to you with respect to this Letter of Transmittal, the Merger Agreement and the transactions described therein. None of Ayala, the Company or any of their respective Affiliates, Subsidiaries, directors, officers, equity holders, members, managers, partners, employees and representatives shall have any liability to any Shareholder with respect to any of the tax information contained herein.

The Shareholder understands that surrender is not made in acceptable form until the receipt by the Exchange Agent of this Letter of Transmittal, properly completed and duly signed, together with all accompanying evidences of authority and other documents in form satisfactory to the Exchange Agent, including those documents described on the first page hereof. All questions as to validity, form and eligibility of any surrender of the Surrendered Shares hereby will be reasonably determined by the Exchange Agent and such determination shall be final and binding.

The Shareholder understands that delivery to him, her or it of the Shareholder's portion of the Merger Consideration will be made as promptly as practicable after the surrender of the Surrendered Shares is made in acceptable form, but in no event before the Effective Time. The Shareholder understands and agrees that the portion of the Merger Consideration delivered in exchange for the Surrendered Shares shall be deemed to have been issued in full satisfaction of all rights pertaining to such Surrendered Shares.

[Continued on following pages]

Please complete the following table if delivery of certificates or book entry shares representing the shares of Ayala Common Stock issuable to Shareholder under the Merger Agreement is to be <u>issued to the Shareholder</u>:

[•]

Please complete the following table only if delivery of certificates or book entry shares representing the shares of Ayala Common Stock issuable to Shareholder under the Merger Agreement is to be issued <u>in the name of someone other than the Shareholder</u>:

[•]

Notwithstanding anything to the contrary herein, the Shareholder acknowledges and agrees that any shares of Ayala Common Stock or 102 Ayala Shares received in consideration for 102 Biosight Shares held by the Shareholder shall be transferred to the 102 Trustee subject to the provisions of Section 102 of the Ordinance and any Tax ruling received from the ITA regarding such 102 Biosight Shares, including the Option Tax Ruling and Interim Option Tax Ruling, if any.

CERTAIN REPRESENTATIONS AND WARRANTIES, ACKNOWLEDGEMENTS AND AGREEMENTS

The Shareholder hereby represents and warrants as follows:

(a) <u>Organization and Standing</u>. If and to the extent that the Shareholder is not a natural person, the Shareholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation or incorporation.

(b) <u>Authority for Agreements</u>. The Shareholder has all requisite power and authority to enter into this Letter of Transmittal and to consummate the transactions contemplated hereby. The execution and delivery of this Letter of Transmittal and the other documents contemplated herein by the Shareholder and the consummation by the Shareholder of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Shareholder, and no further action is required on the part of the Shareholder to authorize this Letter of Transmittal and the transactions contemplated hereby. This Letter of Transmittal and the applicable IRS forms described herein have been duly executed and delivered by the Shareholder and constitutes valid and binding obligation of the Shareholder enforceable against him, her or it in accordance with its terms, subject to any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

In connection with the surrender of the Surrendered Shares, the Shareholder agrees as follows:

1. The Shareholder acknowledges and agrees that, effective as of the Effective Time, each Share held by the Shareholder was cancelled and converted automatically into, and represents only, the right to receive the Shareholder's portion of the Merger Consideration, subject to and in accordance with the Merger Agreement.

2. The Shareholder understands and agrees that, pursuant to the Merger Agreement, at the Effective Time, Ayala, shall deposit with the Exchange Agent certificates or book entry shares representing the shares of Ayala Common Stock issuable as Merger Consideration.

3. The provisions of this Letter of Transmittal shall be binding upon the Shareholder and the Shareholder's heirs, executors, administrators, trustees, personal and legal representatives, successors and assigns; provided, that the Shareholder may not assign, delegate or otherwise transfer any of the Shareholder's rights or obligations under this Letter of Transmittal without the prior written consent of the Company. All authority herein conferred or agreed to be conferred herein shall survive the death or incapacity of the Shareholder. The surrender of Surrendered Shares hereby is irrevocable and, once delivered to the Exchange Agent, may not be withdrawn under any circumstances.

4. The invalidity or unenforceability of any term or provision of this Letter of Transmittal shall not affect the validity or enforceability of any other term or provision of this Letter of Transmittal.

5. When the relevant Surrendered Shares are surrendered hereunder, Ayala or the Company or any of their respective Affiliates will not be subject to any adverse claim with respect thereto created by the Shareholder.

6. All disputes, claims or proceedings arising out of or relating to this Letter of Transmittal shall be in accordance with Section 10.6 (*Applicable Law; Jurisdiction; Waiver of Jury Trial*) of the Merger Agreement, which shall apply to this Letter of Transmittal *mutatis mutandis.*

7. None of the Exchange Agent, the Company, Ayala, Merger Sub, the Surviving Company, of their Affiliates shall be liable to the Shareholder or any other Person for any property delivered to a public official pursuant to applicable abandoned property laws. Any certificates or book entry shares representing the shares of Ayala Common Stock issuable as Merger Consideration remaining unclaimed by any Biosight Shareholder five years after the Effective Time of the Merger (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority) shall, to the extent permitted by applicable law, become the property of Ayala free and clear of any Encumbrances, claims or interest of any Person previously entitled thereto.

8. If the Shareholder delivered this Letter of Transmittal prior to the Effective Time and the Merger Agreement is terminated pursuant the terms of the Merger Agreement, then this Letter of Transmittal and the other materials submitted with it will be returned to you, and this Letter of Transmittal will be void and of no force and effect.

Additional Representations and Warranties, Acknowledgements and Agreements for Shareholders who ARE NOT U.S. Persons

If you ARE NOT a U.S. Person (as defined on Exhibit A hereto), then by executing this Letter of Transmittal, you acknowledge and agree that:

1. Restricted Securities. The shares of Ayala Common Stock issuable as Merger Consideration have not been registered under the United States Securities Act of 1933, as amended (the "Securities Act") and are being issued to you in reliance upon the exemption from such registration provided by Regulation S under the Securities Act ("Regulation S"). You hereby represent (i) you are not a U.S. person (as such term is defined in Regulation S under the 1933 Act, and set forth on Exhibit A hereto) and (ii) you are not acquiring such shares on the account of or for the benefit of any U.S. person, (ii) you are not acquiring such shares on the account of or for the benefit of any U.S. person. You agree that you will transfer such shares only in accordance with Regulation S, pursuant to the registration requirements of the Securities Act or in reliance on an exemption from registration. In addition, you have not and will not engage in any hedging transactions involving such shares unless in compliance with the Securities Act. You hereby confirm that you have been informed that such shares are restricted securities under the Securities Act and may not be resold or transferred unless such shares are first registered under the U.S. federal securities laws or unless an exemption from such registration is available. Accordingly, you hereby acknowledge that you are acquiring such shares for investment purposes only and not with a view to resale and are prepared to hold such shares for an indefinite period and that you are aware that Rule 144 under the Securities Act which exempts certain resales of unrestricted securities is not presently available to exempt the resale of such shares from the registration requirements of the Securities Act.

2. Restrictions on Disposition of Purchased Shares. Any disposition of the shares of Ayala Common Stock issuable as Merger Consideration is only permitted in compliance with the restrictions and requirements of the Merger Agreement and the restrictions set forth in this Letter of Transmittal. Ayala shall not be required (i) to transfer on its books any of such shares which have been sold or transferred in violation of the provisions of the restrictions and requirements of the Merger Agreement and the restrictions set forth in this Letter of Transmittal or (ii) to treat as the owner of such shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the any such shares have been transferred in contravention of such restrictions.

3. Restrictive Legends. The stock certificates for the shares of Ayala Common Stock issuable as Merger Consideration shall be endorsed with one or more of the following restrictive legends:

> "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
>
> PRIOR TO THE FIRST ANNIVERSARY OF THE ISSUANCE, THE SHARES MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE

ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS."

"HEDGING TRANSACTIONS INVOLVING THESE SHARES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT."

SIGNATURE PAGE

The Exchange Agent hereby is instructed by the Shareholder to issue to the Shareholder the portion of the Merger Consideration to which the Shareholder is entitled in connection with the Merger as provided for and pursuant to the terms and conditions of the Merger Agreement. If the Shareholder of the Surrendered Shares is married and such Surrendered Shares are held jointly with such holder's spouse, or the holder of the Surrendered Shares and such holder's spouse reside in a community property state (including Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington, and Wisconsin), both such holder and his or her spouse must sign this Letter of Transmittal. Signatures of trustees, executors, administrators, guardians, officers of corporations, attorneys-in-fact, or others acting in a fiduciary capacity must include the full title of the signer in such capacity. If this Letter of Transmittal is delivered with spousal signature, then the Shareholder's spouse hereby (a) consents to the transactions described in this Letter of Transmittal, (b) waives on behalf of such spouse and his or her executors and assigns, any and all claims to an ownership interest in the Surrendered Shares that such spouse may have whether pursuant to community property laws or otherwise, and (c) acknowledges and agrees that such spouse is subject to the terms and conditions of this Letter of Transmittal, and hereby joins this instrument to evidence such spouse's agreement to this Letter of Transmittal to the same extent as the Shareholder. If this Letter of Transmittal is delivered without spousal signature, then the Shareholder hereby represents and warrants that the Shareholder does not have a spouse or that the Surrendered Shares held by such Person do not constitute the community or joint property of such Person and his or her spouse.

PLEASE SIGN HERE

Signature of Holder: ____

(The signature must correspond exactly with the name(s) recorded in the books and records of the Company).

Date: ____

Name: ____

(Please Print)

Title of Signing Party: ____

(if entity, trustee or other authorized party)

IF SPOUSAL OR ADDITIONAL SIGNATURES ARE REQUIRED, USE THE FIELDS BELOW.

Signature: ____

Date: ____

Name: ____

(Please Print)

Title of Signing Party: ____

SIGNATURE GUARANTEE
(Carefully review Instruction 4 to determine if this section requires completion)

Dated_______________________________________

(Apply Medallion Signature Guarantee Stamp Here)

Authorized Signature ___________________________

Name _______________________________________
(Please Print)

Title _______________________________________
(Please Print)

Name of Firm ________________________________

Area Code & Telephone No. ______________________

Address ____

[Continued on following pages]

INSTRUCTIONS

(Please read carefully the instructions below)

1. **Forms and Delivery Method:** This Letter of Transmittal must be properly completed, duly executed, dated, and, delivered as set forth on the first page of this Letter of Transmittal together with (a) the physical stock certificate(s) (if any), (b) an IRS Form W-9 or the appropriate IRS Form W-8, and (c) any other required documents. The method of delivering documentation is at the option and the risk of the holder. **If sent by mail, registered mail, properly insured, with return receipt requested, is recommended.** Delivery will be deemed made when actually received by the Exchange Agent. **Until you surrender your Surrendered Shares via delivery of this Letter of Transmittal as set forth on the first page of this Letter of Transmittal, you will not receive delivery of your applicable portion of the Merger Consideration due to you with respect to your Surrendered Shares.** You should complete one Letter of Transmittal listing all Surrendered Shares registered in the same name. If any Surrendered Shares are registered in different ways, you will need to complete, sign, and submit as many separate Letters of Transmittal as there are different registrations. You may not submit fewer than the entire number of Surrendered Shares held by you.

2. **Tax Form Required:** You must complete, sign, date and submit the enclosed IRS Form W-9 (or an appropriate IRS Form W-8, as applicable), otherwise U.S. federal backup withholding taxes might apply to payments made to you. See "IMPORTANT TAX INFORMATION" below. To obtain the latest version of the appropriate IRS Form W-8, please visit the IRS's website at http://apps.irs.gov/app/picklist/list/formsPublications.html.

3. **Signatures:** The signature on this Letter of Transmittal must correspond exactly with the name(s) recorded in the books and records of the Company, unless the Surrendered Shares described on this Letter of Transmittal have been assigned by the registered holder or holders thereof, in which event this Letter of Transmittal should be signed in exactly the same form as the name(s) of the last transferee(s) indicated in the books and records of the Company. For a name correction or for a change in name which does not involve a change in ownership, proceed as follows: For a change in name by marriage, etc., this Letter of Transmittal should be signed, e.g., "Mary Doe, now by marriage Mary Jones." For a correction in name, this Letter of Transmittal should be signed, e.g., "James E. Brown, incorrectly inscribed as J.E. Brown." [The signature in each such case should be guaranteed as described below in Instruction 4.] If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact, or other person acting in a fiduciary or representative capacity, the person signing must give his or her full title in such capacity and of his or her authority to so act.

4. **Guarantee of Signatures:** If there is a name correction or a change in the name that does not involve a change in ownership as described above in Instruction 3, the signatures on this Letter of Transmittal must be guaranteed. Signatures required to be guaranteed on this Letter of Transmittal must be guaranteed by an eligible guarantor institution pursuant to Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (generally a member firm of the New York Stock Exchange or any bank or trust company which is a member of the Medallion Program). Public notaries cannot execute acceptable guarantees of signatures.

5. **Lost Certificate(s):** If your certificate(s) has been lost, stolen, misplaced or destroyed you are kindly requested to execute an Affidavit of Lost Company Shares in the form attached hereto as **Exhibit B**.

6. **Miscellaneous**. Any and all Letters of Transmittal or copies (including any other required documents) not in proper form are subject to rejection. The terms and conditions of the Merger Agreement are incorporated herein by reference and are deemed to form part of the terms and conditions of this Letter of Transmittal.

7. **Additional Copies**. Additional copies of this Letter of Transmittal may be obtained from the Exchange Agent at the mailing address or telephone number set forth on the front page.

8. **Waiver of Conditions**. To the extent permitted by applicable law, the Exchange Agent reserves the right to waive any and all conditions set forth herein and accepts for exchange any Surrendered Shares submitted for exchange.

9. **Inquiries.** All questions regarding appropriate procedures for surrendering the Surrendered Shares should be directed to the Exchange Agent at the mailing address or telephone number set forth on the front page.

10. **Transfer Taxes**. In the event that any transfer or other taxes become payable by reason of the payment of the Merger Consideration to any person other than that of the registered holder, such transferee or assignee must pay such tax to the Exchange Agent or must establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

IMPORTANT TAX INFORMATION

Under U.S. federal income tax laws, the Exchange Agent may be required to "backup withhold" on any payments made to certain Shareholders in connection with the Merger. To avoid backup withholding, a U.S. Shareholder (as defined below) is generally required under United States federal income tax law to provide the Company with his, her or its current taxpayer identification number ("TIN") by properly completing the enclosed IRS Form W-9 and certify under penalties of perjury that such TIN is correct and that such holder is not subject to backup withholding. If such holder is an individual, the TIN is his or her Social Security Number. If the holder does not provide the correct TIN or otherwise fails to establish a valid basis for an exemption from backup withholding, any payment such holder receives in the Merger may be subject to backup withholding at the applicable rate (currently 24%). Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of U.S. federal income taxes, a refund from the IRS may be obtained, provided that the required information is timely furnished to the IRS.

To avoid backup withholding, Shareholders that are not U.S. Shareholders should (i) submit a properly completed and applicable IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8ECI, IRS Form W-8EXP, or IRS Form W-8IMY (with appropriate attachments) to the Company certifying under penalties of perjury to the holder's foreign status or (ii) otherwise establish an exemption. All of the IRS Forms W-8, or other applicable forms, may be obtained from the IRS at its website: http://apps.irs.gov/app/picklist/list/formsPublications.html.

Certain holders (including, among others, corporations and certain foreign holders) are exempt recipients not subject to these backup withholding requirements. See the enclosed copy of the Form W-9 or the applicable IRS Form W-8 and the instructions to such forms. To avoid possible erroneous backup withholding, certain exempt U.S. Shareholders, while not required to provide a IRS Form W-9, should nevertheless complete and return the IRS Form W-9.

For purposes of these instructions, a "U.S. Shareholder" is a beneficial owner of Surrendered Shares who, or that is, for U.S. federal income tax purposes: (i) an individual who is a citizen or resident alien of the United States, (ii) a corporation (including an entity taxable as a corporation) or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income tax regardless of its source or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (b) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

See the enclosed "General Instructions" on IRS Form W-9 and the relevant instructions for the applicable IRS Form W-8 for additional information and instructions.

IN ALL CASES, TAX FORMS PREPARED AND ATTACHED TO THIS LETTER OF TRANSMITTAL SHOULD BE COMPLETED IN ACCORDANCE WITH INSTRUCTIONS ACCOMPANYING SUCH TAX FORMS, INCLUDING INSTRUCTIONS FROM THE IRS ATTACHED TO EACH IRS FORM OR AVAILABLE AT WWW.IRS.GOV. PLEASE CONSULT YOUR INDEPENDENT LEGAL, ACCOUNTING, TAX OR FINANCIAL ADVISOR FOR FURTHER QUESTIONS OR INFORMATION.

FAILURE TO PROPERLY COMPLETE THE INFORMATION REQUESTED ON IRS FORM W-9, IRS FORM W-8BEN, IRS FORM W-8BEN-E, IRS FORM W-8ECI, IRS FORM W-8IMY OR IRS FORM W-8EXP, AS APPLICABLE, MAY RESULT IN BACKUP WITHHOLDING ON ANY PAYMENTS MADE TO YOU. YOU ARE URGED TO CONSULT YOUR OWN INDEPENDENT TAX ADVISORS FOR FURTHER GUIDANCE REGARDING THE COMPLETION OF IRS FORM W-9 OR THE APPROPRIATE IRS FORM W-8 TO CLAIM EXEMPTION FROM BACKUP OR OTHER U.S. FEDERAL INCOME TAX WITHHOLDING.

Exhibit A

DEFINITION OF U.S. PERSON

"U.S. person" means:

(i) Any natural person resident in the United States;

(ii) Any partnership or corporation organized or incorporated under the laws of the United States;

(iii) Any estate of which any executor or administrator is a U.S. person;

(iv) Any trust of which any trustee is a U.S. person;

(v) Any agency or branch of a foreign entity located in the United States;

(vi) Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(vii) Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

(viii) Any partnership or corporation if:

(A) Organized or incorporated under the laws of any foreign jurisdiction; and

(B) Formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in § 230.501(a)) who are not natural persons, estates or trusts.

(2) The following are not "U.S. persons":

(i) Any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States;

(ii) Any estate of which any professional fiduciary acting as executor or administrator is a U.S. person if:

(A) An executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and

(B) The estate is governed by foreign law;

(iii) Any trust of which any professional fiduciary acting as trustee is a U.S. person, if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person;

(iv) An employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country;

(v) Any agency or branch of a U.S. person located outside the United States if:

(A) The agency or branch operates for valid business reasons; and

(B) The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and

(vi) The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

Exhibit B

AFFIDAVIT OF LOST COMPANY SHARES

The undersigned, ____, hereby represents warrants and agrees as follows:

1. The undersigned's current address is:

____

____

____

2. The undersigned is the true, lawful, present and sole legal and beneficial owner of ________________________ [number and class] shares (the "Company Shares"), of Biosight Ltd., an Israeli company (the "Company").

3. The undersigned believes that the certificate(s) representing the Company Shares (the "Certificate(s)") has been lost, mislaid, stolen or destroyed at some time during the period between the date of issuance thereof and the date hereof, and after conducting a thorough and diligent search, has failed to find or recover the Certificate(s).

4. The Company Shares and any rights or interests therein were not endorsed, and have not been pledged, hypothecated, sold, delivered, deposited under any agreement, transferred or assigned, or disposed of in any manner by the undersigned or on the undersigned's behalf. Neither the undersigned nor anyone on the undersigned's behalf has signed any power of attorney, assignment or authorization respecting the Company Shares which is now outstanding and in force. To the knowledge of the undersigned, no person, firm, company, agency, government or other entity has asserted any right, title, claim, equity or interest in, to, or respecting the Company Shares, or any rights or interests therein or proceeds thereof.

5. If the undersigned should find or recover the Certificate(s), the undersigned shall immediately surrender the same to the Company for cancellation without receiving any consideration therefor.

6. The undersigned shall, in consideration of the foregoing, indemnify and hold harmless Ayala, Inc., the Company and each of their respective successors and assigns, from and against any and all costs, damages, losses, fees, penalties, judgments, taxes or expenses which each or any of them may incur by reason of their respective actions with respect to the misrepresentation of facts submitted in this Affidavit of Lost Company Shares.

[*Remainder of page intentionally left blank*]

The undersigned hereby declares under penalty of perjury that the foregoing matters are true to the knowledge of the undersigned and that this Affidavit of Lost Company Shares was executed as of the date set forth below.

Dated: ____________________, 202_

IF A LEGAL ENTITY

____

By: ____________________________
Name: __________________________
Title: ___________________________

IF AN INDIVIDUAL

____
By: ____________________________

EXHIBIT D

FORM OF IAA UNDERTAKING

113	מתוך	1	עמוד	18/04/2016	עדכון מס' 1 תקף מתאריך	נספח ב	02-05	נוהל מס':

To: The National Technological Innovation Authority ("**Innovation Authority**")

Relating to projects that have been financed by or are currently being financed by the Innovation Authority (or have been financed by the Office of the Chief Scientist of the Ministry of Economy and Industry - hereinafter referred to as the "**OCS**") project title 24956, OCS file number 4500 and to projects of the Company (as this term is defined below) that may be financed by the Innovation Authority in the future (the "**Projects**").

UNDERTAKING

We, the undersigned, of [PARENT] a company incorporated, organized and existing under the laws of Delaware and whose registered office is at 9 Deer Park Drive, Suite K-1, Monmouth Junction, NJ 08852, USA ("**Parent**"), have entered into an Agreement and Plan of Merger and Reorganization dated as of [●] [●], 2023 with [COMPANY] (the "**Company**") and [MERGER SUB], an Israeli company and a wholly-owned subsidiary of Parent.

Recognizing that the Company's research and development or technological innovation Projects are currently, have been or will be financially supported by the Innovation Authority or the OCS under and subject to the provisions of The Encouragement of Research, Development and Technological Innovation in the Industry Law 5744-1984 (the "**Innovation Law**") and the applicable regulations, rules, procedures and benefit plans;

Recognizing that the Innovation Law places strict constraints on the transfer of know-how and/or production rights, making all such transfers subject to the absolute discretion of the Innovation Authority's research committee (the "**Research Committee**"), acting in accordance with the aims of the Innovation Law and requiring that any such transfer receive the prior written approval of the Research Committee;

Hereby declare and undertake:

1. To observe strictly all the requirements of the Innovation Law and the provisions of the applicable regulations, rules, procedures and benefit plans, as applied to the Company and as directed by the Research Committee, in particular those requirements relating to the prohibitions on the transfer of know-how and/or production rights.

2. As a shareholder of the Company, to make all reasonable efforts that the Company shall observe strictly all the requirements of the Innovation Law and the provisions of the applicable regulations, rules, procedures and benefit plans, as applied to the Company and as directed by the Research Committee, in particular those requirements relating to the prohibitions on the transfer of know-how and/or production rights.

____
Date

____
Name (block letters) and signature of Authorized Company Representative and Company Seal

EXHIBIT E

FORM OF ESCROW AGREEMENT

(attached)

ESCROW AGREEMENT

This Escrow Agreement dated this [___] day of [_________________], 2023 (the "Escrow Agreement"), is entered into by and among [PARENT], a Delaware corporation] ("Parent"), [THE COMPANY], a company organized under the laws of the State of Israel ("Company," and together with Parent, the "Parties," and individually, a "Party"), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national association, as escrow agent ("Escrow Agent"). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Merger Agreement (as defined below); provided however, that the Escrow Agent will not be responsible to determine or to make any inquiry into any term, capitalized or otherwise, not defined herein.

RECITALS

A. Parent and Company are parties to that certain Agreement and Plan of Merger and Reorganization, dated as of [___], 2023, (as amended, supplemented or modified from time to time, the "Merger Agreement"), by and among Parent, Company, and [MERGER SUB], a company organized under the laws of the State of Israel and a wholly owned subsidiary of Parent ("Merger Sub"), pursuant to which Merger Sub will merge with and into the Company (the "Merger") with the Company as the surviving entity of the Merger.

B. Pursuant to the terms of the Merger Agreement, Parent has agreed to place in escrow [•] shares of common stock of Parent, which number of shares is equal to 10% of the aggregate Merger Consideration (as agreed between the Parties, the "Escrow Shares", and together with the Escrow Share Dividends (as defined below), the "Escrow Fund"), and the Escrow Agent agrees to hold and distribute the Escrow Fund in accordance with the terms of this Escrow Agreement.

C. Schedule I to this Agreement sets forth the wire transfer instructions for Parent and Company.

In consideration of the promises and agreements of the Parties and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties and the Escrow Agent agree as follows:

ARTICLE 1
ESCROW DEPOSIT

Section 1.1. Receipt of Escrow Fund. Upon execution hereof and pursuant to the terms of the Merger Agreement, Parent shall deliver to the Escrow Agent book entry shares representing the Escrow Shares. Any dividends declared and paid by Parent on the Escrow Shares, if any (the "Escrow Share Dividends") shall be paid by Parent to the Escrow Agent to be held by the Escrow Agent in accordance with the terms of this Escrow Agreement, and disbursed in accordance with Section 1.3 hereof. The Escrow Agent will establish and maintain a non-interest bearing demand deposit

account for the Escrow Share Dividends (the "Escrow Share Cash Account") and a securities custody account to receive the Escrow Shares (the "Escrow Shares Account", and together with the Escrow Share Cash Account, the "Accounts"). The Escrow Fund shall remain un-invested and shall be subject to the terms and conditions set forth herein.

Section 1.2. Duties with Respect to Shares.

(a) Voting of Escrow Shares. Each shareholder of the Company who has properly surrendered such shareholder's Company Share Certificate(s) in accordance with the terms of the Merger Agreement (each such shareholder, a "Company Shareholder") shall be entitled to exercise all voting rights with respect to their respective proportionate amount of the Escrow Shares for so long as the Escrow Shares are held by the Escrow Agent hereunder.

(b) Dividends. Dividends payable in respect of the Escrow Shares will be paid by Parent to the Escrow Agent to be held in the name of the Escrow Agent in the Escrow Share Cash Account. The Escrow Share Dividends held in the Escrow Share Cash Account shall be disbursed as part of the Escrow Fund in accordance with Section 1.3 hereof.

(c) Fractional Shares. No fractional shares of Escrow Shares or other securities shall be retained in or released from the Escrow Account pursuant to this Agreement.

(d) Disbursement of Escrow Shares. The Escrow Agent is not the stock transfer agent for the Escrow Shares. Accordingly, whenever a distribution of a number of shares is to be made, the Escrow Agent must direct the Exchange Agent to requisition the appropriate number of shares. For purposes of this Agreement, the Escrow Agent shall be deemed to have delivered Escrow Shares to the Person entitled to it when the Escrow Agent has delivered direction to the Exchange Agent to transfer such book entry shares. Following Escrow Agent's delivery of such instructions to the Exchange Agent, any Person entitled to Escrow Shares shall consult directly with the Exchange Agent regarding any delay or problem with delivery of Escrow Shares to such Person.

(e) Stock Splits. In the event of any such stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of the common stock of Parent, other than a regular cash dividend or other similar occurrence, the Exchange Agent shall deliver to Escrow Agent a revised statement setting forth the new number of Escrow Shares held in the Escrow Fund. Unless and until the Escrow Agent receives a revised schedule representing additional shares of the Escrow Shares, the Escrow Agent may assume without inquiry that no such stock or other property has been issued with respect to Escrow Shares.

Section 1.3. Disbursements.

(a) Upon receipt of a written instruction from Parent (a "Parent Written Instruction"), Escrow Agent shall release to Parent a portion of the Escrow Fund equal to the amount of Indemnifiable Losses (as defined in the Merger Agreement), which amount of Indemnifiable Losses shall be specified in such Parent Written Instruction delivered by Parent to Escrow Agent. Each disbursement in accordance with this Section 1.3(a) shall be satisfied (i) first, from the Escrow Shares Account and (ii) second, if applicable, from the Escrow Share Cash Account.

(b) On the earlier of (i) the first anniversary of the date hereof and (ii) the receipt of the PC Waiver by the Company (the "PC Waiver Receipt"), Escrow Agent shall release the then-remaining portion of the Escrow Fund (if any), minus the amount in respect of any Pending Claims (as defined in the Merger Agreement) to the Exchange Agent for further distribution and issuance to the Company Shareholders who are entitled to such distribution in accordance with the terms of the Merger Agreement. In the case of clause (ii) of this Section 1.3(b), Parent shall provide a Parent Written instruction to Escrow Agent within seven (7) Business Days following the date of the PC Waiver Receipt, directing the Escrow Agent to make such release, and notify Arkin Bio Ventures Limited Partnership (on behalf of the Company Shareholders) of such release. The aggregate amount of any Pending Claims shall be referred to in this Escrow Agreement as the "Pending Claims Amount." In the case of clause (i) of this Section 1.3(b), to the extent there is a Pending Claims Amount, Parent shall (1) notify Arkin Bio Ventures Limited Partnership (on behalf of the Company Shareholders) of the amount of such Pending Claims Amount prior to notifying the Escrow Agent and (2) notify the Escrow Agent of the amount of such Pending Claims Amount prior to such release by Escrow Agent. In the case of clause (ii) of this Section 1.3(b), the amount of such Pending Claims Amount, if any, shall be specified in the Parent Written Instruction delivered by Parent to Escrow Agent.

(c) Within five (5) Business Days following the resolution of all Pending Claims pursuant to one or more final, non-appealable judgments from a Governmental Authority of competent jurisdiction with respect to such Pending Claims, Parent shall provide a Parent Written Instruction to Escrow Agent, directing Escrow Agent to release the then-remaining portion of the Escrow Fund (if any) to the Exchange Agent for further distribution and issuance to the Company Shareholders who are entitled so such distribution in accordance with the terms of the Merger Agreement.

(d) In the event that Escrow Agent makes any payment to any other party pursuant to this Escrow Agreement and for any reason such payment (or any portion thereof) is required to be returned to the Escrow Account or another party or is subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a receiver, trustee or other party under any bankruptcy or insolvency law, other federal or state law, common law or equitable doctrine, then the recipient shall repay to the Escrow Agent upon written request the amount so paid to it.

(e) The Escrow Agent shall comply with judgments or orders issued or process entered by any court with respect to the Escrow Fund, including without limitation any attachment, levy or garnishment, without any obligation to determine

such court's jurisdiction in the matter and in accordance with its normal business practices. If the Escrow Agent complies with any such judgment, order or process, then it shall not be liable to any Party or any other person by reason of such compliance, regardless of the final disposition of any such judgment, order or process.

(f) The Escrow Agent will furnish monthly statements to the Parties setting forth the activity in the Account.

Section 1.4. Security Procedure for Funds Transfer. Concurrent with the execution of this Escrow Agreement, the Parties shall deliver to the Escrow Agent authorized signers' forms in the form of Exhibit A-1 and Exhibit A-2 to this Escrow Agreement. The Escrow Agent shall follow internal policies and procedures when confirming the validity or authenticity of funds transfer instructions received in the name of the Parties, which may include a callback to one or more of the authorized individuals evidenced in Exhibit A-1 and Exhibit A-2. Once delivered to the Escrow Agent, Exhibit A-1 or Exhibit A-2 may be revised or rescinded only in writing signed by an authorized representative of the Party. Such revisions or rescissions shall be effective only after actual receipt and following such period of time as may be necessary to afford the Escrow Agent a reasonable opportunity to act on it. If a revised Exhibit A-1 or Exhibit A-2 or a rescission of an existing Exhibit A-1 or Exhibit A-2 is delivered to the Escrow Agent by an entity that is a successor-in-interest to either party, such document shall be accompanied by additional documentation satisfactory to the Escrow Agent showing that such entity has succeeded to the rights and responsibilities of the Parties. The Parties understand that the Escrow Agent's inability to receive or confirm funds transfer instructions may result in a delay in accomplishing such funds transfer and agree that the Escrow Agent shall not be liable for any loss caused by any such delay.

Section 1.5. Income Tax Allocation and Reporting. For U.S. federal income tax purposes, the Escrow Shares, while held in the Escrow Fund, shall be treated as owned by the Company Shareholders. With respect to any payments made under this Escrow Agreement, the Escrow Agent shall not be deemed the payor and shall have no responsibility for performing tax reporting. The Escrow Agent's function of making such payments is solely ministerial and upon express direction of the Parties.

Section 1.6. Termination. Upon the disbursement of all of the Escrow Fund, this Escrow Agreement shall terminate and be of no further force and effect.

ARTICLE 2
DUTIES OF THE ESCROW AGENT

Section 2.1. Scope of Responsibility. Notwithstanding any provision to the contrary, the Escrow Agent is obligated only to perform the duties specifically set forth in this Escrow Agreement, which shall be deemed purely ministerial in nature. Under no circumstances will the Escrow Agent be deemed to be a fiduciary to any Party or any other person under this Escrow Agreement. The Escrow Agent will not be responsible or liable for the failure of any Party to perform in accordance with this Escrow Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, including but not limited to the Merger Agreement, instrument, or document other than this Escrow Agreement, whether or not a copy of such agreement has been provided to the Escrow Agent; and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document. References in this Escrow Agreement to any other agreement, instrument, or document are for the convenience of the Parties, and the Escrow Agent has no duties or obligations with respect thereto. This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred or implied from the terms of this Escrow Agreement or any other agreement.

Section 2.2. Attorneys and Agents. The Escrow Agent shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in accordance with the advice of counsel or other professionals retained or consulted by the Escrow Agent. The Escrow Agent shall be reimbursed as set forth in Section 3.1 for any and all compensation (fees, expenses and other costs) paid and/or reimbursed to such counsel and/or professionals. The Escrow Agent may perform any and all of its duties through its agents, representatives, attorneys, custodians, and/or nominees and shall not be responsible for the acts or omissions of such agents, representatives, attorneys, custodians and/or nominees appointed with due care.

Section 2.3. Reliance. The Escrow Agent shall not be liable for any action taken or not taken by it in accordance with the written direction or consent of the Parties or their respective agents, representatives, successors, or assigns. The Escrow Agent shall not be liable for any losses or damages of any nature that may arise from acting or refraining from acting upon any notice, request, consent, direction, requisition, certificate, order, affidavit, letter, or other paper or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons, without further inquiry into the person's or persons' authority.

Section 2.4. Right Not Duty Undertaken. The permissive rights of the Escrow Agent to do things enumerated in this Escrow Agreement shall not be construed as duties and, with respect to such permissive rights, the Escrow Agent shall not be answerable for other than its gross negligence, fraud or willful misconduct.

ARTICLE 3
PROVISIONS CONCERNING THE ESCROW AGENT

Section 3.1. Indemnification. The Parties hereby agree, jointly and severally, to indemnify Escrow Agent, its directors, officers, employees and agents (collectively, the "Indemnified Parties"), and hold the Indemnified Parties harmless from any and against all liabilities, losses, actions, suits or proceedings at law or in equity, and any other expenses, fees or charges of any character or nature (whether brought by any Party or third-party), including, without limitation, attorney's fees and expenses, which an Indemnified Party may incur or with which it may be threatened by reason of acting as or on behalf of Escrow Agent under this Agreement or arising out of the existence of the Escrow Account, except to the extent the same shall have been finally adjudicated by a court of competent jurisdiction to have been directly caused by Escrow Agent's gross negligence, fraud or willful misconduct. Escrow Agent shall have a first lien against the Escrow Account to secure the obligations of the parties hereunder. Notwithstanding the foregoing, solely as between the Parties, any indemnity paid to any Indemnified Party hereunder shall be borne solely by Parent. The terms of Sections 3.1 and 3.4 hereto shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.

Section 3.2. Limitation of Liability. THE ESCROW AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED BY A COURT OF COMPETENT JURISDICTION TO HAVE DIRECTLY RESULTED FROM THE ESCROW AGENT'S GROSS NEGLIGENCE, FRAUD OR WILLFUL MISCONDUCT, OR (II) SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

Section 3.3. Resignation or Removal. The Escrow Agent may resign by furnishing written notice of its resignation to the Parties, and the Parties may remove the Escrow Agent by furnishing to the Escrow Agent a joint written notice of its removal along with payment of all fees and expenses to which it is entitled through the date of termination. Such resignation or removal, as the case may be, shall be effective thirty (30) calendar days after the delivery of such notice or upon the earlier appointment of a successor, and the Escrow Agent's sole responsibility thereafter shall be to safely keep the Escrow Fund and to deliver the same to a successor escrow agent as shall be appointed by the Parties, as evidenced by a joint written notice filed with the Escrow Agent or in accordance with a court order. If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) calendar days following the delivery of such notice of resignation or removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor

escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon the Parties.

Section 3.4. Compensation. The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit B, which compensation shall be paid by Parent upon deposit of funds into the Escrow Account. The fee agreed upon for the services rendered hereunder is intended as compensation for the Escrow Agent's services as contemplated by this Escrow Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Escrow Agreement are not fulfilled, or the Escrow Agent renders any service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Escrow Agreement or the subject matter hereof, then the Escrow Agent shall be compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorneys' fees and expenses, occasioned by any such delay, controversy, litigation or event. The Escrow Agent shall have, and is hereby granted, a prior lien upon the Escrow Fund with respect to its unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights, superior to the interests of any other persons or entities and is hereby granted the right to set off and deduct any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from the Escrow Fund.

Section 3.5. Disagreements. If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Escrow Agreement, or the Escrow Agent is in doubt as to the action to be taken hereunder, the Escrow Agent shall be fully protected and may, at its option, retain the Escrow Fund until the Escrow Agent (i) receives a final non-appealable order of a court of competent jurisdiction or a final non-appealable arbitration decision directing delivery of the Escrow Fund, (ii) receives a written agreement executed by each of the parties involved in such disagreement or dispute directing delivery of the Escrow Fund, in which event the Escrow Agent shall be authorized to disburse the Escrow Fund in accordance with such final court order, arbitration decision, or agreement, or (iii) files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Escrow Agent shall be relieved of all liability as to the Escrow Fund and shall be entitled to recover attorneys' fees, expenses and other costs incurred in commencing and maintaining any such interpleader action. The Parties hereto further agree to pursue any redress or recourse in connection with such dispute without making the Escrow Agent a party to the same. The Escrow Agent shall be entitled to act on any such agreement, court order, or arbitration decision without further question, inquiry, or consent.

Section 3.6. Merger or Consolidation. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business

and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act (other than due notice to the Parties).

Section 3.7. Attachment of Escrow Fund; Compliance with Legal Orders. In the event that any Escrow Fund shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Fund, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated. Escrow Agent shall receive and may conclusively rely upon an opinion of counsel to the effect that such order is final, non-appealable and from a court of competent jurisdiction.

Section 3.8. Force Majeure. No party to this Agreement or the Escrow Agent shall be responsible or liable to any other party for any failure or delay in the performance of its obligation under this Escrow Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; pandemic; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

Section 3.9. No Financial Obligation. Escrow Agent shall not be required to use its own funds or otherwise incur any financial liability in the performance of any of its obligations or duties or the exercise of any of its rights or powers, and shall not be required to take any action which, in the Escrow Agent's sole and absolute judgment, could involve it in expense or liability unless furnished with security and indemnity which it deems, in its sole and absolute discretion, to be satisfactory.

ARTICLE 4
MISCELLANEOUS

Section 4.1. Successors and Assigns. This Escrow Agreement shall be binding on and inure to the benefit of the Parties and the Escrow Agent and their respective successors and permitted assigns. No other persons shall have any rights under this Escrow Agreement. No assignment of the interest of any of the Parties shall be binding unless and until written notice of such assignment shall be delivered to the other Party and the Escrow Agent and shall require the prior written consent of the other Party and the Escrow Agent (such consent not to be unreasonably withheld). Notwithstanding anything in the agreement to the contrary, no assignment shall be deemed final until the successor or assignee has completed the requisite Know Your Customer (KYC) information as may be required by the Escrow Agent.

Section 4.2. Definition of Business Day. "Business Day" means any day other than a Saturday, a Sunday or any day on which banking institutions or trust companies are authorized or obligated by law to remain closed.

Section 4.3. Escheat. The Parties are aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state. The Escrow Agent shall have no liability to the Parties, their respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrow Fund escheat by operation of law.

Section 4.4. Notices. All notices, requests, demands, and other communications required under this Escrow Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered (i) by email with a pdf attachment, (ii) by overnight delivery with a reputable national overnight delivery service, or (iii) by mail or by certified mail, return receipt requested, and postage prepaid. If any notice is mailed, it shall be deemed given five business days after the date such notice is deposited in the United States mail. If notice is given to a party, it shall be given at the address for such party set forth below. It shall be the responsibility of the Parties to notify the Escrow Agent and the other Party in writing of any name or address changes. In the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by the Escrow Agent.

If to Parent:

[PARENT]
9 Deer Park Drive, Suite K-1
Monmouth Junction, NJ 08852, USA
Attention: Ken Berlin
E-Mail: [•]

with a copy (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, NY 10178
Attention: Robert W. Dickey
Email: robert.dickey@morganlewis.com

with a copy (which shall not constitute notice) to:

Meitar | Law Offices
16 Abba Hillel Rd.
Ramat Gan 5250608, Israel
Attention: Haim Gueta, Adv., Shachar Hadar, Adv.
Email: haimg@meitar.com, shacharh@meitar.com

If to Company:

Biosight Ltd.
3 Hayarden St., Airport City
P.O.B 1083
Lod 7019802
Israel
Attention: Ruth Ben Yakar
E-Mail: [•]

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP
630 Eighth Avenue
New York, NY 10018
Telephone No.: +1 212 459 7269
Attention: Mayan Katz
E-Mail: mkatz@goodwinlaw.com

with a copy (which shall not constitute notice) to:

Horn & Co. Law Offices
Amot Investments Tower, 24th Floor
2 Weizmann St., Tel-Aviv, 6423902, Israel
Telephone No.: +972-3-637 8200
Attention: Adv. Yuval Horn
E-Mail: yhorn@hornlaw.co.il

If to the Escrow Agent:

Wilmington Trust, National Association
50 South 6th Street, Suite 1290
Minneapolis, MN 55402
Attn: David Sabbann
Email: dsabbann@wilmingtontrust.com

Section 4.5. Governing Law. The rights and obligations of the parties shall be governed by, and this Escrow Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of Delaware excluding its conflict of laws rules to the extent such rules would apply the law of another jurisdiction. The parties hereby (i) irrevocably submit to the exclusive jurisdiction of any federal or state court sitting in the County of New Castle, Wilmington, DE, (ii) waive any objection to laying of venue in any suit, action or proceeding arising out of this Escrow Agreement in such courts, and (iii) waive any objection that such courts are an inconvenient forum or do not have jurisdiction over any party.

Section 4.6. Entire Agreement. This Escrow Agreement sets forth the entire agreement and understanding of the parties related to the Escrow Fund and supersedes all prior agreements and understandings, oral or written. In the event of any direct conflict of the terms of this Escrow Agreement with the terms of the Definitive Agreement, as with respect to the rights of Parent and Company, the terms of the Definitive Agreement shall control and prevail provided, in no event shall the Escrow Agent be bound by the terms of the Definitive Agreement. This Escrow Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies.

Section 4.7. Amendment. This Escrow Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by the Parties and the Escrow Agent. All fees, costs and expenses (including reasonable attorneys' fees, costs and expenses) incurred in connection with any amendment, modification or supplement shall be payable, jointly and severally, by the Parties.

Section 4.8. Waivers. The failure of any party to this Escrow Agreement at any time or times to require performance of any provision under this Escrow Agreement shall in no manner affect the right at a later time to enforce the same performance. A waiver by any party to this Escrow Agreement of any such condition or breach of any term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Escrow Agreement.

Section 4.9. Severability. If a court of competent jurisdiction declares any provision hereof invalid, it will be ineffective only to the extent of such invalidity, so that the remainder of the provision and this Agreement will continue in full force and effect.

Section 4.10. Electronic Signatures, Counterparts. This Escrow Agreement and related notices, demands and other communications related thereto may be executed by the parties hereto individually or in any number of combinations, in one or more counterparts (including by means of electronically signed, telecopied or PDF signature pages), each of which shall be an original and all of which shall together constitute one and the same agreement.

Section 4.11. Waiver of Jury Trial. **EACH OF THE PARTIES HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LITIGATION RELATING TO OR ARISING OUT OF THIS ESCROW AGREEMENT.**

[The remainder of this page left intentionally blank.]

IN WITNESS WHEREOF, this Escrow Agreement has been duly executed as of the date first written above.

Ayala Pharmaceuticals Inc.

By: ____________________________

Name: ____________________________

Title: ____________________________

BioSight Ltd.

By: ____________________________

Name: Pini Orbach

Title: Chairman of the Board

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Escrow Agent

By: ____________________________

Name: ____________________________

Title: ____________________________

Schedule I

Wire Transfer Instructions

Parent

Bank Name:
ABA Number:
Account Name:
Account Number:

Company

Bank Name:
ABA Number:
Account Name:
Account Number:

EXHIBIT A-1

CERTIFICATE AS TO AUTHORIZED REPRESENTATIVES
OF PARENT

[______________] ("Parent") hereby designates each of the following persons as its Authorized Representatives for purposes of this Agreement, and confirms that the title, contact information and specimen signature of each such person as set forth below is true and correct. Each such Authorized Representative is authorized to initiate and approve transactions of all types for the Escrow Account[s] established under the Agreement to which this Exhibit A-1 is attached, on behalf of Parent.

Name (print):	
Specimen Signature:	
Title:	
Telephone Number (required): *If more than one, list all applicable telephone numbers.*	Office: Cell:
E-mail (required): *If more than one, list all applicable email addresses.*	Email 1: Email 2:

Name (print):	
Specimen Signature:	
Title:	
Telephone Number (required): *If more than one, list all applicable telephone numbers.*	Office: Cell:
E-mail (required): *If more than one, list all applicable email addresses.*	Email 1: Email 2:

Name (print):	
Specimen Signature:	
Title:	

Telephone Number (required): *If more than one, list all applicable telephone numbers.*	Office: Cell:
E-mail (required): *If more than one, list all applicable email addresses.*	Email 1: Email 2:

COMPLETE BELOW TO UPDATE EXHIBIT A-1

If Parent wishes to update this Exhibit A-1, Parent must complete, sign and send to Escrow Agent an updated copy of this Exhibit A-1 with such changes. Any updated Exhibit A-1 shall be effective once signed by Parent and Escrow Agent and shall entirely supersede and replace any prior Exhibit A-1 to this Agreement.

[______________________________________]

By:__________________________
Name:
Title:
Date:

WILMINGTON TRUST, NATIONAL ASSOCIATION (as Escrow Agent)

By:__________________________
Name:
Title:
Date:

EXHIBIT A-2

CERTIFICATE AS TO AUTHORIZED REPRESENTATIVES OF THE COMPANY

[______________________] (the "Company") designates each of the following persons as its Authorized Representatives for purposes of this Agreement, and confirms that the title, contact information and specimen signature of each such person as set forth below is true and correct. Each such Authorized Representative is authorized to initiate and approve transactions of all types for the Escrow Account[s] established under the Agreement to which this Exhibit A-2 is attached, on behalf of the Company.

Name (print):	
Specimen Signature:	
Title:	
Telephone Number (required): *If more than one, list all applicable telephone numbers.*	Office: Cell:
E-mail (required): *If more than one, list all applicable email addresses.*	Email 1: Email 2:

Name (print):	
Specimen Signature:	
Title:	
Telephone Number (required): *If more than one, list all applicable telephone numbers.*	Office: Cell:
E-mail (required): *If more than one, list all applicable email addresses.*	Email 1: Email 2:

Name (print):	
Specimen Signature:	

Title:	
Telephone Number (required): *If more than one, list all applicable telephone numbers.*	Office: Cell:
E-mail (required): *If more than one, list all applicable email addresses.*	Email 1: Email 2:

COMPLETE BELOW TO UPDATE EXHIBIT A-2

If Company wishes to update this Exhibit A-2, Company must complete, sign and send to Escrow Agent an updated copy of this Exhibit A-2 with such changes. Any updated Exhibit A-2 shall be effective once signed by Company and Escrow Agent and shall entirely supersede and replace any prior Exhibit A-2 to this Agreement.

[____________________________________]

By:_________________________

Name:

Title:

Date:

WILMINGTON TRUST, NATIONAL ASSOCIATION (as Escrow Agent)

By:_________________________

Name:

Title:

Date:

Exhibit B

Fees of Escrow Agent

Acceptance Fee: **WAIVED**

Initial Fees as they relate to Wilmington Trust acting in the capacity of Escrow Agent – includes review of the Escrow Agreement; acceptance of the Escrow appointment; setting up of Escrow Account(s) and accounting records; and coordination of receipt of funds for deposit to the Escrow Account(s).

Escrow Agent Administration Fee (One-time): **$3,500**

For ordinary administrative services by Escrow Agent – includes daily routine account management; investment transactions; cash transaction processing (including wire and check processing); monitoring claim notices pursuant to the agreement; disbursement of funds in accordance with the agreement; and mailing of trust account statements to all applicable parties. Tax reporting is included. **Administration Fee payable at time of Escrow Agreement execution.**

Wilmington Trust's fee is based on the following assumptions:

- Number of Escrow Accounts to be established: Two (2)

Out-of-Pocket Expenses: **Billed At Cost**

EXHIBIT F

PARENT BOARD RESOLUTIONS

RESOLVED, that effective as of immediately following the Closing, the [resignation/removal] of Samir N. Khleif as a director of Parent be, and hereby is, duly authorized and approved.

RESOLVED, that effective as of immediately following the Closing, each of Pini Orbach, Yubal Cabilly and [•] be, and hereby is, duly appointed to the Board of Directors of Parent as a director of Parent, with each director holding office from and after the Effective Time until the earliest of the appointment of his or her respective duly elected and qualified successor, his or her resignation or his or her proper removal.

RESOLVED, that, effective as of immediately following the Closing, after giving effect to the foregoing resolutions, the Board of Directors of Parent shall consist of the following directors:

Name
Kenneth A. Berlin
Dr. Robert Spiegel
Dr. David Sidransky
Murray A. Goldberg
Roni A. Appel
Pini Orbach
Yuval Cabilly
Vered Bisker-Leib
[•]

Schedule 1.5(c)

Form of Waivers of Options under the Company's Employee Plan

<u>IRREVOCABLE WAIVER ("WAIVER")</u>

WHEREAS, BioSight Ltd. (the "Company") intends to enter into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") with a certain publicly traded Delaware corporation ("Parent");

WHEREAS, In accordance with Section 4.3 of the Company's 2009 Israeli Share Option Plan, on July 10, 2023, the Company's board of directors resolved that upon and subject to the closing of the Merger Agreement (the "Merger Closing Date"), any option to purchase shares of the Company (whether vested or unvested), that will not have been exercised until the Merger Closing Date, shall expire and shall become of no force and effect as of immediately prior to the Merger Closing Date; and

WHEREAS, The undersigned agrees to waive her rights in relation to her options in the Company and does not have any claims against the Company in connection with the foregoing;

NOW THEREFORE, the undersigned, on behalf of the undersigned and on behalf of the undersigned's heirs, successors and assigns, hereby irrevocably represents, acknowledges, waives and undertakes as follows:

1. The undersigned confirms and warrants that she holds options to purchase 134,171 Ordinary Shares of the Company (the "Options") issued under 102 Capital Gains Option agreements executed on December 5, 2017, April 16, 2020, June 14, 2020, December 1, 2020, and April 2, 2022 (the "Option Agreements").

2. The undersigned hereby agrees that the Option Agreements shall automatically terminate, and any unexercised or unvested portion of the Options granted thereunder, shall automatically be cancelled, terminated, and of no further force or effect, effective as of immediately prior to the Merger Closing Date, and that neither the undersigned nor any of her heirs, successors, assignees or anyone on her or their behalf shall have any further rights with respect to, and that neither the Company, Parent, Merger Sub or any of their respective Affiliates (as defined below) have any obligations or commitments to the undersigned or any Affiliate thereof in connection with, the Option Agreements, the Options, or any Company Ordinary Shares that could have been purchased upon exercise of the Options under the Option Agreements.

3. The undersigned hereby represents that it does not intend to exercise the Options under the Option Agreements, in whole or in part, nor transfer or assign the Options or the Option Agreements or any portion thereof.

4. Effective as of the Merger Closing Date, the undersigned, for the undersigned and on behalf of the undersigned's successors and assigns, does hereby unconditionally and irrevocably compromise, settle, remise, acquit and fully and forever release and discharge the Company, Parent and their respective past, present and future affiliates (including Merger Sub and the Surviving Company as such terms are defined under the Merger Agreement) and each of their respective successors, assigns, parents, divisions, subsidiaries, and affiliates, and their present and former shareholders, officers, directors, employees, agents, representatives or anyone else acting on its or their behalf (collectively "Affiliates") (collectively, the "Released Parties") from any and all claims, counterclaims, set-offs, debts, demands, chooses in action, obligations, remedies, suits, damages and liabilities in connection with any rights to acquire securities of the Company pursuant to the Option Agreements, the Options and the Ordinary Shares of the Company issuable thereunder (collectively, the "Releaser's Claims"), whether now known or unknown or suspected or claimed, whether arising under common law, in equity or under statute, which the undersigned or the undersigned's successors or assigns ever had, now have, or in the future may claim to have against the Released Parties and which may have arisen at any time on or prior to Merger Closing Date.

5. The undersigned covenants and agrees not to commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against the Released Parties any action or other proceeding based on any of the released Releaser's Claims which may have arisen at any time on or prior to the Merger Closing Date.

6. The undersigned agrees that it will perform all such further acts and execute and deliver all such further documents as may be reasonably required in connection with the consummation of the transactions contemplated hereby in accordance with the terms of this Waiver.

7. The undersigned acknowledges that this Waiver affects the Company's undertakings towards third parties.

8. This Waiver is irrevocable and shall remain in force even following the death or bankruptcy of the undersigned, and will obligate the undersigned's successors, assigns, heirs, personal representatives, custodians, and executors of the undersigned's will, as applicable, as if same had executed this Waiver.

[Signature Page for Waiver]

IN WITNESS WHEREOF, the undersigned has executed this Irrevocable Waiver, effective as of the date below.

Name: Dr. Ruth Ben Yakar

Title: CEO

Signature: ___________________

Date: ___________________

IRREVOCABLE WAIVER ("WAIVER")

WHEREAS, Biosight Ltd. (the "Company") intends to enter into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") with a certain publicly traded Delaware corporation ("Parent");

WHEREAS, In accordance with Section 4.3 of the Company's 2009 Israeli Share Option Plan, on July 10, 2023, the Company's board of directors resolved that upon and subject to the closing of the Merger Agreement (the "Merger Closing Date"), any option to purchase shares of the Company (whether vested or unvested), that will not have been exercised until the Merger Closing Date, shall expire and shall become of no force and effect as of immediately prior to the Merger Closing Date; and

WHEREAS, The undersigned agrees to waive his rights in relation to his options in the Company and does not have any claims against the Company in connection with the foregoing;

NOW THEREFORE, the undersigned, on behalf of the undersigned and on behalf of the undersigned's heirs, successors and assigns, hereby irrevocably represents, acknowledges, waives and undertakes as follows:

1. The undersigned confirms and warrants that he holds options to purchase 94,523 Ordinary Shares of the Company (the "Options") issued under 102 Capital Gains Option agreements executed on April 16, 2019, April 16, 2020, June 14, 2020, December 1, 2020, and February 10, 2022 (the "Option Agreements"), and that such Options represent the only share capital of the Company or any right thereto that is held by or promised to the undersigned, or to which the undersigned is or may anytime hereafter be entitled.

2. The undersigned hereby agrees that the Option Agreements shall automatically terminate, and any unexercised or unvested portion of the Options granted thereunder, shall automatically be cancelled, terminated, and of no further force or effect, effective as of immediately prior to the Merger Closing Date, and that neither the undersigned nor any of his heirs, successors, assignees or anyone on his or their behalf shall have any further rights with respect to, and that neither the Company, Parent, Merger Sub or any of their respective Affiliates (as defined below) have any obligations or commitments to the undersigned or any Affiliate thereof in connection with, the Option Agreements, the Options, or any Company Ordinary Shares that could have been purchased upon exercise of the Options under the Option Agreements.

3. The undersigned hereby represents that it does not intend to exercise the Options under the Option Agreements, in whole or in part, nor transfer or assign the Options or the Option Agreements or any portion thereof.

4. Effective as of the Merger Closing Date, the undersigned, for the undersigned and on behalf of the undersigned's successors and assigns, does hereby unconditionally and irrevocably compromise, settle, remise, acquit and fully and forever release and discharge the Company, Parent and their respective past, present and future affiliates (including Merger Sub and the Surviving Company as such terms are defined under the Merger Agreement) and each of their respective successors, assigns, parents, divisions, subsidiaries, and affiliates, and their present and former shareholders, officers, directors, employees, agents, representatives or anyone else acting on its or their behalf (collectively "Affiliates") (collectively, the "Released Parties") from any and all claims, counterclaims, set-offs, debts, demands, chooses in action, obligations, remedies, suits, damages and liabilities in connection with any rights to acquire securities of the Company pursuant to the Option Agreements, the Options and the Ordinary Shares of the Company issuable thereunder (collectively, the "Releaser's Claims"), whether now known or unknown or suspected or claimed, whether arising under common law, in equity or under statute, which the undersigned or the undersigned's successors or assigns ever had, now have, or in the future may claim to have against the Released Parties and which may have arisen at any time on or prior to Merger Closing Date.

5. The undersigned covenants and agrees not to commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against the Released Parties any action or other proceeding based on any

of the released Releaser's Claims which may have arisen at any time on or prior to the Merger Closing Date.

6. The undersigned agrees that it will perform all such further acts and execute and deliver all such further documents as may be reasonably required in connection with the consummation of the transactions contemplated hereby in accordance with the terms of this Waiver.

7. The undersigned acknowledges that this Waiver affects the Company's undertakings towards third parties.

8. This Waiver is irrevocable and shall remain in force even following the death or bankruptcy of the undersigned, and will obligate the undersigned's successors, assigns, heirs, personal representatives, custodians, and executors of the undersigned's will, as applicable, as if same had executed this Waiver.

[Signature Page for Waiver]

IN WITNESS WHEREOF, the undersigned has executed this Irrevocable Waiver, effective as of the date below.

Name: Roy Golan

Title: EVP and CFO

Signature: ___________________

Date: ___________________

Schedule 1.6(f)

Forms of PC Waivers (3 Versions)

IRREVOCABLE WAIVER AND CONSENT ("WAIVER")

WHEREAS, Biosight Ltd. (the "Company") intends to enter into an Agreement and Plan of Merger and Reorganization (the "Agreement") with a certain publicly traded Delaware corporation (the "Parent");

WHEREAS, Pursuant to the Agreement, a wholly-owned subsidiary of the Parent ("Merger Sub") will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of the Parent and the shareholders' shares of the Company shall be exchanged for shares of Common Stock of the Parent (the "Merger");

WHEREAS, In order to induce the Parent and the Merger Sub to enter into the Agreement and to consummate the Merger pursuant thereto, the holders of the Company's Preferred Shares agree to provide the representations, acknowledgements, agreements and undertakings set forth below, and to waive any rights they have or may have for any liquidation or distribution preference, adjustment of conversion price (anti-dilution protections), or any similar priority, adjustment or rights, whether existing under the Articles, any applicable agreement, or otherwise (the "Preferential Rights"), including without limitation under Articles 8.3 and 8.5 of the Second Amended Fourth Amended and Restated Articles of Association of the Company (the "Articles"; capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Articles), as well as certain other rights to which holders of Preferred Shares of the Company are or may be entitled; and

NOW THEREFORE, the undersigned, on behalf of itself and on behalf of its former, current or future affiliates, officers, directors, shareholders, representatives or anyone else acting on its or their behalf (collectively "Affiliates"), hereby irrevocably represents, acknowledges, elects, agrees, undertakes and waives as follows:

1. The undersigned, a holder of issued and outstanding Series C Preferred Shares of the Company and of outstanding warrants to purchase Series C Preferred Shares of the Company (the "Warrants"), hereby irrevocably acknowledges, represents, agrees and confirms that (a) the contemplated Merger does not qualify as a Dilutive Issuance, a Liquidation Event or a Deemed Liquidation Event for any intent or purpose, whether under the Articles, any applicable agreement, or otherwise, and (b) therefore no Preferential Rights will apply to or be triggered by the Merger or any of the transactions contemplated in connection therewith, and further waives any claims or rights it or any of its Affiliates may have, now or in the future against the Company, Parent, Merger Sub, or any of their respective Affiliates in connection with: (i) the eligibility (or the lack thereof) of the undersigned to any Preferential Rights in connection with the Merger, whether under the Articles, any agreement to which the undersigned is a party, or otherwise, and (ii) the fact that the Merger shall not constitute a Dilutive Issuance, a Liquidation Event or a Deemed Liquidation Event, whether pursuant to or for purpose of the Articles, including without limitation Articles 8.3.2 or 8.5 thereof, any agreement to which the undersigned is a party, or otherwise, and (iii) any of the other matters contemplated in or referred to in this Irrevocable Waiver and Consent.

2. Further, the undersigned hereby agrees and represents that, to the extent that the Merger or any transaction contemplated in connection therewith would have constituted, or shall be claimed or determined as constituting a Dilutive Issuance, a Liquidation Event or a Deemed Liquidation Event, the undersigned nevertheless hereby irrevocably waives the Preferential Rights (to the extent that it is entitled to such) in connection therewith.

3. The undersigned further agrees that this Waiver shall also constitute an irrevocable waiver by the undersigned pursuant to Articles, 8.3.1, 8.3.2.1 and 8.5 of the Articles in connection with the definition of the Merger and any transaction contemplated in connection therewith as a Dilutive Issuance, a Liquidation Event or a Deemed Liquidation Event, and in connection with the entitlement of the undersigned or any other party to Preferential Rights.

4. The undersigned hereby represents and warrants that, subject to and contingent upon the closing of the Merger, any Warrants held by the undersigned which have not been exercised prior to the closing of the Merger, shall expire, lapse and become of no force or effect, effective as of immediately prior to such closing.

5. The undersigned acknowledges that: (i) soon after the Merger or concurrently therewith, the Parent, with or without the assistance of the Company, may raise funds in consideration for the issuance of Parent shares and/or warrants to purchase Parent shares, which funds may be invested in Parent by existing shareholders of the Parent and/or of the Company, or by third parties (the "Concurrent Financing"); and (ii) the shares and warrants issued as part of the Concurrent Financing are expected to dilute the holdings of the shareholders of the Company in the Parent, such that the shares of Parent that shall be issued to the shareholders of the Company upon the Merger in exchange for the shares of the Company that were issued and outstanding immediately prior to the Merger, shall constitute less than 50% of the issued and outstanding capital stock of (and of the voting power in) the Parent following consummation of the Concurrent Financing (the "Concurrent Dilution"). The undersigned irrevocably agrees that: (A) the shares and warrants issued as part of the Concurrent Financing and the Concurrent Dilution are separate from, and shall not be deemed as part of, the Merger for any intent or purpose under the Articles, including without limitation for the purpose of determination of the occurrence of a Dilutive Issuance, a Liquidation Event or a

Deemed Liquidation Event; and (B) the undersigned's representations, waivers and undertakings contained herein, including the waivers set forth in Sections 1 through 4 above, shall not be affected by the Concurrent Financing and/or Concurrent Dilution or by the results or consequences thereof.

6. The undersigned irrevocably agrees that, upon and subject to the closing of the Merger, the Amended and Restated Investors' Rights Agreement of the Company to which the undersigned is a party (including any joinder, amendment or addendum thereto) shall terminate and shall have no further force or effect.

7. The undersigned acknowledges that this Waiver affects the Company's undertakings towards third parties.

8. This Waiver is irrevocable and shall remain in force even following the death, dissolution or bankruptcy of the undersigned, as applicable, and will obligate the undersigned's successors, assigns, heirs, personal representatives, custodians, and executors of the undersigned's will, as applicable, as if same had executed this Waiver.

[Signature Page for Waiver]

IN WITNESS WHEREOF, the undersigned has executed this Irrevocable Waiver and Consent, effective as of the date below.

Name: ___________________

Title: ___________________

Signature: ___________________

Date: ___________________

IRREVOCABLE WAIVER AND CONSENT ("WAIVER")

WHEREAS, Biosight Ltd. (the "Company") intends to enter into an Agreement and Plan of Merger and Reorganization (the "Agreement") with a certain publicly traded Delaware corporation (the "Parent");

WHEREAS, Pursuant to the Agreement, a wholly-owned subsidiary of the Parent ("Merger Sub") will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of the Parent and the shareholders' shares of the Company shall be exchanged for shares of Common Stock of the Parent (the "Merger");

WHEREAS, In order to induce the Parent and the Merger Sub to enter into the Agreement and to consummate the Merger pursuant thereto, the holders of the Company's Preferred Shares agree to provide the representations, acknowledgements, agreements and undertakings set forth below, and to waive any rights they have or may have for any liquidation or distribution preference , adjustment of conversion price (anti-dilution protections) or any similar priority, adjustment or rights, whether existing under the Articles, any applicable agreement, or otherwise (the "Preferential Rights"), including without limitation under Articles 8.3 and 8.5 of the Second Amended Fourth Amended and Restated Articles of Association of the Company (the "Articles"; capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Articles), as well as certain other rights to which holders of Preferred Shares of the Company are or may be entitled; and

NOW THEREFORE, the undersigned, on behalf of itself and on behalf of its former, current or future affiliates, officers, directors, shareholders, representatives or anyone else acting on its or their behalf (collectively "Affiliates"), hereby irrevocably represents, acknowledges, elects, agrees, undertakes and waives as follows:

1. The undersigned, a holder of issued and outstanding Series C Preferred Shares of the Company, hereby irrevocably acknowledges, represents, agrees and confirms that (a) the contemplated Merger does not qualify as a Dilutive Issuance, Liquidation Event or a Deemed Liquidation Event for any intent or purpose, whether under the Articles, any applicable agreement, or otherwise, and (b) therefore no Preferential Rights will apply to or be triggered by the Merger or any of the transactions contemplated in connection therewith, and further waives any claims or rights it or any of its Affiliates may have, now or in the future against the Company, Parent, Merger Sub, or any of their respective Affiliates in connection with: (i) the eligibility (or the lack thereof) of the undersigned to any Preferential Rights in connection with the Merger, whether under the Articles, any agreement to which the undersigned is a party, or otherwise, and (ii) the fact that the Merger shall not constitute a Dilutive Issuance, a Liquidation Event or a Deemed Liquidation Event, whether pursuant to or for purpose of the Articles, including without limitation Articles 8.3.2 or 8.5 thereof, any agreement to which the undersigned is a party, or otherwise, and (iii) any of the other matters contemplated in or referred to in this Irrevocable Waiver and Consent.

2. Further, the undersigned hereby agrees and represents that, to the extent that the Merger or any transaction contemplated in connection therewith would have constituted, or shall be claimed or determined as constituting a Dilutive Issuance, a Liquidation Event or a Deemed Liquidation Event, the undersigned nevertheless hereby irrevocably waives the Preferential Rights (to the extent that it is entitled to such) in connection therewith.

3. The undersigned further agrees that this Waiver shall also constitute an irrevocable waiver by the undersigned pursuant to Articles 8.3.1, 8.3.2.1 and 8.5 of the Articles in connection with the definition of the Merger and any transaction contemplated in connection therewith as a Dilutive Issuance, a Liquidation Event or a Deemed Liquidation Event, and in connection with the entitlement of the undersigned or any other party to Preferential Rights.

4. The undersigned acknowledges that: (i) soon after the Merger or concurrently therewith, the Parent, with or without the assistance of the Company, may raise funds in consideration for the issuance of Parent shares and/or warrants to purchase Parent shares, which funds may be invested in Parent by existing shareholders of the Parent and/or of the Company, or by third parties (the "Concurrent Financing"); and (ii) the shares and warrants issued as part of the Concurrent Financing are expected to dilute the holdings of the shareholders of the Company in the Parent, such that the shares of Parent that shall be issued to the shareholders of the Company upon the Merger in exchange for the shares of the Company that were issued and outstanding immediately prior to the Merger, shall constitute less than 50% of the issued and outstanding capital stock of (and of the voting power in) the Parent following consummation of the Concurrent Financing (the "Concurrent Dilution"). The undersigned irrevocably agrees that: (A) the shares and warrants issued as part of the Concurrent Financing and the Concurrent Dilution are separate from, and shall not be deemed as part of, the Merger for any intent or purpose under the Articles, including without limitation for the purpose of determination of the occurrence of a Dilutive Issuance, a Liquidation Event or a Deemed Liquidation Event; and (B) the undersigned's representations, waivers and undertakings contained herein, including the waivers set forth in Sections 1 through 3 above, shall not be affected by the Concurrent Financing and/or Concurrent Dilution or by the results or consequences thereof.

5. The undersigned irrevocably agrees that, upon and subject to the closing of the Merger, the Amended and Restated Investors' Rights Agreement of the Company to which the undersigned is a party (including any joinder, amendment or addendum thereto) shall terminate and shall have no further force or effect.

6. The undersigned acknowledges that this Waiver affects the Company's undertakings towards third parties.

7. This Waiver is irrevocable and shall remain in force even following the death, dissolution or bankruptcy of the undersigned, as applicable, and will obligate the undersigned's successors, assigns, heirs, personal representatives, custodians, and executors of the undersigned's will, as applicable, as if same had executed this Waiver.

[Signature Page for Waiver]

IN WITNESS WHEREOF, the undersigned has executed this Irrevocable Waiver and Consent, effective as of the date below.

Name: __________________

Title: __________________

Signature: __________________

Date: __________________

IRREVOCABLE WAIVER AND CONSENT ("WAIVER")

WHEREAS, Biosight Ltd. (the "Company") intends to enter into an Agreement and Plan of Merger and Reorganization (the "Agreement") with a certain publicly traded Delaware corporation (the "Parent");

WHEREAS, Pursuant to the Agreement, a wholly-owned subsidiary of the Parent ("Merger Sub") will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of the Parent and the shareholders' shares of the Company shall be exchanged for shares of Common Stock of the Parent (the "Merger");

WHEREAS, In order to induce the Parent and the Merger Sub to enter into the Agreement and to consummate the Merger pursuant thereto, the holders of the Company's Preferred Shares agree to provide the representations, acknowledgements, agreements and undertakings set forth below, and to waive any rights they have or may have for any liquidation or distribution preference, adjustment of conversion price (anti-dilution protections) or any similar priority, adjustment or rights, whether existing under the Articles, any applicable agreement, or otherwise (the "Preferential Rights"), including without limitation under Articles 8.3 and 8.5 of the Second Amended Fourth Amended and Restated Articles of Association of the Company (the "Articles"; capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Articles), as well as certain other rights to which holders of Preferred Shares of the Company are or may be entitled; and

NOW THEREFORE, the undersigned, on behalf of itself and on behalf of its former, current or future affiliates, officers, directors, shareholders, representatives or anyone else acting on its or their behalf (collectively "Affiliates"), hereby irrevocably represents, acknowledges, elects, agrees, undertakes and waives as follows:

1. The undersigned, a holder of issued and outstanding Series C Preferred Shares of the Company, hereby irrevocably acknowledges, represents, agrees and confirms that (a) the contemplated Merger does not qualify as a Dilutive Issuance, Liquidation Event or a Deemed Liquidation Event for any intent or purpose, whether under the Articles, any applicable agreement, or otherwise, and (b) therefore no Preferential Rights will apply to or be triggered by the Merger or any of the transactions contemplated in connection therewith, and further waives any claims or rights it or any of its Affiliates may have, now or in the future against the Company, Parent, Merger Sub, or any of their respective Affiliates in connection with: (i) the eligibility (or the lack thereof) of the undersigned to any Preferential Rights in connection with the Merger, whether under the Articles, any agreement to which the undersigned is a party, or otherwise, and (ii) the fact that the Merger shall not constitute a Dilutive Issuance, a Liquidation Event or a Deemed Liquidation Event, whether pursuant to or for purpose of the Articles, including without limitation Articles 8.3.2 or 8.5 thereof, any agreement to which the undersigned is a party, or otherwise, and (iii) any of the other matters contemplated in or referred to in this Irrevocable Waiver and Consent.

2. Further, the undersigned hereby agrees and represents that, to the extent that the Merger or any transaction contemplated in connection therewith would have constituted, or shall be claimed or determined as constituting a Dilutive Issuance, a Liquidation Event or a Deemed Liquidation Event, the undersigned nevertheless hereby irrevocably waives the Preferential Rights (to the extent that it is entitled to such) in connection therewith.

3. The undersigned further agrees that this Waiver shall also constitute an irrevocable waiver by the undersigned pursuant to Articles 8.3.1and 8.5 and Article 8.3.2.1 of the Articles in connection with the definition of the Merger and any transaction contemplated in connection therewith as a Dilutive Issuance, a Liquidation Event or a Deemed Liquidation Event, and in connection with the entitlement of the undersigned or any other party to Preferential Rights.

4. The undersigned hereby represents and warrants that, subject to and contingent upon the closing of the Merger: (i) the Side Letter between the Company and the undersigned dated December 1, 2020 (the "Side Letter") shall terminate and shall have no further force and effect; and (ii) the provisions of Section 13 ("*Distribution in Kind*") of the Side Letter shall not apply in connection with the Merger or any of the transactions contemplated in connection therewith.

5. The undersigned acknowledges that: (i) soon after the Merger or concurrently therewith, the Parent, with or without the assistance of the Company, may raise funds in consideration for the issuance of Parent shares and/or warrants to purchase Parent shares, which funds may be invested in Parent by existing shareholders of the Parent and/or of the Company, or by third parties (the "Concurrent Financing"); and (ii) the shares and warrants issued as part of the Concurrent Financing are expected to dilute the holdings of the shareholders of the Company in the Parent, such that the shares of Parent that shall be issued to the shareholders of the Company upon the Merger in exchange for the shares of the Company that were issued and outstanding immediately prior to the Merger, shall constitute less than 50% of the issued and outstanding capital stock of (and of the voting power in) the Parent following consummation of the Concurrent Financing (the "Concurrent Dilution"). The undersigned irrevocably agrees that: (A) the shares and warrants issued as part of the Concurrent Financing and the Concurrent Dilution are separate from, and shall not be deemed as part of, the Merger for any intent or purpose under the Articles, including without

limitation for the purpose of determination of the occurrence of a Dilutive Issuance, a Liquidation Event or a Deemed Liquidation Event; and (B) the undersigned's representations, waivers and undertakings contained herein, including the waivers set forth in Sections 1 through 4 above, shall not be affected by the Concurrent Financing and/or Concurrent Dilution or by the results or consequences thereof.

6. The undersigned irrevocably agrees that, upon and subject to the closing of the Merger, the Amended and Restated Investors' Rights Agreement of the Company to which the undersigned is a party (including any joinder, amendment or addendum thereto) shall terminate and shall have no further force or effect.

7. The undersigned acknowledges that this Waiver affects the Company's undertakings towards third parties.

8. This Waiver is irrevocable and shall remain in force even following the death, dissolution or bankruptcy of the undersigned, as applicable, and will obligate the undersigned's successors, assigns, heirs, personal representatives, custodians, and executors of the undersigned's will, as applicable, as if same had executed this Waiver.

[Signature Page for Waiver]

IN WITNESS WHEREOF, the undersigned has executed this Irrevocable Waiver and Consent, effective as of the date below.

Name: ____________________

Title: ____________________

Signature: ____________________

Date: ____________________